UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Steven Madden, Ltd.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

STEVEN MADDEN, LTD.

52-16 Barnett Avenue

Long Island City, New York 11104

April ●, 2024

DEAR STOCKHOLDERS,

2023 was a challenging year for Steve Madden, as our wholesale customers took a cautious approach to orders and consumers pulled back on discretionary spending. For the year, our revenue declined 7% to $2.0 billion, and Adjusted diluted EPS decreased 12% to $2.45. While our financial performance was not up to our standards, we drove sequential improvement each quarter throughout the year in both revenue and earnings compared to the prior year, and we took important steps to position Steve Madden for long-term success. Despite the headwinds, our team remained focused on executing our strategy for long-term growth, the foundation of which is driving closer connections with consumers through the combination of consistently trend-right product assortments and effective consumer engagement, thereby enabling success with our four key long-term business drivers, outlined below.

GROWING OUR INTERNATIONAL BUSINESS

Our international business has been the fastest-growing part of our company over the last several years, and the momentum continued in 2023 despite the challenging macro environment. International revenue grew 11% to $381 million, or 19% of total revenue. The EMEA region was a standout, with revenue increasing 24% compared to 2022 driven by strong growth in Europe, South Africa and our new Middle East joint venture. We also saw exceptional performance in Mexico, with revenue increasing 36% as we capitalized on our market-leading position there.

EXPANDING OUTSIDE OF FOOTWEAR

Expanding our business in categories outside of footwear like accessories and apparel is another of our key growth initiatives. In 2023, our overall accessories and apparel revenue increased 10% compared to 2022, or 1% excluding our new acquisition Almost Famous. Our Steve Madden handbag business was the highlight, with revenue increasing 37% including strong growth in both wholesale and direct-to-consumer channels and both domestic and international markets. We also broadened our footprint outside of footwear with the acquisition of Almost Famous, a designer and marketer of women’s apparel. Almost Famous’ core expertise is in the junior apparel category and in value-priced distribution channels, making it a strong complement to our existing Steve Madden apparel business, which is focused on contemporary styling and is primarily distributed in department stores and e-commerce retailers. We intend to utilize the Almost Famous platform to introduce Madden Girl apparel and grow Madden NYC apparel. This will enable us to implement in apparel the strategy that has been successful for us in footwear and accessories, which is to utilize the Steve Madden brand portfolio – including Steve Madden, Madden Girl and Madden NYC – to reach customers in all tiers of distribution from premium channels through mass.

DRIVING DIRECT-TO-CONSUMER LED BY DIGITAL

Our third key business driver is driving our direct-to-consumer business, led by digital. After strong growth in this business in 2021 and 2022, our DTC revenue declined 3% in 2023. If we compare to pre-COVID 2019, however, our DTC business is up nearly 60% in revenue and nearly 200% in operating profit. We expect to return to year-over-year growth in this business in 2024, and going forward, continuing to drive expansion in DTC channels will remain a top priority.

STRENGTHENING OUR CORE U.S. WHOLESALE FOOTWEAR BUSINESS

Our final key long-term business driver is strengthening our core U.S. wholesale footwear business. 2023 was a uniquely challenging year in the U.S. wholesale footwear channel, as many of our customers entered the year with excess inventory and reduced orders significantly in efforts to right-size inventory levels. After a steep revenue decline in the first half, the trend in this business improved significantly in the back half. Looking ahead, inventories in the channel are much healthier than they were a year ago, and we are positioned to return to year-over-year revenue growth in this business beginning in Spring 2024.

RETURNING CAPITAL TO STOCKHOLDERS

At Steve Madden, we have a long history of consistently returning capital to stockholders. In 2023, we utilized our strong balance sheet and robust free cash flow to repurchase $142 million in stock and pay $63 million in dividends. Since 2013, we have returned approximately $1.5 billion to stockholders in the form of share repurchases and dividends.

ADVANCING OUR CORPORATE SOCIAL RESPONSIBILITY GOALS

We also continue to make meaningful progress on our corporate social responsibility initiatives, as we work to minimize the negative impacts we have on the environment and maximize the positive impacts we have on our people and our communities. Highlights from 2023 included:

●	receiving approval from the Science-Based Targets initiative for our Scope 1-3 carbon reduction targets;
●	procuring global renewable energy credits with the goal of reducing our absolute Scope 2 emissions by 100%;
●	expanding our offerings of extended sizes and wide calf boots within the Steve Madden and Dolce Vita brands;
●	continuing to support the international humanitarian organization CARE with its Made by Women programs;
●	continuing our multi-year partnership with Howard University through an exclusive retail training boot camp; and
●	presenting a design challenge for Harlem-based designers in partnership with the Harlem Festival of Culture Foundation.

LOOKING FORWARD

Overall, while 2023 was a challenging year, we drove sequential improvement throughout the year and made important progress on the key strategic initiatives that position Steve Madden for long-term growth. As we have moved into 2024, while the operating environment remains choppy, we believe the on-trend product assortments created by Steve and his team have us well-positioned. And looking out further, we are confident that the combination of our strong brands and proven business model will enable us to drive sustainable revenue and earnings growth for years to come.

I’d like to thank our employees for their dedication, our customers for their loyalty, and you, our stockholders, for your support.

Sincerely,

EDWARD ROSENFELD

CHAIRMAN AND CEO

STEVEN MADDEN, LTD.

52-16 Barnett Avenue

Long Island City, New York 11104

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2024

TO THE STOCKHOLDERS:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Steven Madden, Ltd. (the “Company”) will be held on Wednesday, May 22, 2024, at 10:00 a.m. Eastern time in a virtual-only format, for the purposes stated below:

1.	to elect eleven (11) directors to the Board of Directors of the Company;
2.	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.	to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement;
4.	to adopt an Amended and Restated Certificate of Incorporation of the Company to incorporate new Delaware law provisions regarding officer exculpation and to integrate prior amendments;
5.	to approve amendments to the Steven Madden, Ltd. 2019 Incentive Compensation Plan; and
6.	to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only stockholders of record at the close of business on March 28, 2024, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Stockholders who own shares of the Company’s common stock beneficially through a bank, broker or other nominee will also be entitled to attend the Annual Meeting. To participate in the Annual Meeting at www.virtualshareholdermeeting.com/SHOO2024, you must enter the 16-digit control number found on your proxy card or your Notice of Availability of Proxy Materials. Whether or not you plan to attend the Annual Meeting, we urge you to vote in advance of the Annual Meeting by one of the methods described below. If you have voted over the Internet, by phone or by mail before the Annual Meeting, you do not need to vote again. Guests may listen to the Annual Meeting, but are not entitled to participate.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2024: THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, ANNUAL REPORT, ELECTRONIC PROXY CARD AND ANY OTHER MATERIALS CONCERNING THE ANNUAL MEETING, TOGETHER WITH ANY AMENDMENTS TO ANY OF THESE MATERIALS, ARE AVAILABLE ON THE INTERNET AT HTTP://WWW.PROXYVOTE.COM.

April ●, 2024	BY ORDER OF THE BOARD OF DIRECTORS

Long Island City, New York

Lisa Keith
Secretary

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE MARK, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED TO: VOTE PROCESSING, C/O BROADRIDGE, 51 MERCEDES WAY, EDGEWOOD, NEW YORK 11717. ALTERNATIVELY, YOU MAY VOTE YOUR SHARES BY TELEPHONE OR OVER THE INTERNET AS DESCRIBED ON THE ACCOMPANYING PROXY CARD.

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Securities Authorized for Issuance Under Equity Compensation Plans	64
Equity Compensation Plan Information	65
Termination, Change-In-Control and Non-Competition/Non-Solicitation	65
Compensation Committee Report	68
Pay Versus Performance	68

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024	74

AUDIT COMMITTEE REPORT	76

PROPOSAL THREE: NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION	77

PROPOSAL FOUR: ADOPTION OF AN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO INCORPORATE NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION AND TO INTEGRATE PRIOR AMENDMENTS	78

PROPOSAL FIVE: APPROVAL OF AMENDMENTS TO THE STEVEN MADDEN, LTD. 2019 INCENTIVE COMPENSATION PLAN	80

OTHER MATTERS	89

ANNEX A – RECONCILIATION OF ADJUSTED RESULTS (NON-GAAP)	A-1

ANNEX B – PROPOSED AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	B-1

ANNEX C – AMENDMENTS TO THE STEVEN MADDEN, LTD. 2019 INCENTIVE COMPENSATION PLAN	C-1

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this document regarding anticipated financial, business, legal or other outcomes, including business and market conditions, outlook and other similar statements relating to the Company’s future events, developments, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained, and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law.

Our operations are subject to a number of risks and uncertainties including, but not limited to, those risk factors described in our SEC filings. Refer to “Risk Factors” under Item 1.A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for a discussion of additional risk factors and a more complete discussion of some of the cautionary statements noted above. If any of the events described in the risk factors actually occur, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected.

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STEVEN MADDEN, LTD.

52-16 Barnett Avenue

Long Island City, New York 11104

PROXY STATEMENT

GENERAL INFORMATION

The Board of Directors of Steven Madden, Ltd. requests your proxy in connection with the Annual Meeting of Stockholders (the “Annual Meeting”) of Steven Madden, Ltd. (the “Company,” “we,” or “our”). The Annual Meeting will be held on Wednesday, May 22, 2024, at 10:00 a.m. Eastern time in a virtual-only format. Proxies also may be voted at any adjournments or postponements of the Annual Meeting. You will not be able to attend the Annual Meeting physically in person.

On or about April ●, 2024, a notice containing instructions on how to access this Proxy Statement, the accompanying proxy card and related materials online is being mailed to holders of record of our common stock, $0.0001 par value (the “Common Stock”), at the close of business on March 28, 2024 (the “Record Date”). Our Annual Report for the fiscal year ended December 31, 2023 (the “2023 Fiscal Year”), including audited financial statements, is included in the materials that are accessible online. This Proxy Statement contains information about the Annual Meeting as well as information regarding the voting process, director elections, our corporate governance programs, and executive and director compensation, among other things. We recommend that you read all of these materials.

The Annual Meeting has been called to consider and take action on the following proposals:

1.	to elect eleven (11) directors to our Board of Directors to serve until the next annual meeting of our stockholders and until his, her, or their successor is elected and qualified;
2.	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.	to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement;
4.	to adopt an Amended and Restated Certificate of Incorporation of the Company to incorporate new Delaware law provisions regarding officer exculpation and to integrate prior amendments;
5.	to approve amendments to the Steven Madden, Ltd. 2019 Incentive Compensation Plan; and
6.	to transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

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The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the proxy will vote on such other matters or for other nominees for director in accordance with their best judgment. Our Board of Directors recommends that the stockholders vote “FOR” each of the eleven (11) director nominees in Proposal One, and “FOR” Proposals Two, Three, Four and Five. Only holders of record of our Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting.

We are incorporated in the State of Delaware. Our principal executive offices are located at 52-16 Barnett Avenue, Long Island City, New York 11104, and our telephone number is (718) 446-1800.

Notice of Internet Availability of Proxy Materials

Your vote is very important. We continue to take advantage of the Securities and Exchange Commission (the “SEC”) “e-proxy” rules allowing the Company to furnish proxy materials through the Internet for the benefit and convenience of our stockholders. By using the e-proxy rules, we can expedite the receipt by stockholders of proxy materials while lowering the costs and reducing the environmental impact associated with our Annual Meeting. On or about April ●, 2024, we will furnish a Notice of Internet Availability of Proxy Materials (the “Availability Notice”) to most of our stockholders containing instructions on how to access the proxy materials and to vote online. In addition, instructions on how to request a printed copy of these materials will be found on the Availability Notice. If you received an Availability Notice by mail, you will not receive a paper copy of the proxy materials unless you request such materials by following the instructions contained in the Availability Notice.

Whether or not you plan to attend the Annual Meeting virtually, please vote at your earliest convenience by following the instructions in the Availability Notice, the proxy card or voting instruction form you received in the mail. You may revoke your proxy at any time before it is voted. For more information on voting your Common Stock, please refer to the following “Questions and Answers” section.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.	What is included in the proxy materials? What is a proxy statement and what is a proxy?

The proxy materials for our Annual Meeting include the Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2023. If you received a paper copy of these materials, the proxy materials also include a proxy card or voting instruction form.

A proxy is the delegation of your right to vote the Common Stock you own to another person, who is called your proxy. When you designate someone as your proxy in a written document, that document is called a proxy or a proxy card. SEC regulations require that we furnish a proxy statement to you when we ask you to designate a proxy to vote your shares of Common Stock on your behalf. We have designated our officers Edward R. Rosenfeld and Lisa Keith as proxies for the Annual Meeting.

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2.	Who may vote at the Annual Meeting?

Only holders of record of the 73,328,113 shares of our Common Stock outstanding as of the close of business on the Record Date can vote by virtual presence online at or prior to the Annual Meeting. Each of these stockholders has one vote for each share of our Common Stock held on that date.

3.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares were registered as of the Record Date directly in your name with our registrar and transfer agent, American Stock Transfer & Trust Company, then you are a “stockholder of record” with respect to those shares, and in such case, we have provided the Availability Notice directly to you. Upon your request, we will send this Proxy Statement and the accompanying proxy materials directly to you. If your shares were held as of the Record Date in a stock brokerage account or by a bank or nominee, then your shares are held in “street name” and you are considered the “beneficial owner” of those shares. In that case, your broker, bank or other stockholder of record has provided the Availability Notice to you and, upon your request, will provide this Proxy Statement and the accompanying proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other stockholder of record how to vote your shares held in “street name.”

4.	What is considered a quorum to conduct the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary to constitute a quorum for the purpose of transacting business at the Annual Meeting. Under Delaware law, abstentions and broker non-votes as described below are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

5.	What is a “broker non-vote”?

If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee is the record holder; however, the broker, bank or other nominee is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, bank or other nominee, it may, if permitted by the organizations of which it is a member, exercise discretionary voting power to vote your shares. A “broker non-vote” occurs when a broker, bank or other nominee of record holding shares for a beneficial owner has not received voting instructions from the beneficial owner and either chooses not to vote the shares on a particular proposal as to which the holder has discretionary voting power or does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item. Broker non-votes are considered present in determining whether a quorum is present.

If you hold your shares in “street name,” we strongly encourage you to provide instructions regarding the voting of your shares, because your broker, bank or other nominee cannot vote your shares with respect to certain of the proposals being presented at the Annual Meeting without voting instructions from you.

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6.	How many votes do I have? What shares are included on the proxy card?

For each share of Common Stock that you own on the Record Date, you are entitled to one vote on each matter presented at the Annual Meeting.

If you are a record holder, you will receive an Availability Notice or proxy card for all of the shares of Common Stock you hold in certificate form, in book-entry form and in any Company benefit plan. If you are a beneficial owner, you will receive information containing voting instructions from the broker, bank or other nominee through which you own your shares of Common Stock.

7.	How many votes are required to approve each proposal and what is the effect of abstentions and broker non-votes?

Proposal One (Election of Directors): Directors are elected by the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. This means that the director nominees who receive the greatest number of affirmative votes cast are elected as directors, subject to our Director Election (Majority Voting) Policy discussed in Proposal One below.

Proposal Two (Ratification of Appointment of Ernst & Young LLP): The affirmative vote of a majority of the votes cast by the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Proposal Three (Non-Binding Advisory Vote on Executive Compensation): The affirmative vote of a majority of the votes cast by the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as described in this Proxy Statement.

Proposal Four (Adoption of an Amended and Restated Certificate of Incorporation of the Company to incorporate new Delaware law provisions regarding officer exculpation and to integrate prior amendments): The affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting is required to approve and adopt an Amended and Restated Certificate of Incorporation of the Company to incorporate new Delaware law provisions regarding officer exculpation and to integrate prior amendments. Abstentions and broker non-votes will have the same effect as a vote AGAINST the proposal.

Proposal Five (Approval of Amendments to Incentive Compensation Plan): The affirmative vote of a majority of the votes cast by the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve amendments to the Steven Madden, Ltd. 2019 Incentive Compensation Plan.

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Other Matters: If any other matters are presented at the Annual Meeting, they must receive the affirmative vote of a majority of the votes cast by the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter to be approved.

Abstentions and broker non-votes will have no effect on the outcome of each proposal except for Proposal Four but will be treated as present and entitled to vote with respect to each proposal and used for purposes of calculating whether a quorum is present at the Annual Meeting. Abstentions and broker non-votes will have the same effect as a vote “Against” Proposal Four.

Proposal One (Election of Directors) will be decided by a plurality of the votes of the shares represented in person or by proxy and entitled to vote. The approval of each of Proposal Two (Ratification of Ernst & Young LLP), Proposal Three (Non-Binding Advisory Vote on Executive Compensation), and Proposal Five (Approval of Amendments to Incentive Compensation Plan) requires a favorable vote of a majority of the votes cast by the shares present in person or by proxy and entitled to vote on the applicable matter. Proposal Four (Adoption of an Amended and Restated Certificate of Incorporation of the Company to Incorporate New Delaware Law Provisions Regarding Officer Exculpation and to Integrate Prior Amendments) requires the approval of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting. As noted above, abstentions and broker-non votes will have no effect on the outcome of each proposal except Proposal Four, and abstentions and broker non-votes will have the same effect as a vote “Against” Proposal Four.

If you do not provide your broker, bank or other nominee with instructions on how to vote your shares held in “street name,” your broker, bank or other nominee will not be permitted to vote your shares on non-routine matters, and your shares will not affect the outcome of proposals concerning non-routine matters. Proposal Two is considered a routine matter under applicable rules. Proposals One, Three, Four, and Five are considered “non-routine” matters, which means that your broker or other nominee does not have discretion to vote your shares with respect to those proposals without voting instructions from you. If you hold your shares in “street name,” we strongly encourage you to provide instructions regarding the voting of your shares to your broker, bank or other nominee.

8.	How can I attend and participate in the Annual Meeting?

Our virtual Annual Meeting will be conducted on the Internet via live audio webcast. You will be able to participate online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/SHOO2024, beginning at 10:00 a.m. Eastern time on May 22, 2024. Stockholders will be able to vote their shares electronically during the Annual Meeting.

To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or your Availability Notice. The Annual Meeting will begin promptly at 10:00 a.m. Eastern time. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at 9:45 a.m. Eastern time. Guests may listen to a live audio webcast of the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/SHOO2024, beginning at 9:45 a.m. Eastern time, but are not entitled to participate.

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The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Participants should also allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

9.	Where can I find a list of stockholders entitled to vote at the Annual Meeting?

For the ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for any purpose germane to the Annual Meeting at the Company’s principal executive offices upon appointment. Please contact the Company’s Secretary at Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104 to set up an appointment.

10.	How can I vote my shares?

If the records of our transfer agent show that you own shares in your name at the close of business on March 28, 2024, then you may vote at the Annual Meeting. To attend the Annual Meeting and vote your shares electronically, you will need the 16-digit control number included on your Availability Notice, on your proxy card, or on the instructions that accompanied your proxy materials.

Even if you plan to attend the Annual Meeting, we urge you to authorize your proxy in advance. You may vote your shares in advance of the Annual Meeting by authorizing a proxy over the Internet or by telephone. In addition, if you received a paper copy of the proxy materials by mail, you can submit a proxy by mail by following the instructions on the proxy card. Voting your shares by authorizing a proxy over the Internet, by telephone or by written proxy card will ensure your representation at the Annual Meeting regardless of whether you attend the Annual Meeting.

If you are the record holder of your shares, please authorize your proxy electronically by going to the http://www.proxyvote.com website or by calling the toll-free number listed below and on the proxy card. Please have your Proxy Statement or proxy card in hand when going online or calling. If you authorize your proxy via the Internet or by phone, you do not need to return your proxy card. If you choose to authorize your proxy by mail, simply mark your proxy card and then date, sign and return it in the postage-paid envelope provided.

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VOTE OVER THE INTERNET http://www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information.	VOTE BY PHONE 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions.

VOTE BY MAIL Vote Processing, c/o Broadridge 51 Mercedes Way Edgewood, New York 11717

If you receive paper proxy materials, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to the address shown above.

If you hold your shares beneficially in “street name” through a broker or nominee, you may be able to authorize your proxy by telephone or the Internet as well as by mail, but you will need to obtain and follow instructions from your broker or nominee to vote these shares.

11.	May I revoke my proxy for the Annual Meeting once I have given it?

You may revoke your proxy at any time before it is voted at the Annual Meeting by:

●	properly executing and delivering a later-dated proxy (including a telephone or Internet proxy authorization);
●	voting your shares electronically at the Annual Meeting; or
●	sending a written notice of revocation to the Secretary of the Company at Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104.

12.	How does the Board of Directors recommend that I vote my shares?

Our Board of Directors recommends that you vote:

●	“FOR” the election of each of the eleven (11) director nominees;
●	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
●	“FOR” the approval, on a non-binding advisory basis, of the executive compensation of our Named Executive Officers, as disclosed in this Proxy Statement;
●	“FOR” the adoption of an Amended and Restated Certificate of Incorporation of the Company to incorporate new Delaware law provisions regarding officer exculpation and to integrate prior amendments; and
●	“FOR” the approval of amendments to the Steven Madden, Ltd. 2019 Incentive Compensation Plan.

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ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED FOR EACH NOMINEE IN PROPOSAL ONE AND IN FAVOR OF PROPOSALS TWO, THREE, FOUR AND FIVE IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. AS NOTED ABOVE, IF YOU HOLD YOUR SHARES BENEFICIALLY THROUGH A BROKER, BANK OR OTHER NOMINEE AND FAIL TO PROVIDE SPECIFIC VOTING INSTRUCTIONS TO THAT BROKER, BANK OR OTHER NOMINEE, YOUR SHARES WILL NOT BE VOTED IN THE ELECTION OF DIRECTORS, THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, THE ADOPTION OF AN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO INCORPORATE NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION AND TO INTEGRATE PRIOR AMENDMENTS, OR THE Approval of Amendments to the steven madden, ltd. 2019 Incentive Compensation Plan UNLESS YOU ARE PRESENT AND VOTE AT THE MEETING.

13.	Who will bear the expenses of this solicitation and how are proxies being solicited?

We will pay the costs of soliciting proxies, including preparing, printing and mailing this Proxy Statement, any exhibits hereto and the proxies solicited hereby. In addition to the use of the mails, proxies may be solicited on our behalf by our officers, directors and employees, without additional remuneration, by personal interviews, by telephone or by electronic transmission. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record by them and will provide reimbursements for the cost of forwarding the material in accordance with customary charges. We do not currently intend to retain a professional solicitor to assist in the solicitation of proxies; however, we may later elect to do so.

14.	Will I be able to ask questions at the Annual Meeting?

Edward R. Rosenfeld, our Chairman and Chief Executive Officer, will be available to answer questions submitted by the stockholders during the Annual Meeting related to the items of business at the Annual Meeting. Stockholders may submit questions for the Annual Meeting after logging in, beginning at 10:00 a.m. Eastern time on May 22, 2024. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/SHOO2024, typing your question into the “Ask a Question” field, and clicking “Submit.” Please submit any questions during the meeting.

Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related rules of conduct and other materials for the Annual Meeting will be available at www.virtualshareholdermeeting.com/SHOO2024.

15.	What can I do if I have technical difficulties in accessing the 2024 Annual Meeting?

Technical support, including related technical support phone numbers, will be available on the virtual meeting platform at www.virtualshareholdermeeting.com/SHOO2024 beginning at 9:30 a.m. Eastern time on May 22, 2024 through the conclusion of the Annual Meeting.

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16.	How will the voting results be reported?

The preliminary results of the voting on the proposals will be reported at the Annual Meeting. The final certified results will be reported in a Current Report on Form 8-K that will be filed with the SEC within four business days following the Annual Meeting.

17.	How do I submit a proposal for action at the Company’s 2025 Annual Meeting of Stockholders?

Stockholder proposals submitted in accordance with Rule 14a-8 under Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received at our principal executive offices no later than December ●, 2024 to be considered for inclusion in the proxy materials to be distributed by the Company in connection with the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”).

Alternatively, Article I, Section 7(f) of our Second Amended and Restated By-Laws (the “By-Laws”), requires that any stockholder proposal that is not submitted for inclusion in the proxy materials for the 2025 Annual Meeting under Rule 14a-8 under the Exchange Act, but is instead sought to be presented directly at the 2025 Annual Meeting, must be (i) specified in the notice of such meeting given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before such meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) specified in a notice in proper written form given by a stockholder of record on the date of the giving of the notice and on the record date for such meeting, which notice conforms to the requirements of Article I, Section 7(f) of the By-Laws and is delivered to, or mailed and received at, our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary of the date of our 2024 Annual Meeting. Accordingly, any written notice given by or on behalf of a stockholder pursuant to the foregoing clause (iii) in connection with the 2025 Annual Meeting must be received no later than January 22, 2025 and no earlier than December 23, 2024.

Under Article II, Section 5 of the By-Laws, for a stockholder to nominate one or more persons for election to the Board of Directors at the 2025 Annual Meeting, complete and timely notice must be given in writing and in proper form to our Secretary no later than January 22, 2025 and no earlier than December 23, 2024. Any notice must contain the specific information required by the By-Laws, including, among other things, information about any proposed nominee and any agreements, arrangements or understandings the stockholder may have with any proposed nominee or other parties relating to the nomination or other proposal. Such information must be updated, if necessary, to be true and correct as of the record date for the 2025 Annual Meeting and as of the date that is 10 business days prior to the date of the 2025 Annual Meeting. This summary information regarding the By-Laws is qualified in its entirety by reference to the full text of the By-Laws, a copy of which may be obtained by any stockholder, without charge, upon written request to our Secretary, Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104. If a nomination is not timely and properly made in accordance with the procedures set forth in the By-Laws, or does not contain the specific information required by the By-Laws, such nomination will be defective and will not be brought before the 2025 Annual Meeting. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the nominees of our Board of Directors must comply with the additional requirements of Rule 14a-19 under the Exchange Act, including providing a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of our shares entitled to vote on the election of directors in support of director nominees other than our nominees, as required by Rule 14a-19(b). We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for the 2025 Annual Meeting.

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18.	I share an address with another stockholder and we received only one Notice of Internet Availability of Proxy Materials or one paper copy of the proxy materials, as applicable. How may I obtain an additional copy?

If two or more stockholders share an address, we may send a single copy of this Proxy Statement and other soliciting materials, as well as our Annual Report for the 2023 Fiscal Year, to the shared address, unless we have received contrary instructions from one or more of the stockholders sharing the address. If a single copy has been sent to multiple stockholders at a shared address, we will deliver a separate proxy card for each stockholder entitled to vote. Additionally, we will send an additional copy of this Proxy Statement, other soliciting materials and our Annual Report for the 2023 Fiscal Year, promptly upon oral or written request by any stockholder to the Secretary at Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104; telephone number (718) 446-1800. If any stockholders sharing an address receive multiple copies of this Proxy Statement, other soliciting materials and our Annual Report for the 2023 Fiscal Year and would prefer in the future to receive only one copy, such stockholders may make such request to the Secretary at the same address or telephone number.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our By-Laws provide that the number of directors constituting our whole Board of Directors may be fixed from time to time by action of the directors. The Board of Directors has fixed the number of directors comprising the Board of Directors at eleven members. Directors are elected to serve until the next annual meeting of stockholders, and the term of each of the current directors will expire at the Annual Meeting.

Stockholder Nominations for Board Membership

The Nominating/Corporate Governance Committee of the Board of Directors recommends to the Board director candidates for nomination and election at each annual meeting of stockholders or for appointment to fill vacancies on the Board.

The Nominating/Corporate Governance Committee will review and evaluate the qualifications of proposed director candidates recommended to it from various sources, including candidates proposed by our stockholders in accordance with the procedures established for that purpose. To enable the Nominating/Corporate Governance Committee to consider a stockholder recommendation in connection with the 2025 Annual Meeting, we must receive the recommendation on or before December ●, 2024.

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Directors and Nominees for Election to the Board of Directors

Upon recommendation of the Nominating/Corporate Governance Committee of the Board of Directors, the Board of Directors has nominated and is recommending to the stockholders the election of each of the eleven nominees named below to serve as a director of the Company until the next annual meeting of our stockholders and until his, her, or their successor is duly elected and qualified or until his, her, or their earlier death, resignation or removal from office. All of the nominees were elected directors at last year’s Annual Meeting of Stockholders. All nominees have agreed to be named in this Proxy Statement and to serve on the Board of Directors if elected.

The names and biographical summaries of the eleven persons who have been recommended by the Nominating/Corporate Governance Committee of the Board of Directors and nominated by the Board of Directors to stand for election at the Annual Meeting are provided below for your information.

Our Board of Directors is responsible for overseeing our business in a manner consistent with the Board’s fiduciary duty to our stockholders. This significant responsibility requires that our directors consist of individuals who are well-qualified for service on our Board and its committees and demonstrate a commitment to the success of the Company and to serve in the best interests of our stockholders.

The following matrix identifies the relevant skills, experience and qualifications of our eleven director nominees. The skills and experience identified below are reviewed by the Nominating/Corporate Governance Committee, in addition to other qualifications, and nominees are selected with a view to establishing a Board of Directors that consists of individuals who have extensive business leadership experience, are independent, bring diverse perspectives to the Board, and possess high ethical standards, sound business judgment and acumen, and a willingness to devote the time necessary for the Board to effectively fulfill its responsibilities. We believe that all of the director nominees possess these qualifications and provide the Board with a full complement of knowledge, business skills and expertise for the effective management of the Company.

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	Rosenfeld	Davis	Ferrara	Klipper	Kumar	Lynch	Migliorini	Reed	Sachdev	Smith	Varela
Knowledge, Skills and Experience
Public Company Board Experience	●		●			●			●
Finance/Accounting	●		●	●		●	●		●
Executive Leadership Experience	●	●	●	●	●	●	●	●	●	●	●
Risk Oversight/ Management	●		●	●					●
Retail Industry Experience	●	●	●	●		●	●	●		●	●
Independence		●	●	●	●	●	●	●	●	●

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The below table provides a summary view of the diversity attributes of the Board of Directors as of April ●, 2024. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of April ●, 2024)

Total Number of Directors	11
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	4	6	1	0
Part II: Demographic Background
African American or Black	1	1	0	0
Alaskan Native or Native American	0	0	1	0
Asian	0	1	0	0
Hispanic or Latinx	1	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	4	0	0
Two or More Races or Ethnicities	0	0	1	0
LGBTQ+	1
Did Not Disclose Demographic Background	0

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In addition to these general qualifications and attributes, provided below for each nominee for director is a discussion of the specific experience, qualifications, attributes and skills that led to the Board’s conclusion that the nominee is qualified to serve as a director.

Name	Principal Occupation	Age	Year Became a Director
Edward R. Rosenfeld	Chairman of the Board and Chief Executive Officer, Steven Madden, Ltd.	48	2008

Peter A. Davis	Retired executive in the footwear and apparel industry and Founder and Managing Director of Pete Davis Basketball, LLC, a grassroots community youth basketball organization	70	2022

Al Ferrara	Retired National Director of the Retail and Consumer Products Division of BDO USA, LLP, a major international accounting firm	73	2019

Mitchell S. Klipper	Retired Chief Executive Officer of Barnes & Noble, Inc.’s Retail Group, one of the largest retail booksellers in the United States	66	2018

Maria Teresa Kumar	President and CEO of Voto Latino, which she co-founded in 2004 and built into America’s largest Latinx voter registration and advocacy organization	50	2021

Rose Peabody Lynch	Retired owner of Marketing Strategies, LLC, a New York based consulting firm of which she was founder and President, which focused on strategic marketing and operating issues for small to medium-sized companies	74	2014

Peter Migliorini	Sales Manager, Greschlers, Inc., a building supplies company	75	1996

Arian Simone Reed	Co-Founder and Chief Executive Officer of Fearless Fund, a venture capital fund that she co-founded in 2018	43	2022

Ravi Sachdev	Partner, Clayton Dubilier & Rice, LLC, a global alternative investment firm	47	2008

Robert Smith	Founder and Chief Executive Officer of Phluid Project, part retail concept and part experimental platform, completely gender neutral, with a website that offers products and programs worldwide	58	2014

Amelia Newton Varela	President, Steven Madden, Ltd.	52	2016

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Additional Information About the Directors

Other Public Company Directorships

Three of our directors also currently serve or recently served as directors of other public companies:

●	Mr. Rosenfeld served as a director and chairman of the Audit & Risk Management Committee of PVH Corp. (NYSE: PVH), one of the world’s largest apparel companies, from March 24, 2013 until December 11, 2023.
●	Ms. Lynch is a director and member of the Compensation Committee, Pension Committee, and Nominating Committee of General American Investors Company, Inc. (NYSE: GAM), a closed-end fund that manages a global portfolio of investments consisting mainly of U.S. and foreign securities.
●	Mr. Sachdev serves as a director of Agilon Health, Inc. (NYSE: AGL), a technology-enabled services platform for the physicians’ market.

Specific Qualifications, Attributes, Skills and Experience of Directors

Edward R. Rosenfeld has served as our Chairman of the Board and Chief Executive Officer since August 2008 and has been a director of the Company since February 2008. Mr. Rosenfeld, who joined our executive management team in May 2005, has more than two decades of experience focused on the retail, apparel and footwear industries and possesses particular knowledge of and experience in the industry that strengthens the Board’s collective qualifications, skills and experience. He has strong leadership skills and an in-depth understanding of the Company and its goals from his positions as the Chairman of the Board and Chief Executive Officer. His background in finance and his analytical skills gained through his years as a Vice President with Peter J. Solomon Company, an investment banking boutique, where he specialized in mergers and acquisitions in the retail, apparel and footwear industries, provide the Board with insight and guidance with respect to, among other things, strategic business development matters. Mr. Rosenfeld served as a director and chairman of the Audit & Risk Management Committee of PVH Corp. (NYSE: PVH), one of the world’s largest apparel companies, from March 24, 2013 until December 11, 2023.

Peter A. Davis has served as a director of the Company and as a member of the Compensation Committee since January 2022. Mr. Davis has over 30 years of experience in the footwear and apparel industry, having held executive leadership positions in sales and marketing with companies including Skechers, Fila, Reebok, Joy & Mario and Dynasty Footwear. He also founded The Infamous Black Sheep Brand, an urban action sports lifestyle brand. A former player in the NBA, Mr. Davis founded Pete Davis Basketball, LLC, a grassroots community youth basketball organization, in 2019 and today serves as its Managing Director. Prior to founding Pete Davis Basketball, LLC, Mr. Davis was the Senior Vice President of Footwear for Joy & Mario Footwear, a company based in Southern California from 2013 to 2018. Mr. Davis’ years of experience in our industry provide relevant knowledge, expertise and leadership to the Board.

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Al Ferrara has served as a director of the Company and as a member of the Audit Committee since July 2019. In May 2020, Mr. Ferrara became the Chairman of the Audit Committee and a member of the Nominating/Corporate Governance Committee. He is a retired certified public accountant having retired from his position as a partner with BDO USA, LLP, a major international accounting firm, in August 2016 after 25 years with the firm, most recently serving as National Director of the Retail & Consumer Products Division. Mr. Ferrara also served as a director on the firm’s Board of Directors from 2003 through 2010 and was also a director and BDO representative on the Board of Directors of BDO Capital Advisors, LLC from 2000 to 2015. Mr. Ferrara served as a member of the Board of Directors of Barnes & Noble, Inc., the nation’s largest retail bookseller, from 2016 until its sale in August 2019 and also served on its Audit Committee and Compensation Committee. In September 2020, Mr. Ferrara was appointed to the Board of Directors of VIVAKOR, Inc. (NASDAQ: VIVK), a socially responsible operator, acquirer and developer of clean energy technologies and environmental solutions, where he served as the Chairman of its Audit Committee. Mr. Ferrara resigned from VIVAKOR’s Board of Directors in November 2022 after the appointment of a new CEO at VIVAKOR. Mr. Ferrara’s decades of relevant experience as a certified public accountant, the director of the retail practice at a major international accounting firm, and as a member of the audit committee of a public company enhance the financial oversight capabilities of our Board and its Audit Committee.

Mitchell S. Klipper has served as a director of the Company since April 2018, as a member of the Audit Committee since June 2018 and as a member of the Corporate Social Responsibility Committee since August 2019. Mr. Klipper served as the Chief Executive Officer of Barnes & Noble, Inc.’s Retail Group, one of the nation’s largest retail booksellers, from March 2010 to May 2015. Mr. Klipper began his career at Barnes & Noble as Chief Financial Officer of B&N College in June 1986. He subsequently held several executive positions at Barnes & Noble, Inc., including Executive Vice President, President of Barnes & Noble Development and Chief Operating Officer. Prior to joining Barnes & Noble, Inc., Mr. Klipper was an Audit Manager with KMG Main Hurdman, a certified public accounting firm and predecessor to KPMG. He also served on the advisory board of Modell’s Sporting Goods, a sporting goods retailer, from 2006 through 2018. Mr. Klipper’s decades of relevant experience in retail management, general business and accounting enhance the leadership and oversight capabilities of our Board.

Maria Teresa Kumar has served as a director of the Company and as a member of the Corporate Social Responsibility Committee since January 2021. Ms. Kumar is the President and CEO of Voto Latino, America’s largest Latinx voter registration and advocacy organization, which she co-founded in 2004. She is also a regular on-air contributor for MSNBC. Ms. Kumar serves on the Boards of Emily’s List and the World Economic Forum’s Global Shapers and is a World Economic Forum Young Global Leader and a Council on Foreign Relations Life Member. Ms. Kumar graduated from U.C. Davis with a B.A. in International Affairs and earned her Masters’ in Public Policy from Harvard’s Kennedy School. Ms. Kumar’s extensive experience in management, leadership, social advocacy and working with non-profits enhance Board leadership and management oversight with a unique perspective on corporate social responsibility.

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Rose Peabody Lynch has served as a director of the Company since April 2014, as a member of the Compensation Committee since June 2014, and as a member of the Corporate Social Responsibility Committee since August 2019. Ms. Lynch formerly served on the Audit Committee from June 2014 to July 2019, when she became a member of the Corporate Social Responsibility Committee. Until recently, Ms. Lynch operated her own New York based consulting business, Market Strategies, LLC, which focused on strategic marketing and operating issues for small to medium-sized companies. She possesses over 30 years of business experience, including tenures as the President and in other senior executive officer positions of major companies in the beauty and fashion industries, and has extensive executive level financial and operating experience. Her experience serving as a director and as a senior executive for a range of companies, including Victoria’s Secret (a lingerie, clothing, and beauty retailer), Trowbridge Gallery (a supplier of fine art to the interior design trade) and Danskin, Inc. (a leading manufacturer of women’s dance and active wear), enhances the Board’s leadership and oversight capabilities. Ms. Lynch has served on several boards, including The Harmony Group-LeRoi Princeton (a manufacturer of children’s apparel), Salant Corporation (Perry Ellis Menswear) and Frederick’s of Hollywood (a retailer of women’s apparel and lingerie). Currently, Ms. Lynch serves on the board of General American Investors Company, Inc. (NYSE: GAM). In her role on the GAM Board, she serves on the Compensation Committee, along with the Pension and Nominating Committees. She was a member of the Audit Committee and Nominating and Governance Committees during her tenure at Salant and chaired the Compensation Committee during her tenure on the board of Frederick’s of Hollywood. In addition, Ms. Lynch has held leadership positions with a variety of not-for-profit organizations. She currently serves on the Board of Directors of the Princeton University Varsity Club. She also served two terms on the Board of Trustees of Concord Academy in Concord, Massachusetts and rotated off the Board in July 2021. Ms. Lynch is a member of the Women and Foreign Policy Advisory Council at the Council on Foreign Relations.

Peter Migliorini has served as a director of the Company since October 1996 and has served on the Nominating/Corporate Governance Committee, as its Chair, since July 2004 and the Compensation Committee, as its Chair, since July 2004. Mr. Migliorini formerly served on the Audit Committee, from October 1996 until June 2018. Mr. Migliorini is the Presiding Director over all executive sessions of the independent directors. Mr. Migliorini possesses extensive executive level financial, sales and operations experience. Mr. Migliorini currently serves as sales manager for Greschlers, Inc., a building supplies company. Prior to joining Greschlers, Mr. Migliorini served as Director of Operations for Mackroyce Group, a construction company, from 1987 to 1994. Earlier, Mr. Migliorini held various positions of increasing responsibility from Assistant Buyer to Chief Planner/Coordinator for several shoe companies, including Meldisco Shoes, Perry Shoes and Fasco Shoes. His numerous years of business experience at various levels and in various industries provide the Board with a measure of practical orientation regarding our operations and growth endeavors. Mr. Migliorini’s early experience in the shoe industry also provides relevant knowledge and expertise in our specific industry.

Arian Simone Reed has served as a director of the Company and as a member of the Nominating/Corporate Governance Committee since January 2022. Ms. Reed is the Co-Founder and Chief Executive Officer of Fearless Fund, a venture capital fund that invests in women of color led businesses, which she co-founded in 2018. Prior to Fearless Fund, Ms. Reed was the owner of AR PR Marketing, a publicity and marketing strategy firm from 2004 to 2017. Ms. Reed serves as a member on the Board of Directors for the Birmingham Civil Rights Institute. In 2021, she was the recipient of the 15th Annual General Motors African Ancestry Network Black History Month Celebration Entrepreneurial Spirit Award and the Detroit Branch NAACP Great Expectations Award. Ms. Reed’s marketing expertise, leadership, social advocacy, and working with entrepreneurs will enhance Board leadership, strategic business development, and provide a unique perspective on corporate social responsibility.

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Ravi Sachdev has served as a director of the Company and as a member of the Audit Committee since September 2008 and as a member of the Nominating/Corporate Governance Committee since August 2019. As a Partner of the private equity firm Clayton Dubilier & Rice, LLC since June 2015, Mr. Sachdev focuses on the healthcare sector. Earlier, Mr. Sachdev worked at several investment banks. He was a Managing Director and Co-Head of Healthcare Services at J.P. Morgan from November 2010 until June 2015 and prior to that held the positions of Managing Director at Deutsche Bank Securities, Inc. from January 2009 until November 2010 and Director at Deutsche Bank from January 2007 until January 2009. Prior to joining Deutsche Bank in 2006 as a Vice President, Mr. Sachdev served as a Vice President at Peter J. Solomon Company, an investment banking boutique, specializing in mergers and acquisitions in the healthcare sector, from 1998 to 2006. Mr. Sachdev possesses knowledge of finance and the financial analytics used to measure business performance. His 20 years of professional experience in investment banking and private equity brings to the Board a thorough understanding of the financial issues affecting public companies and greater insights in business valuation together with a practical orientation with respect to acquisitions and integrations. Mr. Sachdev also serves on the Board of Directors of Agilon Health, Inc. (NYSE: AGL), a technology-enabled services platform for the physicians’ market and served on the Board of Directors and the Strategy Committee and Compensation Committee of Covetrus, Inc. (NASDAQ: CVET), a global animal-health technology and services company, from February 2019 until October 2022.

Robert Smith has served as a director of the Company since April 2014 and has served on the Compensation Committee since June 2014 and on the Corporate Social Responsibility Committee, as its Chair, since August 2019. Mr. Smith formerly served on the Nominating/Corporate Governance Committee from June 2014 to July 2019, when he became a member of the Corporate Social Responsibility Committee. Mr. Smith is the Chief Executive Officer of Phluid Project and GET Phluid, which he founded in 2018. Prior to Phluid Project, Mr. Smith was the Chief Merchandising Officer for Haddad Brands from 2013 to 2017, a global children’s apparel and accessories licensing partner for iconic brands such as Levi’s, Hurley, Nike, Jordan and Converse. Before his former position with Haddad Brands, Mr. Smith served as Executive Vice President, Merchandising from 2010 to 2012 for Limited Brands, at Victoria’s Secret Direct, the largest direct-to-consumer women’s apparel retailer in the United States. Prior thereto, Mr. Smith held various senior merchandising positions at Macy’s Inc. between 1998 and 2010, beginning with Vice President, Merchandise Manager, Macy’s West and culminating with Executive Vice President, Merchandising for Juniors, Kids, Intimate Apparel, Dresses, Suits, Coats and Swimwear. Earlier, Mr. Smith was a Merchandiser for XOXO Apparel Company and held various positions with Burdine’s Department Stores. Mr. Smith possesses nearly 30 years of business experience in the fashion industry and has extensive executive level expertise in merchandising. His experience in this area further enhances the Board’s depth of understanding of the industry.

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Amelia Newton Varela has served as President of the Company since September 2015 and has been a director since 2016. Prior to this tenure, Ms. Varela was Executive Vice President of Wholesale of the Company since April 2008 and Executive Vice President of Wholesale Footwear of the Company from November 2004 to April 2008. Previously, she was Vice President of Sales for Steve Madden Women’s Wholesale Division from January 2000. Ms. Varela began her career with the Company in 1998 in the role of Account Executive for Steve Madden Women’s Wholesale Division. She graduated from The Fashion Institute of Technology in 1995. Ms. Varela’s over 25 years of experience at the Company provides relevant industry knowledge and expertise, and leadership to the Board.

Required Vote

Proxies will be voted for the election of the eleven nominees as directors of the Company unless otherwise specified in the proxy. A plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be necessary to elect the nominees as directors. This means that the director nominees who receive the greatest number of affirmative votes cast are elected as directors, subject to our Director Election (Majority Voting) Policy, which is described below. If, for any reason, any nominee is unable or unwilling to serve, the proxies will be voted for a substitute nominee, who will be designated by the Board of Directors at the Annual Meeting. Stockholders may abstain from voting by marking the appropriate boxes on the accompanying proxy. Abstentions will be counted separately and used for purposes of calculating whether a quorum is present at the Annual Meeting, but will have no effect on the outcome of the vote.

Director Election (Majority Voting) Policy

In uncontested elections, it is our policy that any nominee for director who receives a greater number of “WITHHOLD” votes than “FOR” votes for his, her, or their election must promptly submit a letter offering his, her, or their resignation to the Nominating/Corporate Governance Committee following the certification of the stockholder vote. In such event, the Nominating/Corporate Governance Committee would then consider the offer of resignation and make a recommendation to the independent member of the Board of Directors as to whether or not the resignation should be accepted. For more information about this policy, see “Corporate Governance – Director Election (Majority Voting) Policy” below.

Recommendation of the Board of Directors

The Nominating/Corporate Governance Committee of the Board and the entire Board of Directors unanimously recommend a vote “FOR” the election of Mr. Edward R. Rosenfeld, Mr. Peter A. Davis, Mr. Al Ferrara, Mr. Mitchell S. Klipper, Ms. Maria Teresa Kumar, Ms. Rose Peabody Lynch, Mr. Peter Migliorini, Ms. Arian Simone Reed, Mr. Ravi Sachdev, Mr. Robert Smith, and Ms. Amelia Newton Varela.

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CORPORATE GOVERNANCE

The Board of Directors

Our business is managed under the direction and oversight of the Board of Directors, whose members are elected by our stockholders. Directors meet their responsibilities by participating in meetings of the Board of Directors and the various committees of the Board on which they sit. They also communicate with our Chairman and Chief Executive Officer and other officers and employees of the Company and consult with our independent registered public accounting firm and other third parties. The size of the Board is fixed at eleven members. Nine current directors are independent and two current directors are not independent. The Nominating/Corporate Governance Committee determined to nominate all eleven current directors for election to our Board.

Director Independence

The Board of Directors has determined that the following director nominees are “independent” for purposes of the criteria of the SEC and The Nasdaq Global Select Market listing standards: Mr. Davis, Mr. Ferrara, Mr. Klipper, Ms. Kumar, Ms. Lynch, Mr. Migliorini, Ms. Reed, Mr. Sachdev, and Mr. Smith. There is also no family relationship among any of the directors and executive officers of the Company. If the eleven nominees set forth above are elected, the Board will consist of a majority of independent directors. The Board of Directors has held regularly scheduled executive sessions for the independent directors, with Mr. Migliorini serving as Presiding Director of such executive sessions.

Involvement in Certain Legal Proceedings

During the past ten years none of the persons currently serving as executive officers and/or directors of the Company has been the subject matter of any legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K. Nor are any such legal proceedings believed to be contemplated by governmental authorities against any director or executive officer. Further, no executive officers, directors, beneficial owners of more than five percent of the Company’s common stock, or any other actor mentioned in Item 103(c)(2) of Regulation S-K is a party adverse to the Company in a material proceeding or has a material interest adverse to the Company.

Director Attendance at Meetings

Attendance at Annual Meetings of Stockholders

We have no specific policy regarding director attendance at our annual meetings of stockholders. We encourage all our directors to attend annual meetings of our stockholders, and nine directors attended our 2023 annual meeting of stockholders.

Attendance at Meetings of the Board of Directors

The Board of Directors held four regularly scheduled meetings and one special meeting during the 2023 Fiscal Year and acted by unanimous written consent on two occasions during the 2023 Fiscal Year. In the 2023 Fiscal Year, each director attended 75% or more of the total number of Board meetings and meetings held by all committees on which they then served.

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Director Election (Majority Voting) Policy

We have adopted a Director Election (Majority Voting) Policy. Pursuant to this policy, in an uncontested election of directors (that is, an election where the number of nominees is equal to the number of seats open) any nominee for director who receives a greater number of “WITHHOLD” votes than “FOR” votes for his, her, or their election must promptly submit an offer of resignation to the Nominating/Corporate Governance Committee following the certification of the stockholder vote for consideration in accordance with the following procedures. In such event, upon receipt of the resignation, the Nominating/Corporate Governance Committee would promptly consider the appropriateness of the director’s continued service on the Board of Directors and recommend to the Qualified Independent Directors (as defined below) the action to be taken with respect to the resignation, which could include (1) accepting the resignation; (2) rejecting the resignation; (3) retaining the director but addressing what the Qualified Independent Directors believe to be the underlying cause of the “WITHHOLD” votes; or (4) determining that the director will not be renominated by the Board of Directors in future elections. The Nominating/Corporate Governance Committee would consider factors such as (a) the reasons expressed by the stockholders for withholding votes from such director; (b) any possibilities for curing the underlying cause of the “WITHHOLD” votes; (c) the tenure and qualifications of the director and his, her, or their past and expected future contributions to the Company; (d) the overall composition of the Board of Directors, including, without limitation, whether accepting the resignation would cause the Company to fail to meet any applicable SEC or Nasdaq requirement; (e) the availability of other qualified candidates; and (f) our Board of Director Candidate Guidelines.

The Qualified Independent Directors would then act on the Nominating/Corporate Governance Committee’s recommendation no later than 90 days following the date of the stockholders’ meeting at which the director election occurred. In considering the Nominating/Corporate Governance Committee’s recommendation, the Qualified Independent Directors would review the factors considered by the Nominating/Corporate Governance Committee and such additional information and factors that they believe to be relevant. Following the Qualified Independent Directors’ decision, we would promptly disclose the decision in a Current Report on Form 8-K. The Form 8-K would include a full explanation of the process by which the decision of the Qualified Independent Directors was reached and, if applicable, the reasons why the offer of resignation was rejected.

If an offer of resignation were to be accepted, the Nominating/Corporate Governance Committee would recommend to the Board of Directors whether to fill the vacancy or reduce the size of the Board of Directors accordingly. Any director required to submit his, her, or their resignation pursuant to this policy would not participate in the Nominating/Corporate Governance Committee’s recommendation or the Qualified Independent Directors’ consideration of the resignation. Prior to voting on the director’s resignation offer, the Qualified Independent Directors would provide to the director an opportunity to submit any information or statement that they believe is relevant to the Qualified Independent Directors’ consideration of the resignation.

For purposes of this policy, “Qualified Independent Directors” means all directors who (1) are “independent” for purposes of The Nasdaq Global Select Market listing standards and (2) are not required to offer their resignation in accordance with this policy. If there are fewer than three independent directors then serving on the Board of Directors who are not required to submit their resignations in accordance with this policy, then the Qualified Independent Directors shall consist of all of the independent directors and each independent director who is required to offer their resignation in accordance with this policy shall recuse himself or herself from the deliberations and voting only with respect to their individual offer to resign.

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Committees of the Board

Among other committees, the Board of Directors has a standing Audit Committee, Compensation Committee, Nominating/Corporate Governance Committee, and Corporate Social Responsibility Committee. Each committee has a written charter. The table below provides current membership for each Board committee and the number of meetings held by each Board committee in the 2023 Fiscal Year.

Committees of the Board of Directors

Director	Audit	Compensation	Nominating/ Corporate Governance	Corporate Social Responsibility
Edward R. Rosenfeld
Peter A. Davis		Member
Al Ferrara	Chair		Member
Mitchell S. Klipper	Member			Member
Maria Teresa Kumar				Member
Rose Peabody Lynch		Member		Member
Peter Migliorini		Chair	Chair
Arian Simone Reed			Member
Ravi Sachdev	Member		Member
Robert Smith		Member		Chair
Amelia Newton Varela
Number of Meetings in 2023 Fiscal Year	4	3	1	4
Number of Actions by Written Consents in 2023 Fiscal Year	1	2	2	1

Audit Committee

The Audit Committee consists entirely of directors who are “independent” for purposes of The Nasdaq Global Select Market listing standards and who meet the independence requirements contained in Exchange Act, Rule 10A-3(b)(1). The Board has determined that each of Messrs. Ferrara, Klipper, and Sachdev meets the SEC criteria of an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. No member of the Audit Committee may serve simultaneously on the audit committee of more than two other public companies without prior approval of the Board. The Audit Committee is primarily responsible for reviewing the services performed by our independent registered public accountants, evaluating our accounting policies, our system of internal controls over financial reporting (ICFR), our risk management policies, and information security and technology, including cybersecurity, and reviewing significant financial transactions.

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The Audit Committee is responsible for reviewing and striving to ensure the integrity of our financial statements and oversight of our compliance with legal and regulatory requirement, our internal audit function and our information security and technology. Among other matters, the Audit Committee, with management, independent registered public accountants and internal auditors, reviews the adequacy of our internal controls that could significantly affect our financial statements. Additionally, the Audit Committee reviews any potential related party transactions as well as any other potential conflicts of interest situations on an ongoing basis. The Audit Committee is also directly and solely responsible for the appointment, retention, compensation, oversight and termination of our independent registered public accountants. In addition, the Audit Committee functions as the Company’s Qualified Legal Compliance Committee (the “QLCC”). The purpose of the QLCC is to receive, retain and investigate reports made directly, or otherwise made known, of evidence of material violations of any United States federal or state law, including any material breach of fiduciary duty, by the Company or its officers, directors, employees or agents and, if an investigation was necessary, to recommend an appropriate response to the Company.

Management has primary responsibility for our financial statements and the overall reporting process, including our system of internal controls over financial reporting. Our independent registered public accountants audit our annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly our financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America and discuss with the Audit Committee any issues they believe should be raised. Our independent registered public accountants also issue an opinion on our internal controls over financial reporting.

The Audit Committee is also responsible for the oversight of our risk management process, which is discussed in the “Risk Oversight” section below.

In performing its functions, the Audit Committee meets with management on at least a quarterly basis to review and discuss the quarterly financial statements, annual audited financial statements and related reports and to consider the adequacy of our internal controls and the objectivity of our financial reporting. The Audit Committee then recommends to the Board whether the audited financial statements should be included in our Annual Report on Form 10-K. From time to time, the Audit Committee, with management, identifies and reviews other areas of risks related to our operations and at least quarterly receives reports on and reviews cybersecurity risks as well as our approach to managing such risks. Our Chief Information Security Officer presents to the Audit Committee regarding cybersecurity on at least a quarterly basis. The Audit Committee discusses these matters with our independent registered public accountants and with appropriate Company personnel. Meetings are held with the independent registered public accountants, who have unrestricted access to the Audit Committee. In addition, the Audit Committee reviews our financing plans and reports and makes recommendations to the full Board of Directors for approval and to authorize action. The Board has adopted a written charter setting out the functions the Audit Committee is to perform. A copy of the Audit Committee Charter is available on our website at https://investor.stevemadden.com/corporate-governance/highlights. The Audit Committee held four meetings and undertook one action by written consent during the 2023 Fiscal Year.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee consists of directors who are “independent” for purposes of The Nasdaq Global Select Market listing standards.

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The Nominating/Corporate Governance Committee provides oversight with respect to a wide range of issues relating to the operation of the Board, including consideration of and recommendations regarding the size and composition of the Board of Directors and its committees along with the identification of potential candidates to serve as directors. The Nominating/Corporate Governance Committee identifies candidates to the Board of Directors by introductions from management, members of the Board of Directors, employees of the Company or other sources, including stockholders that satisfy our policy regarding stockholder recommended candidates (as described below). To enable the Nominating/Corporate Governance Committee to consider a stockholder recommendation in connection with the 2025 Annual Meeting, we must receive the recommendation on or before December 11, 2024. The Nominating/Corporate Governance Committee does not evaluate director candidates recommended by stockholders that satisfy our policy differently than director candidates recommended by other sources.

Stockholders wishing to submit director nominations for the 2025 Annual Meeting should write to the Secretary, Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104. In accordance with Article II, Section 5 of the By-Laws, director nominations for the 2025 Annual Meeting can only be made by a stockholder of the Company who (i) is a stockholder of record on the date of the giving of the notice of such director nominations and on the record date for the determination of stockholders entitled to vote at the 2025 Annual Meeting and (ii) complies with the notice requirements and procedures set forth in Article II, Section 5 of the By-Laws. A stockholder’s notice to the Secretary of the Company with respect to any such nominations must be timely and in proper written form pursuant to Article II, Section 5 of the By-Laws, including containing certain information concerning the nominating or proposing stockholder and certain information concerning the proposed nominee, such as any agreements, arrangements or understandings the stockholder may have with the proposed nominee or other parties relating to the nomination or other proposal. Such information must be updated, if necessary, to be true and correct as of the record date for the 2025 Annual Meeting and as of the date that is 10 business days prior to the date of the 2025 Annual Meeting. The notice must be delivered to, or mailed and received at, our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary of the date of our 2024 Annual Meeting. Accordingly, any written notice given by or on behalf of a stockholder pursuant to Article II, Section 5 of our By-Laws in connection with the 2025 Annual Meeting must be received no later than January 22, 2025 and no earlier than December 23, 2024. This summary information regarding the By-Laws is qualified in its entirety by reference to the full text of the By-Laws, a copy of which may be obtained by any stockholder, without charge, upon written request to the Secretary of the Company at the address set forth above. If a nomination is not timely and properly made in accordance with the procedures set forth in the By-Laws, or does not contain the specific information required by the By-Laws, such nomination will be defective and will not be brought before the 2025 Annual Meeting. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the nominees of our Board of Directors must comply with the additional requirements of Rule 14a-19 under the Exchange Act, including providing a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of our shares entitled to vote on the election of directors in support of director nominees other than our nominees, as required by Rule 14a-19(b). We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for the 2025 Annual Meeting.

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In considering candidates for the Board of Directors, the Nominating/Corporate Governance Committee considers our Board of Director Candidate Guidelines and Director Election (Majority Voting) Policy, available on our website at https://investor.stevemadden.com/corporate-governance/highlights, our policy regarding stockholder recommended director candidates, as set forth above, and all other factors that it deems appropriate, including the individual’s character, education, experience, knowledge and skills. While our Board of Director Candidate Guidelines do not expressly identify diversity as a factor for consideration regarding the evaluation of director candidates, diversity is among the many factors the Nominating/Corporate Governance Committee considers in the candidate evaluation process. To assess the effectiveness of the mandate set forth in the Nominating/Corporate Governance Committee’s charter, the Nominating/Corporate Governance Committee reviews annually with the Board the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience and diversity required for the Board as a whole.

Additionally, the Nominating/Corporate Governance Committee takes a leadership role in shaping the corporate governance of the Company. The Nominating/Corporate Governance Committee develops and recommends corporate governance principles for the Company, makes recommendations to the Board of Directors in support of such principles, and monitors compliance with our Conduct Codes (as defined and discussed in the “Codes of Business Conduct and Ethics” section below). The Nominating/Corporate Governance Committee also oversees the evaluation of the Board of Directors, its committees, and the Company’s senior executives and periodically reviews the succession plan for our senior executives with the Chairman of the Board and Chief Executive Officer. The Nominating/Corporate Governance Committee operates under a formal charter that governs the Committee’s composition, powers and responsibilities. A copy of the Nominating/Corporate Governance Committee Charter is available on our website at https://investor.stevemadden.com/corporate-governance/highlights. The Nominating/Corporate Governance Committee held one meeting and undertook two actions by written consent during the 2023 Fiscal Year.

Compensation Committee

The Compensation Committee consists of directors who are “independent” for purposes of The Nasdaq Global Select Market listing standards and “non-employee directors” pursuant to Exchange Act Rule 16b-3.

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The Compensation Committee is responsible for establishing and overseeing our compensation and incentive plans and programs; determining and approving compensation for our executive officers, including salaries, bonuses, perquisites and equity awards; reviewing and approving compensation and awards for our executive officers under our compensation and incentive plans and program; considering the results of say-on-pay proposals; assessing whether our compensation and incentive plans and programs encourage excessive risk-taking and evaluating compensation policies that could mitigate such risk; administering our equity compensation plans; reviewing and approving a compensation program for independent members of the Board; developing and monitoring compliance with policies for the clawback of erroneously paid compensation; and assisting the Board in discharging the Board’s responsibilities relating to management organization, performance, compensation and succession. The Compensation Committee also reviews executive education and development programs; evaluates the competitiveness of the compensation of the Company’s executive officers; reviews and approves of the corporate goals and objectives used to determine executive compensation; and monitors the amount of Company equity used for compensation. The Compensation Committee has the authority to seek the advice of compensation consultants in carrying out its duties and responsibilities; however, the Compensation Committee must assess the independence of the consultant before retaining them or receiving any advice. Independence factors that the Compensation Committee should consider are described in the “Role of the Compensation Committee – Independence of Outside Advisors” section below. The Compensation Committee operates under a formal charter adopted by the Board of Directors that governs its composition, powers and responsibilities. A copy of the Compensation Committee Charter is available on our website at https://investor.stevemadden.com/corporate-governance/highlights. The Compensation Committee held three meetings and undertook two actions by written consent during the 2023 Fiscal Year.

Corporate Social Responsibility Committee

The Corporate Social Responsibility Committee consists of directors who are “independent” for purposes of The Nasdaq Global Select Market listing standards.

The Corporate Social Responsibility Committee is responsible for assisting the Board in its oversight of our initiatives, plans and practices with respect to corporate social responsibility matters of significance to the Company and the communities in which we operate. Corporate social responsibility matters include ethical and sustainable sourcing; human rights; the environment; supplier conduct; labor conditions; climate change; diversity in employment; charitable giving; government relations; and political spending. The Committee’s responsibility includes oversight of:

●	management’s evaluation of risks and opportunities with respect to corporate social responsibility matters;
●	management’s creation of key strategic initiatives, goals, strategies, policies, and procedures to address corporate social responsibility risks and opportunities;
●	our governance of, and performance relative to, such key strategic initiatives, goals, strategies, policies, and procedures;
●	the policies and procedures used to prepare corporate social responsibility related disclosures;
●	engagement with stockholders, other key stakeholders, and proxy advisory firms regarding corporate social responsibility matters;
●	our response to corporate social responsibility related stockholder proposals;
●	management’s assessment of the identity and scope of matters comprising corporate social responsibility; and
●	our government relations strategies and activities.

The Corporate Social Responsibility Committee operates under a formal charter that governs the Committee’s composition, powers and responsibilities. The Corporate Social Responsibility Committee Charter requires that a majority of the committee’s members not be officers or employees of the Company or its affiliates. A copy of the Corporate Social Responsibility Committee Charter is available on our website at https://investor.stevemadden.com/corporate-governance/highlights. The Corporate Social Responsibility Committee held four meetings and undertook one action by written consent during the 2023 Fiscal Year.

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Board Leadership Structure, Risk Oversight, Executive Sessions of Non-Employee Directors, and Communications Between Stockholders and the Board

Board Leadership Structure

As noted above, our Board currently comprises nine independent and two non-independent directors.

Mr. Rosenfeld has served as Chairman of the Board and Chief Executive Officer since August 2008 and has been a member of the Board since February 2008. Mr. Migliorini is currently serving as the Presiding Director. The Presiding Director is elected by the Board’s independent directors and presides over executive sessions of the independent directors. We believe that the number of independent, experienced directors who comprise our Board, along with the independent oversight of our Presiding Director, benefits the Company and our stockholders.

We recognize that different board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. We believe our current Board leadership structure is optimal for the Company because it demonstrates to our employees, suppliers, customers, and other stakeholders that we are under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations and leading our Board in setting long-term strategy. Having a single leader for both the Company and our Board eliminates confusion and duplication of efforts and provides clear leadership for the Company. We believe the Company, like many U.S. companies, has been well-served by this leadership structure.

Because the positions of Chairman of the Board and Chief Executive Officer are held by the same person, the Board believes it is appropriate for the independent directors to elect one independent director to serve as a Presiding Director. In addition to presiding at executive sessions of the independent directors, the Presiding Director has responsibilities that include coordinating with the Chairman of the Board and Chief Executive Officer in establishing agenda and discussion items for Board meetings; retaining independent advisors on behalf of the Board as the Board may determine to be necessary or appropriate; and performing such other functions as the independent directors may designate from time to time.

Our Board conducts an annual evaluation to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for the Company and our stockholders.

Risk Oversight

Our Board is responsible for overseeing our risk management process. It focuses on our general risk management strategy and the most significant risks facing the Company and ensures that management implements appropriate risk mitigation strategies. Management also apprises the Board of particular risk management matters in connection with its general oversight and approval of corporate matters.

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The Board has delegated to the Audit Committee oversight of our risk management process. Among its duties, the Audit Committee reviews with management (a) our policies, guidelines, and processes with respect to risk assessment and management of risks that may be material to the Company, (b) our system of disclosure controls and system of internal controls over financial reporting, (c) our compliance with legal and regulatory requirements, and (d) our systems and processes related to information security and technology, including cybersecurity. The Audit Committee is also responsible for reviewing major legislative and regulatory developments that could materially impact our contingent liabilities and other financial risks. Our other Board committees also consider and address risks as they perform their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Our management is responsible for day-to-day risk management. Our risk management and internal audit areas serve as the primary monitoring and testing function for company-wide policies and procedures and manage the day-to-day oversight of the risk management strategy for our ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

Executive Sessions of Independent Directors

The Board holds executive sessions of its independent directors generally at each regularly scheduled meeting. The Presiding Director serves as the chairperson for these executive sessions.

Communications between Stockholders and the Board

We have adopted a procedure by which stockholders may send communications to one or more members of the Board of Directors by writing to such director(s) or to the entire Board of Directors in care of the Secretary at Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104. The Board has instructed the Secretary of the Company to review all communications so received and to exercise discretion not to forward to the Board correspondence that he or she decides is inappropriate, such as business solicitations, frivolous communications and advertising, routine business matters (i.e., business inquiries, complaints, or suggestions) and personal grievances. However, any director may at any time request that the Secretary forward to such director any and all communications received by the Secretary, but not forwarded to the directors.

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Codes of Business Conduct and Ethics

We have adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers, which is applicable to our Chief Executive Officer, Chief Financial Officer, controller, principal accounting officer, head of internal audit and such other employees of the Company as the Audit Committee may from time to time designate as “senior financial officers.” In addition, the individuals who serve on our Board of Directors are subject to a Code of Business Conduct and Ethics for the Board of Directors, and all of our employees are held accountable for adherence to our Code of Conduct. Each of the Code of Ethics for the Chief Executive Officer and Senior Financial Officers and the Code of Business Conduct and Ethics for the Board of Directors is included as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The Code of Conduct applicable to all of our employees is an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The Code of Ethics for the Chief Executive Officer and Senior Financial Officers, the Code of Business Conduct and Ethics for the Board of Directors and the Code of Conduct applicable to all of our employees (collectively, the “Conduct Codes”) are available on our website at https://investor.stevemadden.com/corporate-governance/highlights and may be obtained by any stockholder without charge upon request by writing to the Secretary at Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104. The Conduct Codes are intended to establish standards necessary to deter wrongdoing and to promote compliance with applicable governmental laws, rules and regulations and honest and ethical conduct. The Conduct Codes cover all areas of professional conduct, including conflicts of interest, fair dealing, financial reporting and disclosure, protection of our assets and confidentiality. Employees have an obligation to promptly report any known or suspected violation of the Conduct Codes without fear of retaliation. Waiver of any provision of the Conduct Codes for executive officers and directors may only be granted by the Board of Directors or the Nominating/Corporate Governance Committee, and we will disclose any such waiver or modification of the Conduct Codes relating to such individuals.

Corporate Governance Principles

The Board of Directors has adopted Corporate Governance Principles as a set of guiding guidelines by which the Company is governed. The Corporate Governance Principles address various matters of corporate governance such as board size and composition, director qualifications and responsibilities, director compensation, limitations on service on other boards, board committees, director orientation and education, director access to management, management development and succession planning, and annual performance evaluations for the Board.

The Nominating/Corporate Governance Committee reviews the Corporate Governance Principles annually to determine whether to recommend changes to the Corporate Governance Guidelines to reflect new laws, rules and regulations and governance best practices. The Corporate Governance Principles are available on our website at https://investor.stevemadden.com/corporate-governance/highlights and may be obtained by any stockholder without charge upon request by writing to the Secretary at Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104.

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Stock Ownership Guidelines

The Board of Directors has adopted Stock Ownership Guidelines, which require a level of ownership of shares of our Common Stock by our directors and executive officers to align their interests with the long-term interests of our stockholders. The Stock Ownership Guidelines require our Chief Executive Officer to own shares of our Common Stock equal in value to five times his annual base salary. Other executive officers are required to own shares of our Common Stock equal in value to two times their annual base salary. The Stock Ownership Guidelines further require that each non-employee director must own shares of our Common Stock equal in value to two times the cash portion of the directors’ annual retainer or the equivalent if a retainer is not received in certain circumstances. Individuals subject to the Stock Ownership Guidelines must attain the required level of share ownership by the fifth anniversary of the later of (i) the effective date of the adoption of the Stock Ownership Guidelines and (ii) the date that the individual became a named executive officer or director. The named executive officer or director must retain an amount equal to 25% of the net shares of our Common Stock received as a result of the exercise, vesting or payment of any equity award we make until the applicable share ownership requirement is satisfied. The Compensation Committee monitors the compliance of our Chief Executive Officer and other executive officers with the Stock Ownership Guidelines.

Prohibition on Hedging and Pledging of Our Common Stock

Our directors and executive officers and certain other persons designated from time to time by our Chief Financial Officer are prohibited from entering into hedging transactions and from pledging our Common Stock pursuant to a formal policy concerning such activities adopted by the Board of Directors. This policy does not apply to other employees of the Company.

Corporate Social Responsibility Policy

We are committed to operating our business in a socially responsible manner. We strive to incorporate this commitment into every aspect of our business, including the design, quality, safety and sourcing of our products, the safety and fair treatment of our employees, animal welfare and compliance with laws, including the Foreign Corrupt Practices Act and the SEC’s Conflict Minerals rule. These guiding principles are set forth in our Corporate Social Responsibility Policy, and we expect all our employees to be familiar with and to adhere to them. We strive to do business with vendors and suppliers that share our views and commitments to quality products and ethical business principles. We will only engage vendors and suppliers that demonstrate a commitment to meeting our standards. Our Corporate Social Responsibility Committee assists the Board in its oversight of management’s social responsibility obligations.

Clawback Policy

During 2023, we adopted the Clawback Policy, which applies to our executive officers, including the named executive officers, and provides for the repayment of certain incentive compensation received over a covered period if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws. See “Executive Compensation – Compensation Discussion and Analysis – Clawback Policy” for further discussion of the Clawback Policy.

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Certain Relationships and Related Party Transactions

Steven Madden Employment Agreement. We believe that Steven Madden, our founder and Creative and Design Chief, provides unique and significant value in guiding the leadership of our creative process, both in his hands-on work for the Company and his collaboration with our designers, product professionals and marketing executives. In addition, the public’s association of Mr. Madden’s name and likeness with our branded products is significant, meaningful, and integral to our success and has been, and continues to be, instrumental in creating long-term stockholder value. Based upon that belief, we further believe that his continuing involvement with the Company is essential, and to this end, we have for many years had an employment agreement with Mr. Madden as described below.

Mr. Madden’s agreement in its current form dates back to July 1, 2005, as subsequently amended on various occasions, most recently on November 10, 2023 (the “SM Agreement”). Under the SM Agreement, Mr. Madden has agreed to continue to serve as our Creative and Design Chief for a term continuing through December 31, 2031, for a base salary of $7,026,042 per annum through December 31, 2026, together with the potential for cash bonuses at the sole discretion of our Board of Directors and an annual life insurance premium reimbursement of up to $200,000. Effective January 1, 2027, Mr. Madden’s base salary will increase to $7,377,374 until December 31, 2028, and effective January 1, 2029, through the remainder of the term, Mr. Madden’s base salary will be increased to $7,746,211. Pursuant to the SM Agreement, on February 8, 2012, Mr. Madden was granted 2,194,584 restricted shares of Common Stock (as adjusted for our 2018 three-for-two stock split effected as a stock dividend), valued at approximately $40 million, under our Amended and Restated 2006 Stock Incentive Plan, which is referred to herein as the “2006 Plan.” The restricted stock vested in equal annual installments over seven years commencing on December 31, 2017 through December 31, 2023. On June 30, 2012, as allowed under the SM Agreement, Mr. Madden elected to receive an additional restricted stock award valued at approximately $40 million in consideration of a reduction in his annual base salary in years after 2012 to the amount reflected above. As a consequence, on July 3, 2012, Mr. Madden received 2,840,013 additional restricted shares of Common Stock which vested in six annual installments commencing on December 31, 2018 through December 31, 2023, subject to his continued employment with the Company on each such vesting date.

Under the SM Agreement, Mr. Madden is also eligible to receive annually, on or about the date of our annual meeting of stockholders (but not later than June 30), an option (the “Annual Option”) to purchase shares of Common Stock equal to the greater of (a) 100% of the largest aggregate number of shares of Common Stock available upon the exercise of an option or options granted to any other continuing full-time employee of the Company during the preceding twelve-month period or (b) 225,000 shares of Common Stock; provided, however, that a grant to Mr. Madden in excess of 150% of the number of shares of Common Stock subject to options granted to such other continuing full-time employee would require stockholder approval. Any Annual Option so granted vests quarterly over a one-year period and is exercisable for a period of five years at a price equal to the closing price of our Common Stock on the grant date. In addition, pursuant to the SM Agreement, on March 1, 2017, Mr. Madden received a one-time stock option grant to purchase 1,125,000 shares of our Common Stock at an exercise price of $24.90 as a result of our having achieved for the fiscal year ended December 31, 2016 earnings per share performance criteria set forth in the SM Agreement; such option vests in equal annual installments over a five-year period, which commenced on the first anniversary of the grant date.

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Under the SM Agreement, if Mr. Madden dies, his estate would receive a payment equal to his base salary for the 24-month period immediately after the date of his death. Further, if Mr. Madden’s employment is terminated due to his total disability (as defined in the agreement), “for cause” (as defined in the agreement) or due to Mr. Madden’s resignation, we are obligated to pay Mr. Madden the amount of compensation that is accrued and unpaid through the date of termination. If Mr. Madden’s employment is terminated for any reason (other than “for cause” or due to his death, total disability or resignation), we are obligated to pay Mr. Madden, in installments, the balance of his base salary through the end of the term of the SM Agreement. If, during the period commencing 120 days prior to a “change of control” transaction (as defined in the SM Agreement) and ending on the first anniversary of a change of control transaction, Mr. Madden’s employment is terminated other than “for cause” (as defined in the SM Agreement) all unvested options held by Mr. Madden will be accelerated and vest on the date of termination or resignation, or if the employment termination occurred prior to the change of control, on the date of such change of control, and Mr. Madden will be entitled to receive a lump sum cash payment equal to the amount of compensation that is accrued and unpaid through the date of termination plus $35 million. The SM Agreement contains other customary provisions, including provisions regarding expense reimbursement, confidentiality, non-solicitation and non-competition.

For the 2023 Fiscal Year, Mr. Madden earned $7,026,042 in base salary and received $200,000 for the payment of an annual life insurance premium. Mr. Madden also received his Annual Option for the 2023 Fiscal Year to purchase 225,000 shares of Common Stock at a price per share of $30.63.

The most recent amendment entered into on November 10, 2023, effected the extension of the term of the SM Agreement for five years through December 31, 2031. In connection with the extension, we agreed to pay Mr. Madden a base salary of $7,026,042 for the annual periods ending December 31, 2023, 2024, 2025, and 2026; $7,377,374 for the annual periods ending December 31, 2027 and 2028; and $7,746,211 for the annual periods through the remainder of the term. Additionally, on the first business day of January 2024, and then annually on the first business day of successive years through December 31, 2031, Mr. Madden will receive a restricted stock award under our 2019 Incentive Compensation Plan for a number of shares of Common Stock valued at (i) $10 million each year for the years ended December 31, 2024, 2025, and 2026, and (ii) $9 million each year for the years ended December 31, 2027, 2028, 2029, 2030, and 2031, and each such award will vest in accordance with the terms of the amendment.

Loan to Steven Madden. On June 25, 2007, we made a loan to Mr. Madden in the amount of $3,000,000 to enable Mr. Madden to satisfy a personal tax obligation resulting from the exercise of a stock option that was due to expire. The loan is evidenced by a secured promissory note executed by Mr. Madden in our favor, the security for which is a certain securities brokerage account maintained by Mr. Madden with his broker; none of the securities in the securities brokerage account are shares of Common Stock. There have been successive amendments to the secured promissory note, the most recent of which occurred in April 2016. At that time the secured promissory note was amended to substitute the collateral securing the secured promissory note from shares of our Common Stock to the security interest in Mr. Madden’s securities brokerage account. Previously, on January 3, 2012, the secured promissory note was amended and restated to extend the maturity date of the obligation to December 31, 2023 and eliminate the accrual of interest after December 31, 2011. Prior to the January 3, 2012 amendment, the secured promissory note had been accruing interest at the rate of 6% per annum. In addition, the secured promissory note provides that, commencing on December 31, 2014 and annually on each December 31 thereafter through the maturity date, one-tenth of the principal amount thereof, together with accrued interest, will be cancelled by the Company provided that we have employed Mr. Madden on each such December 31. Contemporaneously, on each such December 31, we will release our security interest in a portion of the securities held in Mr. Madden’s securities brokerage account generally correlating to the amount of indebtedness cancelled on such date. As of December 31, 2011, interest in the amount of $1,090,000 had accrued on the principal amount of the secured promissory note and, as noted above, interest was eliminated after December 31, 2011. On December 31, 2023, the remaining balance outstanding under the promissory note was forgiven by the Company, no amounts remain outstanding, and neither the Company nor Mr. Madden have any outstanding obligations under the note.

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Review, Approval or Ratification of Transactions with Related Persons

Our Conduct Codes and Employee Handbook prohibit all conflicts of interest. Under the Conduct Codes, conflicts of interest occur when personal or professional interests interfere in any way, or even appear to interfere, with our interests. Our prohibition on conflicts of interest under the Conduct Codes includes any related party transaction.

Related person transactions must be approved by the Board, or by a committee of the Board consisting solely of independent directors, who will approve the transaction only if they determine that it is in our best interests. In considering the transaction, the Board or committee will consider all relevant factors, including, as applicable, (i) the business rationale for entering into the transaction; (ii) the alternatives to entering into a related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties or, in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction to the Company.

We have multiple processes for reporting conflicts of interest, including related party transactions. Under the Conduct Codes, all employees are required to report any actual or apparent conflict of interest, or potential conflict of interest, to management. The Chief Financial Officer distributes a questionnaire to our executive officers and management personnel quarterly and distributes a questionnaire to the members of the Board of Directors annually requesting certain information regarding, among other things, their immediate family members, employment and beneficial ownership interests, which information is then reviewed for any conflicts of interest under the Conduct Codes.

The Board of Directors, the Audit Committee and the Disclosure Committee, which consists of management personnel, discuss the related party transactions, specifically, and in connection with the regular review processes attendant to our periodic filings, including related party transaction disclosures.

If a director is a party to or in some manner involved in a transaction involving the Company, they will be recused from all discussions and decisions about the transaction. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

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COMPENSATION OF DIRECTORS IN THE 2023 FISCAL YEAR

The Compensation Committee is responsible for establishing and overseeing all matters pertaining to compensation paid to directors for service on the Board and its committees.

The following table sets forth information concerning the 2023 Fiscal Year compensation of our non-employee directors who served in the 2023 Fiscal Year. Following the table is a discussion of material factors related to the information disclosed in the table. Mr. Rosenfeld and Ms. Varela do not receive any compensation for their service on the Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		All Other Compensation ($)	Total ($)
Peter A. Davis	85,000	120,008	(2)	—	205,008
Al Ferrara	120,000	120,008	(3)	—	240,008
Mitchell S. Klipper	95,000	120,008	(4)	—	215,008
Maria Teresa Kumar	85,000	120,008	(5)	—	205,008
Rose Peabody Lynch	95,000	120,008	(6)	—	215,008
Peter Migliorini	100,000	120,008	(7)	—	220,008
Arian Simone Reed	85,000	120,008	(8)	—	205,008
Ravi Sachdev	95,000	120,008	(9)	—	215,008
Robert Smith	95,000	120,008	(10)	—	215,008

(1)	Reflects the grant date fair value of stock awards calculated in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Assumptions used in the calculation of these amounts are included in Note H to our audited financial statements for the fiscal year ended December 31, 2023 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2024.
(2)	At December 31, 2023, the aggregate number of shares of restricted Common Stock held by Mr. Davis was 3,918, all of which were issued in the 2023 Fiscal Year, and Mr. Davis had no options outstanding.
(3)	At December 31, 2023, the aggregate number of shares of restricted Common Stock held by Mr. Ferrara was 3,918, all of which were issued in the 2023 Fiscal Year, and Mr. Ferrara had no options outstanding.
(4)	At December 31, 2023, the aggregate number of shares of restricted Common Stock held by Mr. Klipper was 3,918, all of which were issued in the 2023 Fiscal Year, and Mr. Klipper had no options outstanding.
(5)	At December 31, 2023, the aggregate number of shares of restricted Common Stock held by Ms. Kumar was 3,918, all of which were issued in the 2023 Fiscal Year, and Ms. Kumar had no options outstanding.
(6)	At December 31, 2023, the aggregate number of shares of restricted Common Stock held by Ms. Lynch was 3,918, all of which were issued in the 2023 Fiscal Year, and Ms. Lynch had no options outstanding.
(7)	At December 31, 2023, the aggregate number of shares of restricted Common Stock held by Mr. Migliorini was 3,918, all of which were issued in the 2023 Fiscal Year, and Mr. Migliorini had no options outstanding.

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(8)	At December 31, 2023, the aggregate number of shares of restricted Common Stock held by Ms. Reed was 3,918, all of which were issued in the 2023 Fiscal Year, and Ms. Reed had no options outstanding.
(9)	At December 31, 2023, the aggregate number of shares of restricted Common Stock held by Mr. Sachdev was 3,918, all of which were issued in the 2023 Fiscal Year, and Mr. Sachdev had no options outstanding.
(10)	At December 31, 2023, the aggregate number of shares of restricted Common Stock held by Mr. Smith was 3,918, all of which were issued in the 2023 Fiscal Year, and Mr. Smith had no options outstanding.

Directors who are also our employees are not paid any fees or other remuneration for service on the Board of Directors or any of its committees. In the 2023 Fiscal Year, each non-employee director received for service on the Board a grant of 3,918 shares of restricted Common Stock, vesting on May 24, 2024, the first anniversary of the grant date, and was entitled to receive $75,000 for such service.

In the 2023 Fiscal Year, members of the Audit Committee, Nominating/Corporate Governance Committee, Compensation Committee and Corporate Social Responsibility Committee were each entitled to receive an additional $10,000 for serving on such committees. Additionally, the Chairman of the Audit Committee was entitled to receive $35,000 for serving in this role and the Chairman of the Compensation Committee was entitled to receive an additional $15,000. We reimburse our directors for any out-of-pocket expenses incurred by them in connection with services provided in such capacity, in accordance with our business expense reimbursement guidelines.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of March 19, 2024 (unless otherwise indicated) with respect to the beneficial ownership of our Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock. A person is deemed to be a beneficial owner of any securities that that person has the right to acquire within 60 days.

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Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class
BlackRock Inc. 55 East 52nd Street New York, NY 10055	11,123,776	15.15	%(2)
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	8,241,420	11.22	%(3)
Wellington Management Group LLP c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	6,198,043	8.44	%(4)
Macquarie Group Limited 50 Martin Place Sydney, New South Wales Australia	5,174,755	7.05	%(5)

(1)	Beneficial ownership as reported in the table below has been determined in accordance with Item 403 of Regulation S-K and Rule 13d-3 of the Exchange Act and based upon 73,433,032 shares of Common Stock outstanding (excluding treasury shares) as of March 19, 2024.
(2)	Based solely on a Statement on Schedule 13G/A filed with the SEC on January 24, 2024 by BlackRock, Inc. (“BlackRock”), BlackRock has sole voting power with respect to 11,005,531 of such shares and sole dispositive power with respect to 11,123,776 of such shares.
(3)	Based solely on a Statement on Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group (“Vanguard”), Vanguard has shared voting power with respect to 138,409 of such shares, sole dispositive power with respect to 8,026,950 of such shares and shared dispositive power with respect to 214,470 of such shares.
(4)	Based solely on a Statement on Schedule 13G/A filed with the SEC on February 8, 2024 by Wellington Management Group LLP (“Wellington”), Wellington has shared voting power with respect to 5,487,082 of such shares and shared dispositive power with respect to 6,198,043 of such shares.
(5)	Based solely on a Statement on Schedule 13G/A filed with the SEC on February 14, 2024 by Macquarie Group Limited (“Macquarie Group”), Macquarie Group is the beneficial owner of the following shares of Common Stock by virtue of its direct or indirect ownership of the following companies: (i) Macquarie Investment Management Business Trust (“Macquarie IM Business Trust”), which has sole voting power and sole dispositive power with respect to 5,174,755 shares and (ii) Macquarie Management Holdings Inc. (“Macquarie Holdings”), which is deemed to be the beneficial owner of 5,174,755 , shares by virtue of its direct or indirect ownership interest in Macquarie IM Business Trust. The address of Macquarie Holdings and Macquarie IM Business Trust is 2005 Market Street, Philadelphia, PA 19103.

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Security Ownership of Directors and Executive Officers

The following table sets forth information as of March 19, 2024 (unless otherwise indicated) with respect to the beneficial ownership of Common Stock held by (a) each current director and nominee; (b) our Chief Executive Officer, our Chief Financial Officer and our three most highly compensated executive officers as of December 31, 2023 other than the Chief Executive Officer and the Chief Financial Officer (the “Named Executive Officers”); and (c) all current directors and executive officers as a group. A person is deemed to be a beneficial owner of any securities that that person has the right to acquire within 60 days. Each director and executive officer has sole voting power and sole dispositive power with respect to all shares beneficially owned by him or her.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Class
Edward R. Rosenfeld	931,038	1.27	%(3)
Peter A. Davis	5,751		*(4)
Al Ferrara	15,385		*(5)
Karla Frieders	102,179		*(6)
Lisa Keith	20,687		*(7)
Mitchell S. Klipper	21,743		*(8)
Maria Teresa Kumar	10,140		*(9)
Rose Peabody Lynch	19,997		*(10)
Zine Mazouzi	74,790		*(11)
Peter Migliorini	16,100		*(12)
Arian Simone Reed	7,276		*(13)
Ravi Sachdev	76,323		*(14)
Robert Smith	12,418		*(15)
Amelia Newton Varela	212,335		*(16)
All Directors and Executive Officers as a Group (14 persons)	1,526,162	2.08	%(17)

*	Indicates beneficial ownership of less than 1%.
(1)	The address for each of the individuals named above is c/o Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104.
(2)	Beneficial ownership as reported in the table above has been determined in accordance with Item 403 of Regulation S-K and Rule 13d-3 of the Exchange Act and based upon 73,433,032 shares of Common Stock outstanding (excluding treasury shares) as of March 19, 2024.
(3)	Mr. Rosenfeld’s beneficial ownership includes: (i) 320,603 shares of restricted Common Stock; (ii) 376,435 shares of Common Stock held by Mr. Rosenfeld without restriction, and (iii) 234,000 shares of Common Stock held by the Rosenfeld 2021 Family Trust (the “Trust”). The Trust is for the benefit of Mr. Rosenfeld’s spouse and children and his spouse is the sole trustee. Mr. Rosenfeld disclaims beneficial ownership of the Common Stock held by the Trust.

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(4)	Mr. Davis’ beneficial ownership consists of 3,918 shares of restricted Common Stock and (ii) 1,833 shares of Common Stock held by Mr. Davis without restriction.
(5)	Mr. Ferrara’s beneficial ownership consists of (i) 3,918 shares of restricted Common Stock and (ii) 11,467 shares of Common Stock held by Mr. Ferrara without restriction.
(6)	Ms. Frieders’ beneficial ownership consists of (i) 48,500 shares of restricted Common Stock and (ii) 53,679 shares of Common Stock held by Ms. Frieders without restriction.
(7)	Ms. Keith’s beneficial ownership consists of (i) 14,019 shares of restricted Common Stock and (ii) 6,668 shares of Common Stock held by Ms. Keith without restriction.
(8)	Mr. Klipper’s beneficial ownership consists of (i) 3,918 shares of restricted Common Stock and (ii) 17,825 shares of Common Stock held by Mr. Klipper without restriction.
(9)	Ms. Kumar’s beneficial ownership consists of (i) 3,918 shares of restricted Common Stock and (ii) 6,222 shares of Common Stock held by Ms. Kumar without restriction.
(10)	Ms. Lynch’s beneficial ownership consists of (i) 3,918 shares of restricted Common Stock and (ii) 16,079 shares of Common Stock held by Ms. Lynch without restriction.
(11)	Mr. Mazouzi’s beneficial ownership includes: (i) 60,574 shares of restricted Common Stock and (ii) 14,216 shares of Common Stock held by Mr. Mazouzi without restriction.
(12)	Mr. Migliorini’s beneficial ownership includes: (i) 3,918 shares of restricted Common Stock and (ii) 12,182 shares of Common Stock held by Mr. Migliorini without restriction.
(13)	Ms. Reed’s beneficial ownership includes: (i) 3,918 shares of restricted Common Stock and (ii) 3,358 shares of Common Stock held by Ms. Reed without restriction.
(14)	Mr. Sachdev’s beneficial ownership includes: (i) 3,918 shares of restricted Common Stock and (ii) 72,405 shares of Common Stock held by Mr. Sachdev without restriction.
(15)	Mr. Smith’s beneficial ownership includes: (i) 3,918 shares of restricted Common Stock and (ii) 8,500 shares of Common Stock held by Mr. Smith without restriction.
(16)	Ms. Varela’s beneficial ownership includes: (i) 54,007 shares of restricted Common Stock and (ii) 158,328 shares of Common Stock held by Ms. Varela without restriction.
(17)	Includes, in the aggregate, (i) 532,965 shares of restricted Common Stock; (ii) 759,197 shares of Common Stock held by such beneficial owners; and (iii) 234,000 shares of Common Stock held indirectly by the Trust.

Delinquent Section 16(a) Reports

We are not aware of any late or delinquent filings under Section 16(a) of the Securities Exchange Act of 1934, except that (i) a late Form 4 was filed on behalf of Amelia Newton Varela in January 2023, and (ii) a late Form 4 was filed on behalf of Peter A. Davis on February 14, 2024.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis describes the overall principles and objectives and specific features of our executive compensation program, primarily focused on the executive compensation program’s application to our Chief Executive Officer and our other executive officers included in the Summary Compensation Table, whom we refer to collectively in this Proxy Statement as the “Named Executive Officers.”

In developing and evaluating our executive compensation program, the Compensation Committee reviews our total stockholder return and annual financial results for prior years and the extent to which those indicia correlate with executive compensation.

As part of our cash deployment strategy to drive stockholder value and enhance stockholder returns, our Board of Directors approved four quarterly cash dividends on outstanding Common Stock during 2023. We paid a quarterly cash dividend of $0.21 per share on each of March 24, 2023, June 23, 2023, September 25, 2023, and December 29, 2023, returning a total of $63.2 million to stockholders during the period in the form of dividends. We also repurchased 3,978,467 shares of our Common Stock for approximately $142.3 million during 2023, which includes shares acquired through the net settlement of employee stock awards. Since fiscal year 2013, the Company has returned approximately $1.5 billion to stockholders in the form of share repurchases and dividends demonstrating our commitment to creating stockholder value.

Total revenue for the 2023 Fiscal Year decreased by 6.6% to $2.0 billion from $2.1 billion in the year ended December 31, 2022. Net income attributable to the Company was $171.6 million, or $2.30 per diluted share, for the 2023 Fiscal Year as compared to net income of $216.1 million, or $2.77 per diluted share, for the year ended December 31, 2022. On an adjusted basis, net income attributable to the Company was $182.7 million, or $2.45 per diluted share, for the 2023 Fiscal Year as compared to adjusted net income of $218.3 million, or $2.80 per diluted share, for the year ended December 31, 2022.

The preceding discussion includes financial measures that are adjusted from the corresponding GAAP financial measures. We include a reconciliation of these adjusted financial measures to the corresponding GAAP financial measures in Annex A to this Proxy Statement.

Reflecting our financial and stock performance in the 2023 Fiscal Year, we paid the bonuses reflected in the Summary Compensation Table to our Named Executive Officers, which represented a decrease compared to 2022. Because our general practice is to award bonuses and grant equity based on Named Executive Officer performance for the preceding year, we believe that we are able to maintain relative alignment between pay and performance.

Compensation Objectives and Strategy

Our executive officer compensation program is designed to attract and retain the caliber of officers needed to ensure our continued growth and profitability and to reward them for their performance, for our performance and for creating long-term value for our stockholders. The primary objectives of the program are to:

●	align rewards with performance that creates stockholder value;
●	support our strong team orientation;
●	encourage high-potential team players to build a career at the Company; and
●	provide rewards that are cost-efficient, competitive with other similarly positioned organizations and fair to employees and stockholders.

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The Compensation Committee of the Board of Directors approves and administers our executive compensation program. Working with management and outside advisors, the Compensation Committee has developed a compensation and benefits strategy that rewards performance and reinforces a culture that the Compensation Committee believes will drive long-term success and value creation.

The compensation program rewards team accomplishments while promoting individual accountability. The executive officer compensation program depends in significant measure on our results, but business unit results and individual accomplishments are also very important factors in determining each executive’s compensation. We have a robust planning and goal-setting process that is fully integrated into the compensation system, enhancing a strong relationship among individual efforts, Company results and financial rewards.

We place a major portion of total compensation at risk through annual and long-term incentives. However, we may also pay discretionary bonuses to the Named Executive Officers based on their performance during the preceding year. We designed the combination of incentives to balance annual operating objectives and Company earnings performance with longer-term stockholder value creation.

To implement our primary objectives, we seek to provide competitive compensation that is commensurate with performance. We target compensation at the median of the market, as discussed below under “Pay Levels and Benchmarking,” and calibrate both annual and long-term incentive opportunities to generate less-than-median awards when we do not fully achieve goals and greater-than-median awards when we exceed goals.

We believe that there is great value to the Company in having a team of long-tenured, seasoned managers and seek to promote a long-term commitment from our senior executives. We have designed our team-focused culture and management processes to foster this commitment. In addition, restricted Common Stock awards that we granted to Named Executive Officers in the 2023 Fiscal Year reinforce this long-term orientation with annual vesting over four to five years.

Role of the Compensation Committee

General. The Compensation Committee provides overall guidance for our executive compensation policies and determines the amounts and elements of compensation for our executive officers and outside directors. The Compensation Committee currently consists of four members of the Board of Directors, Ms. Lynch and Messrs. Davis, Migliorini, and Smith, each of whom is an independent director under Rule 5605 of The Nasdaq Global Select Market listing standards and a “non-employee director” as defined under the SEC’s rules.

When considering decisions concerning the compensation of executives, other than the Chief Executive Officer, the Compensation Committee asks for the recommendations of the Chief Executive Officer, including his detailed evaluation of each executive’s performance.

In accordance with the Compensation Committee Charter, the Compensation Committee may form and delegate authority to subcommittees when appropriate. Additionally, the Compensation Committee may delegate its authority to the Company’s officers with respect to the compensation of employees who are not officers of the Company for purposes of Section 16 of the Exchange Act when appropriate.

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Use of Outside Advisors. In making its determinations with respect to executive compensation, the Compensation Committee has historically engaged the services of an independent compensation consulting firm. The Compensation Committee has retained the services of Arthur J. Gallagher & Co.’s Human Resources & Compensation Consulting Practice (“Gallagher”) since 2005 to assist with its review of the compensation packages and employment agreements of the Chief Executive Officer and other executive officers. In 2023, Gallagher worked with the Compensation Committee to assess the reasonableness of grants of restricted Common Stock to Mr. Rosenfeld, Ms. Varela, Mr. Mazouzi and Ms. Frieders, the terms of the new employment agreement for Ms. Frieders and Mr. Mazouzi, in each case as compared with comparable positions in the peer group that we list below. Gallagher also worked with the Compensation Committee to establish a bonus pool and individual allocations from the pool for 2023. We based executive compensation for the Named Executive Officers on employment agreements with pay structures and levels that we set with reference to competitive market studies that Gallagher performed just prior to the consummation of the agreements. Gallagher completed position-specific competitive market studies when we entered into the new employment agreement with Ms. Frieders and Mr. Mazouzi and when we approved the grants of restricted Common Stock to Mr. Rosenfeld, Ms. Varela, Mr. Mazouzi, and Ms. Frieders in the 2023 Fiscal Year. Gallagher provides only executive compensation consulting services and works with management only at the behest of the Compensation Committee.

The Compensation Committee retains Gallagher directly, although in carrying out assignments for the Company, Gallagher also interacts with our management, when necessary and appropriate, to obtain compensation and performance data for the Company and our executives. In addition, Gallagher may, in its discretion, seek input and feedback from management regarding its consulting work product for the Compensation Committee to confirm alignment with our business strategy and identify data questions or other similar issues, if any, prior to completion of a project for the Compensation Committee.

Independence of Outside Advisors. The Compensation Committee has the sole authority to retain, terminate, approve the fees and set the terms of our relationship with any outside compensation advisors who assist the Committee in carrying out its responsibilities. It may select or receive advice from any compensation consultant or other advisor only after taking into consideration all factors relevant to the consultant’s independence from management, including the factors set forth in Nasdaq rules and in the Compensation Committee Charter. Independence factors that the Compensation Committee should consider under its charter include: (a) any other services that the consultant provides to the Company, (b) any business or personal relationships the consultant has with a committee member or an executive officer of the Company, and (c) whether the consultant has any policies in place to prevent conflicts of interest.

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Accordingly, the Compensation Committee reviews annually its relationship with Gallagher to ensure Gallagher’s independence on executive compensation matters. Prior to selecting and receiving advice from Gallagher with respect to executive compensation in the 2023 Fiscal Year, the Compensation Committee reviewed Gallagher’s independence and that of Gallagher’s individual representatives who served as the Committee’s advisors. The Compensation Committee determined that no conflicts of interest exist between the Company and Gallagher or its representatives. In reaching such determination, the Compensation Committee considered, among other things, the following factors: (i) that Gallagher provides no services to the Company other than executive compensation consulting services; (ii) the fees we paid to Gallagher as a percentage of Gallagher’s total revenue; (iii) the representations by Gallagher as to its policies and procedures that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual representatives of Gallagher who advised the Compensation Committee and any member of the Compensation Committee; and (v) any business or personal relationships between our executive officers and Gallagher or its individual representatives.

Consideration of 2023 Stockholder Say-on-Pay Vote. At our 2023 Annual Meeting of Stockholders, our stockholders overwhelmingly approved, on an advisory basis, the compensation of our Named Executive Officers (96% of votes cast). This continues the string of 94% or higher approvals that began with the initial say-on-pay vote in 2011. The Compensation Committee believes this level of stockholder support reflects a very strong endorsement of our compensation policies and decisions. The Compensation Committee has considered the results of this advisory vote on executive compensation in determining our compensation policies and decisions for 2024 and has determined that these policies and decisions are appropriate and in our best interests and those of our stockholders at this time.

Compensation Structure

Pay Elements - Overview

We use four main components of compensation:

●	base salary;
●	annual performance-based bonuses;
●	long-term equity incentives (consisting of stock options and restricted stock); and
●	benefits and perquisites.

Pay Elements - Details

Base Salary. We paid base salaries to each of the Named Executive Officers to provide them with fixed pay commensurate with the Named Executive Officer’s role and responsibilities, experience, expertise, and individual performance. As we describe more fully in the section of this Proxy Statement captioned “Employment Arrangements,” during 2023, we had employment agreements with each of the Named Executive Officers that specified their base salary levels for 2023. The Compensation Committee, as constituted at the time the parties entered into the employment agreements or any amendments to those agreements, reviewed and approved the salary that each such agreement or amendment established. The Compensation Committee considered each employee’s salary history, value in our competitive market and performance (including at the Company and previous employment).

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The annual base salary of our Chief Executive Officer, Edward R. Rosenfeld, under Mr. Rosenfeld’s employment agreement dated December 31, 2021, was $1,126,879 for the year ending December 31, 2023 and 1,171,954 for the year ended December 31, 2024. We and Mr. Rosenfeld entered into an employment agreement, effective March 1, 2024, which superseded and replaced his prior agreement, pursuant to which his salary for the period from March 1, 2024 through February 28, 2025 is $1,171,954.

The annual base salary of our President, Amelia Newton Varela, under Ms. Varela’s employment agreement dated December 21, 2022, which remains in effect until December 31, 2025, was $775,000 for the year ending December 31, 2023, and is $800,000 for the year ending December 31, 2024, and $825,000 for the year ending December 31, 2025.

The annual base salary of our Chief Financial Officer, Zine Mazouzi, under Mr. Mazouzi’s employment agreement dated as of December 8, 2020, which remained in effect until December 31, 2023, was $600,000 for the year ending December 31, 2023. On November 10, 2023, we entered into a new employment agreement with Mr. Mazouzi, which replaced Mr. Mazouzi’s prior agreement. The annual base salary of Mr. Mazouzi under the new employment agreement, dated as of November 10, 2023, which remains in effect until December 31, 2026, is $675,000 for the year ending December 31, 2024, $700,000 for the year ending December 31, 2025, and $725,000 for the year ending December 31, 2026.

The employment agreement, dated May 11, 2020, for our Chief Merchandising Officer, Karla Frieders, which remained in effect until April 30, 2023, provided for an annual base salary of $590,000 for the contract year ending 2023. On May 11, 2023, we entered into a new employment agreement with Ms. Frieders, effective as of May 1, 2023, which remains in effect until April 30, 2025. Pursuant to the terms of the new employment agreement, the annual base salary of Ms. Frieders is $590,000 through April 30, 2025.

The annual base salary of our General Counsel, Lisa Keith, under Ms. Keith’s employment agreement dated as of January 22, 2021, which remained in effect until January 31, 2023, was $375,000 for the year ended January 31, 2023. On January 17, 2023, we entered into a new employment agreement with Ms. Keith, effective February 1, 2023, pursuant to which we agreed to pay her an annual base salary of $400,000 for the year ended January 31, 2024. On January 24, 2024, we entered into an employment agreement with Ms. Keith, effective as of February 1, 2024, which remains in effect until January 31, 2027, pursuant to which her annual base salary is $425,000 from February 1, 2024 through January 31, 2025, $450,000 from February 1, 2025 through January 31, 2026, and $475,000 from February 1, 2026 through January 31, 2027.

Please see the section of this Proxy Statement captioned “Summary Compensation Table for the Fiscal Year 2023” and “Employment Arrangements” for a more detailed description of the employment agreements and compensation of the Named Executive Officers. The 2022 and 2023 salary increases, if any, for our Named Executive Officers, as reflected in the following table, are generally consistent with those of other management employees.

Named Executive Officer	2022 Salary	2023 Salary	2024 Salary
Edward R. Rosenfeld	$1,083,538	$1,126,879	$1,171,954
Amelia Newton Varela	$750,000	$775,000	$800,000
Zine Mazouzi	$575,000	$600,000	$675,000
Lisa Keith	$375,000	$400,000	$425,000
Karla Frieders	$590,000	$590,000	$590,000

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Annual Performance-based Bonus. The respective employment agreements for our Named Executive Officers establish the structures for their annual performance-based cash bonuses, if any. The Compensation Committee reviewed and approved the bonus provisions fixed in each such employment agreement at the time the parties entered into such agreements and any amendments to those agreements. Such bonus provisions generally provide for variable or discretionary bonuses that the Committee designed to reward attainment of business goals that create stockholder value.

Mr. Rosenfeld’s employment agreement as in effect in 2023 did not entitle him to any annual performance-based cash bonuses. The amount of such bonuses, if any, was at the absolute discretion of the Board of Directors.

Ms. Varela’s previous employment agreement entitled her to an annual performance-based cash bonus for each of the fiscal years ended December 31, 2021 and 2022 in an amount equal to 2% of the increase, if any, in our total earnings before interest and taxes (“EBIT”) for each such year over our total EBIT for the immediately preceding year. EBIT attributable to any business that we acquire after January 1, 2020 is included in the calculation for the purpose of determining Ms. Varela’s annual bonus after one year of Company ownership. As we previously disclosed, the February 25, 2021 amendment to Ms. Varela’s employment agreement caps her performance-based bonus at $450,000 in 2021 and 2022. In exchange for agreeing to the cap on her performance-based bonus, Ms. Varela received a grant of restricted stock on March 1, 2021 with a value of $1.0 million, subject to vesting at a rate of 25% per year.

Ms. Varela’s current employment agreement entitles her to an annual performance-based cash bonus based on our EBIT for each of the fiscal years ended December 31, 2023, 2024 and 2025 based on the following schedule:

EBIT	Bonus as % of Salary
Maximum (130% of Plan)	80%
Target (100% of Plan)	50%
Threshold (90% of Plan)	30%

Mr. Mazouzi’s prior employment agreement entitled him to an annual performance-based cash bonus for the fiscal year ended December 31, 2023 based on the following schedule:

Diluted EPS	Bonus as % of Salary
Maximum (130% of Plan)	80%
Target (100% of Plan)	50%
Threshold (90% of Plan)	20%

Mr. Mazouzi’s current employment agreement entitles him to an annual performance-based cash bonus for each of the fiscal years ended December 31, 2024, December 31, 2025, and December 31, 2026 based on the following schedule:

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Diluted EPS	Bonus as % of Salary
Maximum (130% of Plan)	90%
Target (100% of Plan)	60%
Threshold (90% of Plan)	40%

Ms. Keith’s prior and current employment agreements entitle her to an annual performance-based bonus for each of the fiscal years ending December 31, 2023, 2024, 2025, and 2026 in an amount to be determined by the Company in its absolute discretion, which bonus, if any, is paid to her on or about March 15 of the year immediately following the year in which it was earned.

Ms. Frieders’ prior and current employment agreements entitle her to an annual performance-based bonus for each of the fiscal years ending December 31, 2020, 2021 and 2022, 2023, and 2024 in an amount to be determined by the Company in its absolute discretion, which bonus, if any, is paid to her on or about March 15 of the year immediately following the year in which it was earned.

As provided in the Steven Madden, Ltd. 2019 Incentive Compensation Plan, the maximum payment that we may make to an individual under any performance-based cash award during any fiscal year and subject to the attainment of specified performance goals is $10,000,000. The Compensation Committee may, in its sole discretion, elect to pay an individual an amount that is less than the individual’s target award regardless of the degree of attainment of the performance goals.

Taking into account Gallagher’s recommendations based on comparisons with our peer group companies, including target annual incentive compensation (which we discuss below under “Pay Levels and Benchmarking”), and the individual performance of our Named Executive Officers, the Compensation Committee approved the following cash payments based on performance during the Fiscal Year 2023:

Named Executive Officer	2023 Cash Award Value
Edward R. Rosenfeld		$880,000
Amelia Newton Varela		$303,708
Zine Mazouzi		$264,000
Lisa Keith		$100,000
Karla Frieders	$	-_

In Fiscal Year 2023, we had established a bonus pool equal to 6% of our net income out of which any bonuses earned by our Named Executive Officers and other key executives would be paid. The bonus pool, based on net income of $171.6 million for Fiscal Year 2023, was approximately $10.3 million.

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Long-term Equity Incentives. Management and the Compensation Committee believe that equity-based awards are an important factor in aligning the long-term financial interest of the executive officers and stockholders. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering our compensation program. In the Fiscal Year 2023, the Compensation Committee continued its practice in recent years of granting equity incentives in the form of restricted stock, which the Compensation Committee believes provides both substantial incentive and retention characteristics. The Committee designed these awards to provide emphasis on preserving stockholder value generated in recent years while providing significant incentives for continuing growth in stockholder value.

We determined the amounts of the equity-based awards that we granted to our Named Executive Officers in the 2023 Fiscal Year based on the Committee’s evaluation of our performance during Fiscal Year 2022, Gallagher’s recommendations based on comparisons with our peer group companies, including target incentive compensation (which we discuss below under “Pay Levels and Benchmarking”), and the individual performance of the Named Executive Officers. On February 1, 2023, we made a grant of 4,808 shares of restricted Common Stock to Ms. Keith which vests 20% per year over five years beginning on February 1, 2024. On March 15, 2023, we made a grant of 86,480 shares of restricted Common Stock to Mr. Rosenfeld, a grant of 7,207 shares of restricted Common Stock to Ms. Varela, and a grant of 7,207 shares of restricted Common Stock to Mr. Mazouzi. Each of those grants vests 20% per year over five years commencing on March 1, 2024. On June 1, 2023, we made a grant of 21,214 shares of restricted Common Stock to Ms. Frieders, which vests 20% per year over five years commencing on June 1, 2024. On December 1, 2023, we made a grant of 5,147 shares to Mr. Mazouzi which vests 20% per year over five years commencing on December 1, 2024. We also made a grant of 35,177 shares of restricted Common Stock to Ms. Varela on January 3, 2023 in connection with her new employment agreement that we discussed above. See “Employment Arrangements” below for a further discussion of the equity-based awards we made to our Named Executive Officers.

The Committee intends to continue to review the types of equity awards we grant to achieve appropriate incentives for both performance and retention. During the Fiscal Year 2022, the Committee adopted an equity grant practice of using March 15 as the fixed, annual grant date for future equity grants relating to performance in the prior fiscal year.

Other Benefits and Perquisites. Our executive compensation program also includes other benefits and perquisites that may vary among individual executive officers. These benefits and perquisites include annual matching contributions to executive officers’ 401(k) plan accounts, company-paid medical benefits, automobile allowances and leased automobiles, and life insurance coverage. The Compensation Committee annually reviews these other benefits and perquisites and makes adjustments as warranted based on competitive practices, our performance and the individual’s responsibilities and performance. The Compensation Committee has approved these other benefits and perquisites as a reasonable component of our executive officer compensation program. Please see the section of this Proxy Statement captioned “Summary Compensation Table” and, specifically, the column entitled “All Other Compensation” and the corresponding footnotes.

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Pay Mix

We use the particular elements of compensation that we described above because we believe that doing so provides a well-proportioned mix of secure compensation, retention value and at-risk compensation, which produces short-term and long-term performance incentives and rewards. By following this approach, we seek to motivate the executives to focus on business metrics and other variables within their particular sector that will increase sales and margins and at the same time lower costs so as to produce a high level of short-term and long-term performance for the Company and long-term wealth creation for the executives, as well as reducing the risk of recruitment of top executive talent by competitors. The mix of metrics that we used for the annual performance bonuses and our long-term incentive program likewise provides an appropriate balance between short-term financial performance and long-term stock performance.

For the Named Executive Officers, we have weighted the mix of compensation heavily toward at-risk pay (annual incentives and long-term incentives). Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our executives, which is aligned with our stated compensation philosophy of providing compensation commensurate with performance.

Pay Levels and Benchmarking

We determine pay levels for our executives based on several factors, including the individual’s roles and responsibilities within the Company, the individual’s experience and expertise, the pay levels for peers within the Company, pay levels in our competitive market for similar positions, and performance of the individual and the Company as a whole. The Compensation Committee is responsible for approving pay levels for the Named Executive Officers. In determining the pay levels, the Compensation Committee considers all forms of compensation and benefits.

The Compensation Committee assesses the “competitive market” for compensation using several sources. The primary data source that the Committee used in setting competitive market levels for the Named Executive Officers is the information publicly disclosed by a peer group of the Company, which the Committee reviews annually and may change from year to year. For the 2023 Fiscal Year, the Compensation Committee reviewed executive compensation and compensation design for the purpose of assessing bonus awards in early 2024 in the context of overall compensation and in relation to the following peer companies:

Boot Barn Holdings, Inc.	Designer Brands Inc.	Movado Group, Inc.
The Buckle, Inc.	Express, Inc.	Oxford Industries, Inc.
Caleres, Inc.	G-III Apparel Group, Ltd.	Shoe Carnival, Inc.
The Children’s Place, Inc.	Genesco Inc.	Skechers U.S.A., Inc.
Crocs, Inc.	Guess?, Inc.	Wolverine World Wide, Inc.
Deckers Outdoor Corporation	Lands’ End, Inc.	Zumiez Inc.

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The market capitalization and trailing twelve months revenue of the Company and each peer company follows:

Company	Market Cap*		TTM Revenue**
Steven Madden, Ltd.	$3.1	B	$1.98
Boot Barn Holdings, Inc.	$2.3	B	$1.70
The Buckle, Inc.	$2.4	B	$1.28
Caleres, Inc.	$1.1	B	$2.82
The Children’s Place, Inc.	$0.3	B	$1.60
Crocs, Inc.	$5.7	B	$3.96
Deckers Outdoor Corporation	$17.2	B	$4.12
Designer Brands Inc.	$0.5	B	$3.08
Express, Inc.	$0.03	B	$1.79
G-III Apparel Group, Ltd.	$1.6	B	$3.19
Genesco Inc.	$0.4	B	$2.70
Guess?, Inc.	$1.2	B	$2.31
Lands’ End, Inc.	$0.3	B	$1.49
Movado Group, Inc.	$0.5	B	$0.69
Oxford Industries, Inc.	$1.6	B	$1.55
Shoe Carnival, Inc.	$0.8	B	$1.19
Skechers U.S.A., Inc.	$9.6	B	$8.00
Wolverine World Wide, Inc.	$0.7	B	$2.24
Zumiez Inc.	$0.4	B	$0.87

*	Market capitalization is as of December 31, 2023 and is stated in billions.
**	TTM is the last four quarters of publicly reported revenue as of the Compensation Committee’s review of executive compensation in early 2024 and is stated in billions.

Because only five peer companies disclose compensation for a Chief Merchandising Officer, the Committee added six additional companies with respect to the consideration of Ms. Frieders’ compensation: Big Lots Inc., Burlington Stores Inc., Carter’s Inc., Citi Trends Inc., Dollar General Inc., and Vince Holding Corp.

After consideration of data on external competitive levels of compensation and internal needs, the Compensation Committee makes decisions regarding the Named Executive Officers’ target total compensation opportunities based on the need to attract, motivate and retain an experienced and effective management team. Relative to the competitive market data, the Compensation Committee generally intends that the base salary and target incentive compensation, including both cash bonuses and equity-based compensation, for each Named Executive Officer will be at the median of the competitive market.

As noted above, despite our overall pay positioning objectives, pay opportunities for specific individuals vary based on factors such as scope of duties, tenure, institutional knowledge and difficulty in recruiting a new executive. Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of stockholder value.

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Compensation Committee Discretion

The Compensation Committee has complete discretion whether to make cash performance bonuses or equity-based incentive awards, with the exception of any such payouts that are to be made pursuant to contractual commitments, such as the bonuses that may be paid to Ms. Varela and Mr. Mazouzi. We describe factors to consider in making such awards under “Annual Performance-Based Bonuses” and “Long-term Equity Incentives” above.

Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the following disclosure provides the relationship of the total annual compensation of our median-paid employee to the total annual compensation of our Chief Executive Officer, Mr. Rosenfeld.

For the purposes of this disclosure, as permitted by SEC regulations, we used the same median-paid employee as in our proxy statement filed during 2023, because, pursuant to the instructions to Item 402(u) of Regulation S-K, there has been no material change in our employee population or employee compensation arrangements in the 2023 Fiscal Year that would result in a significant change to our pay ratio disclosure.

The table below sets forth the total annual compensation for Mr. Rosenfeld and our median-paid employee, who is a store assistant manager, and the ratio between the two.

Median employee annual total compensation	$32,136
Mr. Rosenfeld annual total compensation	$5,033,103
Ratio of Chief Executive Officer to median employee compensation	157:1

We determined our median-paid employee as of December 31, 2023, which date was within the last three months of the 2023 Fiscal Year, as permitted by the pay ratio rule under the Dodd-Frank Act. In determining our median employee, we applied the “de minimis” exemption under the rule, which allows the exemption of 5% or less of our total global workforce in jurisdictions outside of the U.S., which amounted to 210 employees based on our total global workforce as of December 31, 2023 of 4,200 employees. As such, we excluded all of our employees in each of Portugal, 14 employees; Taiwan, 50 employees; the Netherlands, 63 employees; and Malaysia, 78 employees, which in total amounted to 205 employees, which was less than 5%. We did not exclude from consideration any employees who joined the Company during the 2023 Fiscal Year as the result of a business acquisition or combination. Employees on leave of absence were excluded and wages and salaries were annualized for those employees who were not employed for the entire 2023 Fiscal Year. To identify our median employee, we used payroll data consisting of salary, hourly wage, overtime wage, bonus, commissions, vesting of equity awards and any similar payroll items for all of our employees included in the calculation.

For purposes of determining the ratio, we determined our median-paid employee’s annual total compensation for the 2023 Fiscal Year using the same method required for calculating our Chief Executive Officer’s (and other Named Executive Officers’) total annual compensation for purposes of the Summary Compensation Table.

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We believe that the ratio stated above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. It is based on the methodologies, assumptions and estimates described above and is not necessarily comparable to the ratios reported by other companies.

Risk Assessment

Bonus payments to executives are either based on the discretion of the Compensation Committee or are tied to growth in various indicators of financial performance, such as EBIT and earnings per share. We have established long-term incentives in the form of time-vested restricted stock that generally vest over four or five years. These forms of compensation have been in place for several years and have proved effective in rewarding performance while not encouraging inappropriate risk-taking.

The Compensation Committee undertook to review and evaluate our executive and company-wide compensation program and plans to assess whether any aspect of the program and these plans would encourage inappropriate risk-taking by our executives and non-executive employees that could have a material adverse effect on the Company and to confirm that we have adequate risk management controls in place to ensure that executive and company-wide compensation is reasonable and achieves its intended incentive without creating unacceptable risk. Based on such review and evaluation, the Compensation Committee believes there is no material risk to the Company that is related to our compensation program for executives and non-executive employees.

This review and evaluation of the risks associated with our compensation program and plans consisted of:

●	identifying those business risks that could be material to the Company and identifying our existing risk management system;
●	reviewing and analyzing our compensation program and plans to identify program and plan features that could potentially encourage or introduce excessive or imprudent risk taking of a material nature;
●	identifying the business risks that our compensation plan and program features could potentially encourage or create;
●	balancing these business risks against our existing internal control systems designed to manage and mitigate these business risks; and
●	analyzing whether the unmitigated risks, in part or as a whole, are reasonably likely to have a material adverse effect on the Company.

The Committee consulted various persons during the course of the assessment, including our executive officers and senior members of our human resources department. The Compensation Committee engages Gallagher to review our executive and company-wide compensation program and plans and provide advice regarding appropriate levels of incentive.

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The Compensation Committee noted several features of our compensation structure that mitigate risk, including, for example:

●	we use a pay mix that is well-balanced between short-term financial performance and long-term stock performance, consisting of secure compensation in the form of base salary, short-term incentives in the form of potential for cash bonuses, and long-term incentives in the form of stock options and time-vested restricted stock that generally vest over four or five years;
●	in most instances, management or the Compensation Committee retains the discretion to decrease all forms of incentive compensation based on significant individual or Company performance shortfalls;
●	we periodically benchmark our compensation program and plans and target executive and non-executive compensation within the normal limits of the competitive market; and
●	the Compensation Committee provides oversight of our compensation program and plans and compensation philosophy, makes recommendations to the Board with respect to improvements to our compensation program and plans, and is responsible for reviewing and approving executive compensation and administering and awarding incentive, deferred and equity compensation to our senior executives.

In light of the assessment described above, the Compensation Committee concluded that the risks associated with our compensation program and plans (executive and company-wide) are not reasonably likely to have a material adverse effect on the Company.

Implications of Tax and Accounting Matters

As a general matter, the Compensation Committee considers the various tax and accounting implications of compensation vehicles that we employ. Although the Compensation Committee reviews and considers both the accounting and tax effects of various components of compensation, those effects are not a significant factor in the Compensation Committee’s allocation of compensation among the different components.

Compensation paid to certain covered employees, generally including our Named Executive Officers, generally is not deductible to the extent that the compensation exceeds $1 million in any one year for any such covered employee under Code Section 162(m). The Compensation Committee believes that our interests and those of our stockholders are best served by providing competitive levels of compensation, even if not fully deductible, so some of the compensation that we have provided to our Named Executive Officers in the past, and that we provide to our executive officers in the future, may not be deductible under Code Section 162(m).

As more fully described below under the heading “Termination, Change-in-Control and Non-Competition/Non-Solicitation,” with the exception of Ms. Frieders, all of our Named Executive Officers are entitled to receive certain compensation in the event of a termination of employment in connection with a change-in-control event for the Company, which payments may trigger the application of the “golden parachute” provisions of Sections 280G and 4999 of the Code. Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change-in-control. In addition, Section 4999 of the Code imposes a 20% excise tax on the individual receiving the excess parachute payment. Excess parachute payments are golden parachute payments that exceed an amount determined under Section 280G based on the executive’s prior compensation. In approving the compensation arrangements of our Named Executive Officers, our Compensation Committee considers all elements of the cost to the Company of providing such compensation, including the potential impact of Sections 280G and 4999, which, under certain circumstances, may limit the deductibility of executive compensation. However, our Compensation Committee may determine, in its judgment, to authorize compensation arrangements that could give rise to loss of deductibility under Section 280G and the imposition of excise taxes under Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent.

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Clawback Policy

During 2023, we adopted a Recovery Policy (the “Clawback Policy”), which became effective October 2, 2023 (applying to compensation received after such date) and designed to comply with NASDAQ Listing Rule 5608 relating to such policies (with such listing rule itself having been adopted as required by SEC rules adopted pursuant to the Dodd-Frank Act). The Clawback Policy applies to our executive officers, including the named executive officers, and provides for the repayment of certain incentive compensation received over a covered period if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws. The covered period under the Clawback Policy is the three full fiscal years prior to the date the Company is required to prepare an accounting restatement. Compensation subject to recovery is the amount of incentive-based compensation received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts. The Clawback Policy is included as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Conclusion

The Compensation Committee considers the level and mix of compensation that it finally decides upon as to each executive within the context of both the objective data from our competitive assessment of compensation and performance, as well as the subjective factors as outlined above. The Compensation Committee believes that each of the compensation packages for the Named Executive Officers is within the competitive range of practices when compared to the objective comparative data even where subjective factors may have influenced the compensation decisions.

Executive Officers

The following table identifies the executive officers of the Company as of the date of this Proxy Statement, and their ages and positions:

Name	Age	Position
Edward R. Rosenfeld	48	Chairman of the Board and Chief Executive Officer
Amelia Newton Varela	52	President
Zine Mazouzi	52	Chief Financial Officer and Executive Vice President of Operations
Karla Frieders	47	Chief Merchandising Officer
Lisa Keith	39	Executive Vice President, General Counsel and Secretary

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Edward R. Rosenfeld has served as our Chairman of the Board and Chief Executive Officer since August 2008 and has been a director of the Company since February 2008. Mr. Rosenfeld, who joined our executive management team in May 2005, has more than two decades of experience focused on the retail, apparel and footwear industries and possesses particular knowledge of and experience in the industry that strengthens the Board’s collective qualifications, skills and experience. He has strong leadership skills and an in-depth understanding of the Company and its goals from his positions as the Chairman of the Board and Chief Executive Officer. His background in finance and his analytical skills gained through his years as a Vice President with Peter J. Solomon Company, an investment banking boutique, where he specialized in mergers and acquisitions in the retail, apparel and footwear industries, provide the Board with insight and guidance with respect to, among other things, strategic business development matters. Mr. Rosenfeld served as a director and chairman of the Audit & Risk Management Committee of PVH Corp. (NYSE: PVH), one of the world’s largest apparel companies, from March 24, 2013 until December 11, 2023.

Amelia Newton Varela has served as President of the Company since September 2015 and has been a director since 2016. Prior to this tenure, Ms. Varela was Executive Vice President of Wholesale of the Company since April 2008 and Executive Vice President of Wholesale Footwear of the Company from November 2004 to April 2008. Previously, she was Vice President of Sales for Steve Madden Women’s Wholesale Division from January 2000. Ms. Varela began her career with the Company in 1998 in the role of Account Executive for Steve Madden Women’s Wholesale Division. She graduated from The Fashion Institute of Technology in 1995. Ms. Varela’s over 20 years of experience at the Company provides relevant industry knowledge and expertise, and leadership to the Board.

Zine Mazouzi has been our Chief Financial Officer since January 1, 2021 and previously served as our Chief Accounting Officer and Senior Vice President of Finance and Operations from January 2019 until his appointment as our Chief Financial Officer. Prior to joining the Company, he held various senior positions at Sears Holdings, a holding company for department stores, as the Chief Financial Officer of Sears Footwear Group from 2016 to 2017, Head of the Footwear Group from 2017 to 2018 and Head of the Footwear, Home and Jewelry Groups in 2018. Prior to that, he worked at Nine West Group from 1998 to 2015, where he held a number of increasingly senior positions, including Chief Financial Officer from 2014 to 2015. Mr. Mazouzi received his Bachelor’s Degree in Finance and a Master of Business Administration from Iona University.

Karla Frieders has been our Chief Merchandising Officer since September 2015. Previously, Ms. Frieders served as President of Retail from January 2013 until September 2015 and Vice President of Retail from October 2009 until January 2013. Prior to these roles, Ms. Frieders held various buying positions at the Company since 1999.

Lisa Keith has been our General Counsel since November 2019 and our Corporate Secretary since January 2021. Ms. Keith joined Steve Madden’s Legal Department in May 2017 and previously served as Vice President and Deputy General Counsel. Prior to joining the Company, Mrs. Keith was a senior associate at Davis Wright Tremaine LLP, a law firm, where she represented clients in the fashion, technology and luxury goods industries. Ms. Keith began her legal career at Gibson, Dunn & Crutcher LLP, where she practiced in the litigation department. She earned her J.D. from New York University School of Law and her B.A., summa cum laude, from Brandeis University, where she was Phi Beta Kappa.

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Please see the section of this Proxy Statement captioned “Proposal One: Election of Directors” for biographical summaries and other information concerning our Chairman of the Board and Chief Executive Officer, Edward R. Rosenfeld, and our President, Amelia Newton Varela, as well as our other director nominees.

Summary Compensation Table for the 2023 Fiscal Year

The following table sets forth the compensation information for our Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer relating to the fiscal years ended December 31, 2023, 2022 and 2021, respectively. In this Proxy Statement, we refer to this group of people as our “Named Executive Officers.”

In accordance with applicable SEC rules, the Summary Compensation Table includes, for a particular fiscal year, only those stock awards made during that fiscal year and not any awards made after year-end even if awarded for services rendered in that year. SEC rules require that such awards be reflected in the year of grant and, as such, awards made after the end of the 2023 Fiscal Year will appear in the Summary Compensation Table to be included in our proxy statement for our 2025 Annual Meeting of Stockholders.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total Compensation ($)
Edward R. Rosenfeld	2023	1,125,212	—	2,999,991	—	880,000	$27,900	(2)	5,033,103
Chief Executive Officer	2022	1,081,935	—	5,499,990	—	1,000,000	27,150		7,609,075
	2021	1,040,146	—	5,499,985	—	1,000,000	26,700		7,566,831

Zine Mazouzi	2023	599,038	—	$450,023	—	264,000	24,900	(3)	1,337,961
Chief Financial Officer	2022	574,038	—	250,002	—	287,500	24,150		1,135,690
	2021	544,808		1,200,021		440,000	23,700		2,208,529

Amelia Newton Varela	2023	774,037	—	1,349,996	—	303,708	24,900	(4)	2,452,641
President	2022	749,038	—	250,002	—	414,086	24,150		1,437,276
	2021	724,135	—	999,983	—	450,000	23,700		2,197,818

Lisa Keith	2023	396,924	100,000	175,011	—	—	5,920	(5)	677,855
Executive Vice President, General Counsel and Secretary

Karla Frieders	2023	590,000	—	649,997	—	—	6,600	(6)	1,246,597
Chief Merchandising Officer	2022	590,000	—	500,003	—	100,000	6,354		1,196,357
	2021	590,000	—	400,009	—	100,000	8,700		1,098,709

(1)	The amounts in this column reflect the total grant date fair value of awards granted during the applicable year for the fiscal years ended December 31, 2023, December 31, 2022, and December 31, 2021, respectively, calculated in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note H, Note H, and Note I, respectively, to our audited financial statements for the fiscal years ended December 31, 2023, December 31, 2022, and December 2021 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2024, March 1, 2023, and March 1, 2022, respectively.

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(2)	Consists of an $18,000 automobile allowance and $9,900 in annual match contributions to Mr. Rosenfeld’s 401(k) plan account.
(3)	Consists of a $15,000 automobile allowance and $9,900 in annual match contributions to Mr. Mazouzi’s 401(k) plan account.
(4)	Consists of a $15,000 automobile allowance and $9,900 in annual matching contributions to Ms. Varela’s 401(k) plan account.
(5)	Consists of $5,920 in annual matching contributions to Ms. Keith’s 401(k) plan account. Since Ms. Keith only became a named executive officer in 2023, we are only required to provide her 2023 compensation.
(6)	Consists of $6,600 in annual matching contributions to Ms. Frieders’ 401(k) plan account.

Employment Arrangements

Edward R. Rosenfeld. On December 31, 2021, we entered into an employment agreement (the “Rosenfeld 2021 Agreement”) with Mr. Rosenfeld to replace his previous employment agreement, which expired on December 31, 2021. Pursuant to the Rosenfeld 2021 Agreement, Mr. Rosenfeld continued to serve as our Chief Executive Officer and Executive Chairman of our Board of Directors through December 31, 2024, unless sooner terminated in accordance with the terms of the agreement. The Rosenfeld 2021 Agreement provided for an annual base salary of $1,083,538, $1,126,879 and $1,171,954 for fiscal years 2022, 2023 and 2024, respectively, and a monthly automobile allowance of $1,500. Pursuant to the Rosenfeld 2021 Agreement, on December 31, 2021, Mr. Rosenfeld was granted 75,317 shares of Common Stock, subject to certain restrictions. Those restricted shares of Common Stock, which were issued under the Steven Madden, Ltd. 2019 Incentive Compensation Plan, vest in five annual installments of 15,063, 15,063, 15,063, 15,064, and 15,064 shares respectively, commencing on December 1, 2022. In addition, on February 1, 2022, Mr. Rosenfeld received an award of 60,532 shares of our Common Stock under the 2019 Plan, subject to certain restrictions, which vest in five substantially equal annual installments of 12,106 shares commencing on February 1, 2023. Mr. Rosenfeld was also granted 86,480 shares of Common Stock, subject to certain restrictions, which were issued under the Steven Madden, Ltd. 2019 Incentive Compensation Plan, and vest in five annual installments of 17,296 shares commencing on March 1, 2024. The Rosenfeld 2021 Agreement provided that Mr. Rosenfeld will receive additional compensation and bonuses, if any, at the absolute discretion of the Board of Directors.

On February 27, 2024, based on the recommendation of the Compensation Committee, our Board of Directors approved, and on February 27, 2024 we entered into, an employment agreement by and between us and Edward R. Rosenfeld, pursuant to which Mr. Rosenfeld will continue to serve as our Chief Executive Officer and executive Chairman of our Board of Directors (the “Rosenfeld Employment Agreement”). The Rosenfeld Employment Agreement supersedes and replaces the Rosenfeld 2021 Agreement.

The term of the Rosenfeld Employment Agreement (the “Term”) commences on March 1, 2024 and will expire on February 28, 2029, unless sooner terminated in accordance with its terms.

Pursuant to the Rosenfeld Employment Agreement, Mr. Rosenfeld will receive an annual base salary of: $1,171,954 for the period from March 1, 2024 through February 28, 2025, and as of March 1, 2025 and as of each March 1 thereafter during the Term, the Board of Directors or a committee thereof will review the annual base salary for potential increase (but not decrease). Mr. Rosenfeld will also receive a monthly automobile allowance of $1,500.

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In addition, pursuant to the Rosenfeld Employment Agreement, on March 15, 2024, Mr. Rosenfeld will receive a grant under the Steven Madden, Ltd. 2019 Incentive Compensation Plan (the “2019 Plan”) of restricted shares of the Company’s common stock with a value of $3,400,000 (the “2024 Award”). The 2024 Award will vest in five equal annual installments commencing on February 28, 2025, being fully vested on February 28, 2029. The Rosenfeld Employment Agreement further provides that, on March 15, 2025 and on each March 15 thereafter through the remainder of the Term, Mr. Rosenfeld will be eligible to receive an additional grant of time-vesting restricted stock shares or restricted stock units in an amount to be determined by the Board of Directors or a committee of the Board of Directors, and such grants will be made under the 2019 Plan (contingent on sufficient shares being available for issuance under the 2019 Plan at such time), will have terms and conditions determined by the Board of Directors or a committee of the Board of Directors, and will be subject to an award agreement under the 2019 Plan.

In addition, under the terms of the Rosenfeld Employment Agreement, Mr. Rosenfeld will be eligible to receive an annual grant of performance shares in a target amount equal to $3,600,000 (the “Target Shares”) that will be eligible to be earned over a three-year performance period based on the Company’s average annual return on capital over such performance period compared to the average annual return on capital of a predetermined peer group, with such peer group having been approved by the Board of Directors or a committee of the Board of Directors. The performance period for each grant will begin on January 1 of the year in which the grant occurs and will end on December 31 of the second full calendar year following the year in which such grant occurs. The number of performance shares earned will be determined based on the following payout scale (with linear interpolation between performance levels):

Payout Level	Company’s Percentile Relative to Peer Group	% of Target Shares Earned
Maximum	75th or higher	185%
Target	50th	100%
Threshold	25th	50%
Below Threshold	Below 25th	0%

Each of the performance share grants will be subject to approval by the Board of Directors or a committee of the Board of Directors, will be made under the 2019 Plan (contingent on sufficient shares being available in the 2019 Plan reserve) and will be subject to the terms and conditions of a performance share award agreement.

The Rosenfeld Employment Agreement permits the Company to terminate Mr. Rosenfeld’s employment at any time with or without Cause (as defined under the Rosenfeld Employment Agreement), and Mr. Rosenfeld to resign from his employment at any time, with or without Good Reason (also as defined under the Rosenfeld Employment Agreement). In the event that Mr. Rosenfeld’s employment should be terminated by the Company for Cause or by Mr. Rosenfeld’s resignation without Good Reason, Mr. Rosenfeld would be entitled to receive only his accrued and unpaid salary through the date of termination and, in the case of a resignation without Good Reason, the performance shares earned during the prior performance period but not yet paid as of the date of termination.

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In the event that Mr. Rosenfeld’s employment should be terminated by the Company without Cause or by Mr. Rosenfeld’s resignation for Good Reason, Mr. Rosenfeld would be entitled to receive, subject to the execution and non-revocation of a general release of claims by Mr. Rosenfeld, (i) payment of his annual base salary, payable at regular payroll intervals, from the date of termination of employment through the earlier of (a) the date that is twelve months after the date of termination or (b) the remainder of the Term, (ii) if such termination occurs prior to March 15, any accrued and unpaid bonus amounts relating to the prior period, and (iii) a pro rata portion of performance shares earned based on the achievement of the performance goals during the performance period, as well as any performance shares earned during the prior performance period and not yet paid.

If Mr. Rosenfeld’s employment should be terminated by the Company without Cause or by Mr. Rosenfeld’s resignation for Good Reason during the period commencing 90 days prior to a Change of Control (as defined in the Rosenfeld Employment Agreement) and ending 180 days after a Change of Control, Mr. Rosenfeld would be entitled to receive a cash payment in an amount equal to 2.5 times the sum of (i) the annual base salary to which Mr. Rosenfeld was entitled as of the date of such termination plus (ii) the average annual bonus received by him during the preceding three-year period ending on the last previous December 31st.

The Rosenfeld Employment Agreement also contains customary restrictive covenants and other customary provisions.

Zine Mazouzi. The annual base salary of our Chief Financial Officer, Zine Mazouzi, under Mr. Mazouzi’s employment agreement dated as of December 8, 2020, which remained in effect until December 31, 2023 (the “2020 Mazouzi Employment Agreement”), was $600,000 for the year ending December 31, 2023. He also was entitled to an automobile allowance of $1,250 per month. On November 10, 2023, we entered into a new employment agreement with Zine Mazouzi (the “2023 Mazouzi Employment Agreement”), which replaced the previous agreement. The term of the 2023 Mazouzi Employment Agreement commenced on January 1, 2024, and will continue for three years through December 31, 2026, unless sooner terminated in accordance with the terms thereof. The 2023 Mazouzi Employment Agreement provides for an annual base salary of $675,000, $700,000, and $725,000, respectively, for fiscal years 2024, 2025, and 2026 and a monthly automobile allowance of $1,250. In addition, pursuant to the 2023 Mazouzi Employment Agreement, on December 1, 2023, Mr. Mazouzi was granted 5,147 restricted shares of Common Stock, which will vest 25% per year commencing on December 1, 2024 and on January 2, 2024, Mr. Mazouzi was granted 23,641 restricted shares of Common Stock, which will vest 25% per year commencing on January 2, 2025.

In addition, the terms of the 2020 Mazouzi Employment Agreement entitled Mr. Mazouzi to an annual performance-based cash bonus for each of the fiscal years ended December 31, 2021, 2022 and 2023 based on the following schedule:

Diluted EPS	Bonus as % of Salary
Maximum (130% of Plan)	80%
Target (100% of Plan)	50%
Threshold (90% of Plan)	20%

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The terms of the 2023 Mazouzi Employment Agreement entitle Mr. Mazouzi to an annual performance-based cash bonus for each of the fiscal years ended December 31, 2024, 2025 and 2026 based on the following schedule:

Diluted EPS	Bonus as % of Salary
Maximum (130% of Plan)	90%
Target (100% of Plan)	60%
Threshold (90% of Plan)	40%

For actual diluted earnings per share (EPS) amounts between the Threshold and Target amounts or between the Target and Maximum amounts, the bonus payable is to be calculated based on a straight-line interpolation between the respective amounts.

Pursuant to the terms of the 2023 Mazouzi Employment Agreement, we may terminate Mr. Mazouzi’s employment for “cause” (as defined in the 2023 Mazouzi Employment Agreement), in which event Mr. Mazouzi would be entitled to receive only his accrued and unpaid base salary through the date of termination. If we terminate Mr. Mazouzi’s employment without cause or Mr. Mazouzi terminates the Mazouzi Employment Agreement “for good reason” (as defined in the Mazouzi Employment Agreement), Mr. Mazouzi would be entitled to receive payment of his annual base salary, payable at regular payroll intervals, from the date of termination of employment through the remainder of the term plus any performance-based cash bonus that has accrued but not yet been paid. In addition, if we terminate Mr. Mazouzi’s employment without cause or Mr. Mazouzi terminates the 2023 Mazouzi Employment Agreement for good reason during the period commencing 30 days prior to a “Change of Control” (as defined in the Mazouzi Employment Agreement) and ending 180 days following a Change of Control, he will be entitled to receive an amount equal to the lesser of (A) two and one-half times the sum of (i) the annual base salary to which he was entitled as of the date of termination plus (ii) the average cash bonus received by him for the preceding three-year period ending on the last previous December 31 or (B) the maximum amount that is tax deductible to the Company under Section 280G of the Internal Revenue Code of 1986, as amended.

Amelia Newton Varela. On December 21, 2022, we entered into an employment agreement (the “Varela 2022 Agreement”) with Ms. Varela, pursuant to which she will continue to serve as our President through December 31, 2025, unless sooner terminated in accordance with the terms of the agreement. The Varela 2022 Agreement replaced her previous employment agreement, which expired on December 31, 2022. The Varela 2022 Agreement provides for an annual base salary of $775,000, $800,000, and $825,000 for fiscal years 2023, 2024, and 2025 and a monthly automobile allowance of $1,250 during each month of the term. In addition, on January 3, 2023, pursuant to the Varela 2022 Agreement, Ms. Varela was granted 35,177 restricted shares of Common Stock, which will vest 25% per year commencing on January 3, 2024.

In addition, the terms of the Varela 2022 Agreement entitle Ms. Varela to an annual performance-based cash bonus based on the Company’s EBIT for each of the fiscal years ended December 31, 2023, 2024 and 2025 based on the following schedule:

EBIT	Bonus as % of Salary
Maximum (130% of Plan)	80%
Target (100% of Plan)	50%
Threshold (90% of Plan)	30%

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For actual EBIT amounts between the Threshold and Target amounts or between the Target and Maximum amounts, the bonus payable is to be calculated based on a straight-line interpolation between the respective amounts.

If the Varela 2022 Agreement is terminated due to Ms. Varela’s “disability” (as defined in the agreement) or death, we are obligated to pay Ms. Varela (or her estate) the amount of accrued and unpaid salary through the date of termination plus any performance-based cash bonus that has accrued for the year prior to termination and is unpaid at the time Ms. Varela’s employment is terminated. We may terminate the agreement for “cause” (as defined in the Varela 2022 Agreement), in which event she would be entitled to receive only her accrued and unpaid salary through the date of termination. If we terminate Ms. Varela’s employment without cause, she would be entitled to receive payment of her annual base salary, payable at regular payroll intervals, from the date of termination of employment through the remainder of the term plus any performance-based cash bonus that has accrued but not yet been paid. In addition, if we terminate Ms. Varela’s employment without cause during the period commencing 30 days prior to a “change of control” (as defined in the Varela 2022 Agreement) transaction and ending 180 days after such change of control transaction, she would be entitled to receive a cash payment in an amount equal to the lesser of (A) two and one-half times the sum of (i) the annual base salary to which she was entitled as of the date of termination of employment plus (ii) the average cash bonus that she received for the preceding three years ending on the last previous December 31 or (B) the maximum amount that is tax deductible to the Company under Section 280G of the Code.

Lisa Keith. On January 22, 2021, we entered into an employment agreement with Ms. Keith (the Keith 2021 Agreement”) pursuant to which Ms. Keith served as our General Counsel. The Keith 2021 Agreement was effective from February 1, 2021 through January 31, 2023.

Pursuant to the terms of the Keith 2021 Agreement, Ms. Keith was entitled to an annual base salary of $350,000 and $375,000 for the years ended January 31, 2022 and 2023, respectively. In addition, the Keith 2021 Agreement entitled Ms. Keith to an annual performance-based bonus for each of the fiscal years ending January 31, 2022 and 2023 in an amount to be determined by the Company in its absolute discretion, which bonus, if any, was to be paid on or about March 15 of the year immediately following the year in which it was earned. In addition, Ms. Keith was entitled to a grant of shares of restricted stock in an amount equal to $300,000 on February 1, 2021, with such grant vesting 20% per year for the five years commencing on the first anniversary of the grant date.

On January 17, 2023, we entered into an employment agreement with Ms. Keith (the “Keith 2023 Agreement”) pursuant to which Ms. Keith began serving as our Executive Vice President – General Counsel. The Keith 2023 Agreement was effective from February 1, 2023 through January 31, 2024.

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Pursuant to the terms of the Keith 2023 Agreement, Ms. Keith was entitled to an annual base salary of $400,000 for the year ended January 31, 2024. In addition, the Keith 2023 Agreement entitled Ms. Keith to an annual performance-based bonus for fiscal 2023 in an amount, if any, to be determined by the Company in its absolute discretion, which bonus, if any, was to be paid on or about March 15 of the year immediately following the year in which it was earned. In addition, Ms. Keith was entitled to a grant of shares of restricted stock in an amount equal to $175,000 on February 1, 2023, with such grant vesting 20% per year for the five years commencing on the first anniversary of the grant date.

If we had terminated Ms. Keith’s employment due to her “disability” (as defined in the Keith 2023 Agreement) or her death, we would have been obligated to pay her (or her estate) the amount of accrued and unpaid salary through the date of termination of employment. We were entitled to terminate Ms. Keith’s employment for “cause” (as defined in the Keith 2023 Agreement), in which event Ms. Keith would have been entitled to receive only her accrued and unpaid salary through the date of termination. The Keith 2023 Agreement provided that if we terminated Ms. Keith’s employment without cause, Ms. Keith would have been entitled to receive payment of her annual base salary, payable at regular payroll intervals, from the date of termination of employment through the date that the Keith 2023 Agreement otherwise would have terminated.

On January 24, 2024, we entered into an employment agreement with Ms. Keith (the “Keith 2024 Agreement”) pursuant to which Ms. Keith continues to serve as our Executive Vice President – General Counsel. The Keith 2024 Agreement is effective as of February 1, 2024.

The term of the Keith 2024 Agreement commenced on February 1, 2024 and will continue for a term of three years through January 31, 2027, unless sooner terminated in accordance with the terms thereof. Pursuant to the terms of the Keith 2024 Agreement, Ms. Keith will receive an annual base salary of $425,000, $450,000, and $475,000 for each of the years ended January 31, 2025, 2026, and 2027, respectively. In addition, the Keith 2024 Agreement entitles Ms. Keith to an annual performance-based bonus for each of the fiscal years ending December 31, 2024, 2025, and 2026 in an amount to be determined by the Company in its absolute discretion, which bonus, if any, will be paid to her on or about March 15 of the year immediately following the year in which it was earned. In addition, Ms. Keith is entitled to a grant of shares of restricted stock in an amount equal to $250,000, $175,000, and $175,000 on February 1, 2024, 2025, and 2026, respectively, with each such grant vesting 20% per year for five years commencing on the first anniversary of each respective grant date.

If we terminate Ms. Keith’s employment due to her “disability” (as defined in the Keith 2024 Agreement) or her death, we are obligated to pay her (or her estate) the amount of accrued and unpaid salary through the date of termination of employment. We may terminate Ms. Keith’s employment for “cause” (as defined in the Keith 2024 Agreement), in which event Ms. Keith would be entitled to receive only her accrued and unpaid salary through the date of termination. The Keith 2024 Agreement provides that if we terminate Ms. Keith’s employment without cause, Ms. Keith would be entitled to receive payment of her annual base salary, payable at regular payroll intervals, from the date of termination of employment through the earlier of the date that is six months after the date of termination or the date that the Keith 2024 Agreement otherwise would have terminated.

Karla Frieders. On May 15, 2023, we entered into an employment agreement with Ms. Frieders (the “Frieders 2023 Agreement”) pursuant to which Ms. Frieders will continue to serve as our Chief Merchandising Officer. The Frieders 2023 Agreement is effective as of May 1, 2023.

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The term of the Frieders 2023 Agreement commenced on May 1, 2023 and will continue for a term of three years through April 30, 2025, unless sooner terminated in accordance with its terms. Pursuant to the terms of the Frieders 2023 Agreement, Ms. Frieders will receive an annual base salary during the term of $590,000. In addition, the Frieders 2023 Agreement entitled Ms. Frieders to an annual performance-based bonus for each of the fiscal years ending December 31, 2023 and 2024 in an amount to be determined by the Company in its absolute discretion, which bonus, if any, will be paid to her on or about March 15 of the year immediately following the year in which it was earned. In addition, on June 1, 2023, pursuant to the Frieders 2023 Agreement, Ms. Frieders was awarded 21,214 restricted shares of our Common Stock, which will vest in five substantially equal annual installments commencing on June 1, 2024.

If we terminate Ms. Frieders’ employment due to her “disability” (as defined in the Frieder’s Agreement) or her death, we are obligated to pay her (or her estate) the amount of accrued and unpaid salary through the date of termination of employment. We may terminate Ms. Frieders’ employment for “cause” (as defined in the Frieders 2023 Agreement), in which event Ms. Frieders would be entitled to receive only her accrued and unpaid salary through the date of termination. The Frieders 2023 Agreement provides that if we terminate Ms. Frieders’ employment without cause, Ms. Frieders would be entitled to receive payment of her annual base salary, payable at regular payroll intervals, from the date of termination of employment through the earlier of (i) the date that is one year after the date of termination, or (ii) the date that the Frieders 2023 Agreement would have otherwise terminated.

Grants of Plan-Based Awards in the 2023 Fiscal Year

The following table sets forth information concerning awards under our equity and non-equity incentive plans granted to each of the Named Executive Officers in the 2023 Fiscal Year.

		Estimated Future Payouts Under Non-Equity Incentive Plan			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price	Grant Date Fair Value of Stock and
		Threshold	Awards (1) Target	Maximum	Stock or Units	Underlying Options	of Option Awards	Option Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	($/Sh)	($)
Edward R. Rosenfeld	N/A	—	1,000,000	—	—	—	—	—
	3/15/23	—	—	—	86,480	—	—	2,999,991

Zine Mazouzi	N/A	120,000	300,000	480,000	—	—	—	—
	3/15/23	—	—	—	7,207	—	—	250,011
	12/1/23				5,147			200,012

Amelia Newton Varela	N/A	—	465,000	465,000	—	—	—	—
	1/3/23				35,177			1,099,985
	3/15/23	—	—	—	7,207	—	—	250,011

Lisa Keith	02/01/23	—	100,000	—	4,808	—	—	175,011

Karla Frieders	N/A	—	100,000	—	—	—	—	—
	6/1/23	—	—	—	21,214	—	—	649,997

(1)	Consistent with SEC regulations, because there were no thresholds, targets or maximums for the 2023 annual bonus program for these Named Executive Officers, the amounts shown in the target column (other than for Mr. Mazouzi) are representative amounts based on 2022 performance. For Ms. Varela, the bonus was capped at $465,000 pursuant to her employment agreements. For Mr. Mazouzi, the amounts shown are based on the annual bonus amounts set forth in his employment agreement. The bonus amounts actually earned for 2023 are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.

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Plan-Based Awards

On February 25, 2019, upon recommendation of the Compensation Committee, the Board unanimously approved the adoption of the Steven Madden, Ltd. 2019 Incentive Compensation Plan (the “2019 Plan”), and on May 24, 2019, our stockholders approved the adoption of the 2019 Plan. The purpose of the 2019 Plan is to enhance our profitability and value for the benefit of our stockholders by enabling the Company to offer eligible employees, consultants and non-employee directors cash and stock-based incentives to attract, retain and reward such individuals and provide additional incentive for such persons to exert maximum efforts for our success by encouraging stock ownership in the Company. The 2019 Plan serves as a means to strengthen the mutuality of interests between such individuals and our stockholders. All of the equity and non-equity incentive awards granted to our Named Executive Officers in Fiscal Year 2023 were granted under the 2019 Plan.

Outstanding Equity Awards at End of the 2023 Fiscal Year

The following table sets forth information concerning restricted stock that has not vested and stock awards outstanding for each of the Named Executive Officers as of the end of the 2023 Fiscal Year.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Edward R. Rosenfeld	—	—	—	—	—	351,331	(1)	14,755,902	—	—
Zine Mazouzi	—	—	—	—	—	42,606	(2)	1,789,452	—	—
Amelia Newton Varela	—	—	—	—	—	71,516	(3)	3,003,672	—	—
Lisa Keith	—	—	—	—	—	11,188	(4)	469,896	—	—
Karla Frieders	—	—	—	—	—	53,750	(5)	2,257,500	—	—

(1)	On February 1, 2019, Mr. Rosenfeld was awarded 87,500 shares of restricted Common stock, which vest in five equal annual installments commencing on February 1, 2020. On March 15, 2019, Mr. Rosenfeld was awarded 91,547 shares of restricted Common Stock, which vest in five equal annual installments commencing on March 1, 2020. On March 16, 2020, Mr. Rosenfeld was awarded 108,030 shares of restricted Common Stock, which vest in five equal annual installments commencing on March 1, 2021. On December 31, 2021, Mr. Rosenfeld was awarded 75,317 shares of restricted Common Stock, which shares vest in five annual installments of 15,063, 15,063, 15,063, 15,064, and 15,064 shares respectively, commencing on December 1, 2022. On March 15, 2022, Mr. Rosenfeld was awarded 77,340 shares of restricted Common Stock, which shares will vest in five equal annual installments commencing on March 1, 2023. On March 15, 2023, Mr. Rosenfeld was awarded 86,480 shares of restricted Common Stock, which shares will vest in five equal annual installments commencing on March 1, 2024.

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(2)	On January 2, 2019, Mr. Mazouzi was awarded 8,202 restricted shares of Common Stock, which vest in five substantially equal installments commencing on the first anniversary of the date awarded. On January 2, 2020, Mr. Mazouzi was awarded 2,320 restricted shares of Common Stock, which vest in five substantially equal installments commencing on the first anniversary of the date awarded. On August 3, 2020, Mr. Mazouzi was awarded 5,000 restricted shares of Common Stock, which vest in five substantially equal installments commencing on the first anniversary of the date awarded. On January 4, 2021, Mr. Mazouzi was awarded 29,155 restricted shares of Common Stock, which vest in five substantially equal installments commencing on the first anniversary of the date awarded. On March 15, 2021, Mr. Mazouzi was awarded 5,057 restricted shares of Common Stock, which vest in five substantially equal installments commencing on March 1, 2022. On March 15, 2022, Mr. Mazouzi was awarded 6,445 restricted shares of Common Stock, which will vest in five equal annual installments commencing on March 1, 2023. On March 15, 2023, Mr. Mazouzi was awarded 7,207 restricted shares of Common Stock, which will vest in five equal annual installments commencing on March 1, 2024. On December 1, 2023, Mr. Mazouzi was awarded 5,147 restricted shares of Common Stock, which will vest in five equal annual installments commencing on December 1, 2024.
(3)	On January 2, 2020, Ms. Varela was awarded 27,000 restricted shares of Common Stock, which will vest in five equal annual installments on each anniversary of the date of grant, commencing on January 2, 2021. On March 1, 2021, Ms. Varela was awarded 26,350 restricted shares of Common Stock, which will vest in four substantially equal annual installments on each anniversary of the date of grant, commencing on March 1, 2022. On March 15, 2022, Ms. Varela was awarded 6,445 restricted shares of Common Stock, which will vest in five equal annual installments commencing on March 1, 2023. On January 3, 2023, Ms. Varela was awarded 35,177 restricted shares of Common Stock, which will vest in four equal annual installments commencing on January 3, 2024. On March 15, 2023, Ms. Varela was awarded 7,207 restricted shares of Common Stock, which will vest in five equal annual installments commencing on March 1, 2024.
(4)	On February 1, 2021, Ms. Keith was awarded 8,912 restricted shares of Common Stock, which will vest in five equal annual installments on each anniversary of the date of grant, commencing on February 1, 2022. On March 15, 2022, Ms. Keith was awarded 1,289 restricted shares of Common Stock, which will vest in five equal annual installments on each anniversary of the date of grant, commencing on March 1, 2023. On February 1, 2023, Ms. Keith was awarded 4,808 restricted shares of Common Stock, which will vest in five equal annual installments on each anniversary of the date of grant, commencing on February 1, 2024.
(5)	On April 11, 2017, Ms. Frieders was awarded 30,000 shares of restricted Common Stock, which shares vest in five equal annual installments commencing on April 1, 2018. On March 15, 2018, Ms. Frieders was awarded 16,666 shares of restricted Common Stock, which shares vest in five substantially equal installments commencing on March 5, 2019. On May 11, 2020, Ms. Frieders was awarded 32,758 restricted shares of our Common Stock, which will vest in five substantially equal annual installments commencing on May 1, 2021. On March 15, 2021, Ms. Frieders was awarded 10,114 restricted shares of our Common Stock, which will vest in five substantially equal annual installments commencing on March 1, 2022. On March 15, 2022, Ms. Frieders was awarded 12,890 restricted shares of Common Stock, which will vest in five equal annual installments commencing on March 1, 2023. On June 1, 2023, Ms. Frieders was awarded 21,214 restricted shares of Common Stock, which will vest in five equal annual installments commencing on June 1, 2024.

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Option Exercises and Stock Vested in the 2023 Fiscal Year

The following table sets forth information concerning stock options exercised and restricted stock vested during the 2023 Fiscal Year for each of the Named Executive Officers. The value realized from exercised options is deemed to be the market value of the Common Stock on the date of exercise, less the exercise price of the option, multiplied by the number of shares of Common Stock underlying the option. The value realized from the vesting of restricted stock is deemed to be the market value of the Common Stock on the date of vesting multiplied by the number of shares vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Edward R. Rosenfeld	—	—	147,669	5,457,310
Zine Mazouzi	—	—	11,237	370,854
Amelia Newton Varela	—	—	13,276	458,483
Lisa Keith	—	—	3,019	107,385
Karla Frieders	—	—	17,540	625,235

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2023 with respect to compensation plans (including individual compensation arrangements) under which shares of Common Stock are authorized for issuance, aggregated as follows:

●	All compensation plans previously approved by security holders; and
●	All compensation plans not previously approved by security holders.

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Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	1,118,652	35.62	4,621,127
Equity compensation plans not approved by security holders	—	—	—
Total	1,118,652	35.62	4,621,127

Termination, Change-in-Control and Non-Competition/Non-Solicitation

The employment agreements for Ms. Varela and Messrs. Rosenfeld and Mazouzi as in effect in 2023 provided for a severance payment upon a termination of employment in connection with a change-in-control of the Company. The employment agreements of Messrs. Rosenfeld and Mazouzi also provided for a severance payment if the executive terminates his employment for good reason in connection with a change-in-control. The change-in-control severance payments could have resulted in the application of the “golden parachute” provisions of Section 280G of the Code, and to the extent Section 280G applies, we would not have been able to deduct from our taxable income the severance payments made to the Named Executive Officer. Moreover, Section 4999 of the Code would impose a 20% excise tax on the Named Executive Officer receiving the severance payment. In the case of Ms. Varela, these severance payments in connection with a change-in-control, however, are reduced if the severance payment, when added to any other benefits triggered by a change-of-control, is determined to constitute an “excess parachute payment” under Sections 280G and 4999 of the Code, to the maximum amount that we can deduct under Section 280G of the Code. In the case of Messrs. Rosenfeld and Mazouzi, the executive’s change-in-control severance payment would only be reduced to the maximum amount that we could deduct under Section 280G of the Code if the reduction provides the Named Executive Officer with the best after-tax result; otherwise, the Named Executive Officer would receive the full amount of the severance payment and other benefits triggered by the change-in-control and be liable for the 20% excise tax on the excess parachute payment in addition to all other applicable taxes. In such case, our deduction of the portion of the severance payment constituting an excess parachute payment would be disallowed.

Our employment agreements with Ms. Varela and Messrs. Rosenfeld and Mazouzi as in effect during 2023 also provided for severance payments to the executive if we terminated the executive’s employment without cause or if we gave any of these executives good reason to terminate their respective employment.

Please see the section of this Proxy Statement captioned “Employment Arrangements” for a summary description of the Named Executive Officers’ employment agreements and such severance and change-in-control provisions. These benefits are described and quantified in the section of this Proxy Statement captioned “Potential Payments Upon Termination or Change-In-Control” below.

We believe that the severance payments and payments made upon change-in-control provisions in the employment agreements provide appropriate protection to our executives, comparable to that available at peer companies and, with regard to the enhanced severance following a change-in-control, protect the Company from losing key executives during a period when a change-in-control may be threatened or pending. These benefits are described and quantified in the section below captioned “Potential Payments Upon Termination or Change-In-Control.”

Mses. Frieders and Varela and Mr. Mazouzi had each agreed to a non-compete and non-solicitation restriction through the expiration date of their employment agreements in effect during 2023, April 30, 2023, December 31, 2025, and December 31, 2026 respectively, in the event of a voluntary termination or termination for cause. Mr. Rosenfeld had agreed to non-compete and non-solicitation restrictions during the period of his employment and for a six-month period following the termination of his employment for cause or in the event of his resignation without good reason.

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Potential Payments Upon Termination or Change-In-Control

Our employment agreements with the Named Executive Officers as in effect on December 31, 2023 provided for payments to such individuals upon termination of employment or a change-in-control of the Company. Please see the section of this Proxy Statement captioned “Employment Arrangements.” The table below assumes that the termination of employment occurred on December 31, 2023 and that the amounts would be payable to the respective Named Executive Officer if such Named Executive Officer’s employment had been terminated under the various scenarios set forth below.

Name	Cash Payment ($)		Continuation of Medical / Welfare Benefits (Present Value) ($)		Acceleration and Continuation of Equity Award ($)		Total Termination Benefits(1) ($)
Termination Due To Death
Edward R. Rosenfeld	1,171,954	(2)	23,812	(3)	—		1,195,766
Zine Mazouzi	—		—		—		—
Amelia Newton Varela	—		—		—		—
Lisa Keith	—		—		—		—
Karla Frieders	—		—		—		—

Termination Due To Total Disability
Edward R. Rosenfeld	1,171,954	(2)	—		—		1,171,954
Zine Mazouzi	—		—		—		—
Amelia Newton Varela	—		—		—		—
Lisa Keith	—		—		—		—
Karla Frieders	—		—		—		—

Termination For Cause; Resignation Without Good Reason
Edward R. Rosenfeld	—		—		—		—
Zine Mazouzi	—		—		—		—
Amelia Newton Varela	—		—		—		—
Lisa Keith	—		—		—		—
Karla Frieders	—		—		—		—

Termination Other Than For Cause; Resignation For Good Reason
Edward R. Rosenfeld	1,171,954	(4)	—		—		1,171,954
Zine Mazouzi	675,000	(5)	—		—		675,000
Amelia Newton Varela	1,625,000	(6)	—		—		1,625,000
Lisa Keith	33,333	(7)	—		—		33,333
Karla Frieders	590,000	(8)	—		—		590,000

Termination Upon A Change-In-Control
Edward R. Rosenfeld	4,483,864	(9)	—		6,483,953	(10)	10,967,817
Zine Mazouzi	2,484,375	(11)	—		818,148	(10)	3,302,523
Amelia Newton Varela	2,657,572	(12)	—		1,227,482	(10)	3,885,054
Lisa Keith	33,333	(13)	—		247,882	(10)	281,215
Karla Frieders	590,000	(14)	—		956,276	(10)	1,546,276

(1)	Ms. Varela’s employment agreement provides that severance payments in connection with a change-in-control are reduced if the severance payment, when added to any other benefits triggered by a change-of-control, is determined to constitute an “excess parachute payment” under Sections 280G and 4999 of the Code, to the maximum amount that is deductible to the Company under Section 280G of the Code. The employment agreements of Messrs. Rosenfeld and Mazouzi provide that the executive’s change-in-control severance payment will only be reduced to the maximum amount that is deductible to the Company under Section 280G of the Code if the reduction provides the Named Executive Officer with the best after-tax result; otherwise, the Named Executive Officer will receive the full amount of the severance payment and other benefits triggered by the change-in-control and be liable for the 20% excise tax on the excess parachute payment in addition to all other applicable taxes. In such case, our deduction of the portion of the severance payment constituting an excess parachute payment will be disallowed. Because our agreements with the Named Executive Officers do not under any circumstances provide for an increase in severance or other benefits due to the application of Sections 280G and 4999 of the Code, for purposes of the disclosure above, we have calculated the potential amounts payable without taking into account the application of Sections 280G and 4999 of the Code. Upon the occurrence of a change-of-control, the amounts may be reduced due to the application of Section 280G and 4999 of the Code.

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(2)	Consists of Mr. Rosenfeld’s 2024 base salary of $1,171,954, which would be paid at regular intervals.
(3)	Consists of medical benefits.
(4)	Consists of the base salary of $1,171,954 for 2024 that would have been paid to Mr. Rosenfeld during the remainder of the term of his employment until the expiration of his employment agreement on December 31, 2024. Mr. Rosenfeld would receive these payments at regular intervals.
(5)	Consists of the base salary of $675,000 for 2024, which would be paid at regular intervals.
(6)	Consists of the base salary of $800,000, and $825,000 for 2024, and 2025, respectively, that would have been paid to Ms. Varela during the remainder of the term of her employment until the expiration of her employment agreement on December 31, 2025. Ms. Varela would receive these payments at regular intervals.
(7)	Consists of the base salary of $400,000 that would have been paid to Ms. Keith during the remainder of the term of her employment until the expiration of her employment agreement on January 31, 2024. Ms. Keith would receive these payments at regular intervals.
(8)	Consists of the base salary of $590,000 for 2024, which would be paid at regular intervals.
(9)	Consists of two and one-half times the sum of (i) Mr. Rosenfeld’s 2023 base salary of $1,126,879 plus (ii) the average cash bonus received by Mr. Rosenfeld for the three-year period ending on December 31, 2022. Upon a change-in-control, payments (or portions thereof) to Mr. Rosenfeld determined to constitute an “excess parachute payment” may be reduced to the maximum amount that would be tax deductible by the Company pursuant to Sections 280G of the Code. See the “Implications of Tax and Accounting Matters” section of “Compensation Discussion and Analysis” for a discussion of the applicability of Sections 280G and 4999 of the Code to change-in-control payments generally. See also the summary of Mr. Rosenfeld’s employment agreement under “Employment Arrangements.”
(10)	The amount disclosed represents the total value of the restricted stock and stock options that would have received accelerated vesting upon a hypothetical change-in-control on December 31, 2023.
(11)	Consists of two and one-half times the sum of (i) Mr. Mazouzi’s 2023 base salary of $600,000 plus (ii) $393,750, Mr. Mazouzi’s average bonus over the preceding three years. Upon a change-in-control, payments (or portions thereof) to Mr. Mazouzi determined to constitute an “excess parachute payment” may be subject to reduction to the maximum amount that would be tax deductible by the Company pursuant to Sections 280G of the Code. See the “Implications of Tax and Accounting Matters” section of “Compensation Discussion and Analysis” for a discussion of the applicability of Sections 280G and 4999 of the Code to change-in-control payments generally. See also the summary of Mr. Mazouzi’s employment agreement under “Employment Arrangements.”
(12)	Consists of two and one-half times the sum of (i) Ms. Varela’s 2023 base salary of $775,000 plus (ii) the average cash bonus received by Ms. Varela for the three-year period ending on December 31, 2021. Upon a change-in-control, payments (or portions thereof) to Ms. Varela determined to constitute an “excess parachute payment” may be subject to reduction to the maximum amount that would be tax deductible by the Company pursuant to Sections 280G of the Code. See the “Implications of Tax and Accounting Matters” section of “Compensation Discussion and Analysis” for a discussion of the applicability of Sections 280G and 4999 of the Code to change-in-control payments generally. See also the summary of Ms. Varela’s employment agreement under “Employment Arrangements.”
(13)	Consists of the base salary of $400,000 that would have been paid to Ms. Keith during the remainder of the term of her employment until the expiration of her employment agreement on January 31, 2024. Ms. Keith would receive these payments at regular intervals.
(14)	Consists of Ms. Frieder’s 2023 base salary of $590,000.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

Peter Migliorini (Chairman)
Peter A. Davis
Rose Peabody Lynch
Robert Smith

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”

			Average Summary	Average	Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO[1]	Compensation Actually Paid to PEO[2]	Compensation Table Total for Non-PEO NEOs[3]	Compensation Actually Paid to Non-PEO NEOs[4]	Total Shareholder Return[5]	Peer Group Total Shareholder Return[6]	Net Income (in thousands)[7]	Adjusted EBIT (in thousands)[8]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$5,033,103	$9,359,656	$1,428,763	$1,933,048	$151.14	$252.60	$171,554	$224,445
2022	$7,609,075	$1,935,729	$1,148,601	$686,226	$110.96	$192.41	$216,061	$281,025
2021	$7,566,831	$11,498,936	$1,711,424	$2,175,266	$157.42	$210.40	$190,678	$259,450
2020	$2,872,859	$562,398	$1,074,114	$1,210,677	$117.95	$150.13	($18,397)	$63,627

(1)	The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Rosenfeld (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Summary Compensation Table for the 2023 Fiscal Year.”
(2)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Rosenfeld, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Rosenfeld during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Rosenfeld’s total compensation for each year to determine the compensation actually paid:

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Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO
2023	$5,033,103	$(2,999,991)	$7,326,543	$9,359,656
2022	$7,609,075	$(5,499,990)	$(173,356)	$1,935,729
2021	$7,566,831	$(5,499,985)	$9,432,090	$11,498,936
2020	$2,872,859	$(2,360,456)	$49,995	$562,398

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	$3,632,160	$2,659,104	$737,808	$297,471	$7,326,543
2022	$4,406,389	$(3,985,142)	$(945,391)	$350,788	$(173,356)
2021	$5,849,922	$3,131,154	$244,307	$206,707	$9,432,090
2020	$3,815,620	$(2,387,322)	$(1,447,074)	$68,771	$49,995

(3)	The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Rosenfeld, who has served as our CEO since 2008) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Rosenfeld) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Zine Mazouzi, Amelia Newton Varela, Lisa Keith, and Karla Frieders; (ii) for 2022, Zine Mazouzi, Amelia Newton Varela, Karla Frieders, and Awadhesh Sinha; (iii) for 2021, Zine Mazouzi, Amelia Newton Varela, Karla Frieders, and Awadhesh Sinha; and (iv) for 2020, Arvind Dharia, Amelia Newton Varela, Karla Frieders, and Awadhesh Sinha.

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(4)	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Rosenfeld), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Rosenfeld) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Rosenfeld) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2023	$1,428,763	$(656,257)	$1,160,542	$1,933,048
2022	$1,148,601	$(250,002)	$(212,373)	$686,226
2021	$1,711,424	$(650,003)	$1,113,845	$2,175,266
2020	$1,074,114	$(804,706)	$583,231	$1,210,677

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2023	$847,980	$246,733	$30,364	$35,465	$1,160,542
2022	$205,982	$(392,470)	$(53,429)	$27,544	$(212,373)
2021	$821,078	$235,259	$32,832	$24,676	$1,113,845
2020	$840,098	$(108,114)	$(153,423)	$4,670	$583,231

(5)	Cumulative TSR is calculated by dividing the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

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(6)	Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose comes from the performance graph included in our Annual Report on Form 10-K for the year ended December 31, 2023 and consists of seven companies: Caleres, Inc., Crocs, Inc., Deckers Outdoor Corporation, Genesco Inc., Skechers U.S.A., Inc., Designer Brands Inc. and Wolverine World Wide, Inc.
(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)	The Company has determined that Adjusted Earnings Before Interest and Taxes (EBIT) is the financial performance measure that represents the most important performance measure used by the Company to link compensation actually paid to the Company’s NEOs in the 2023 Fiscal Year to Company performance. Adjusted EBIT is a non-GAAP measure that adjusts GAAP net income for certain items that are outside of the Company’s core, on-going business activities. Adjusted EBIT excludes interest and other income/(expenses) – net and the provision/(benefit) for income taxes. For the 2023 Fiscal Year, Adjusted EBIT further excludes (a) expenses in connection with the accelerated amortization of a trademark, (b) the benefit of a change in the valuation of contingent consideration, and (c) the benefit of the exit of a lease. We also refer to Adjusted EBIT as Adjusted income from operations. A reconciliation of GAAP income from operations to Adjusted income from operations is included in the press release filed as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on February 28, 2024.

Financial Performance Measures

As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

●	Adjusted EBIT
●	Adjusted EBITDA
●	Adjusted Diluted Earnings per Share
●	Revenue
●	Return on Invested Capital

Analysis of the Information Presented in the Pay versus Performance Table

As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following graphs of the relationships between information presented in the Pay Versus Performance table.

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The following graph reflects the relationship between the amount of compensation actually paid to Mr. Rosenfeld, the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Rosenfeld) and the Company’s cumulative TSR over the four years presented in the table.

The following graph reflects the relationship between the amount of compensation actually paid to Mr. Rosenfeld, the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Rosenfeld) and the Company’s net income over the four years presented in the table.

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The following graph reflects the relationship between the amount of compensation actually paid to Mr. Rosenfeld, the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Rosenfeld) and the Company’s Adjusted EBIT over the four years presented in the table.

The following graph reflects the relationship between the cumulative TSR of the Company and its peer group over the four-year period presented in the table. For detail regarding the composition of the peer group, see footnote 6 to the table above.

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PROPOSAL TWO:

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024

On March 6, 2020, the Audit Committee initially appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm to conduct the audit of our books and records for the fiscal year ending December 31, 2020, and the Committee has appointed EY as our independent registered public accounting firm to conduct the audit of our books and records for the fiscal years ending December 31, 2021, December 31, 2022, December 31, 2023, and December 31, 2024.

In evaluating the selection of an independent registered public accounting firm for 2024, the Audit Committee considered several factors relating to potential candidates, including audit quality, the benefits of our existing auditor’s familiarity with the Company versus a fresh perspective, the key members of the audit engagement team, the most recent internal quality control review or Public Company Accounting Oversight Board inspection, auditor independence and its process for maintaining independence, the risks of a change of auditors, and the firm’s international scope and presence. In addition, the Audit Committee evaluated the Company’s requirements in light of the growth and complexity of its business and the increasing international aspects of its operations. As a result of this evaluation, the Audit Committee selected EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Although ratification by stockholders is not required by our organizational documents or any applicable law, the Audit Committee has determined that requesting ratification by stockholders of its appointment of EY as our independent registered public accountants is a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain EY, but may still retain that accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our best interest and that of our stockholders.

Representatives of EY are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement should they so desire.

Required Vote

The affirmative vote of a majority of the votes cast by the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the Audit Committee’s selection of EY.

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Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of EY as our independent registered public accountants for the fiscal year ending December 31, 2024. Unless marked to the contrary, proxies received from stockholders will be voted in favor of ratifying the appointment of EY as our independent registered public accountants for the fiscal year ending December 31, 2024.

Independent Registered Public Accounting Firm’s Fees and Services

The aggregate fees billed to the Company by EY for professional services rendered for each of 2023 and 2022, respectively, are set forth below:

	Year Ended December 31,
	2023	2022
Audit Fees(1)	$2,773,000	$2,372,000
Audit-Related Fees(2)	502,000	—
Tax Fees(3)	415,000	506,000
All Other Fees	—	—
Total	$3,690,000	$2,878,000

(1)	Represents the aggregate fees billed for (a) the audit of our annual financial statements, (b) the reviews of the financial statements included in our Quarterly Reports on Form 10-Q, (c) other statutory and regulatory filings or engagements and (d) the audit of our internal controls over financial reporting.
(2)	Represents aggregate fees billed for due diligence procedures performed in connection with acquisitions.

(3)	Represents aggregate fees billed for tax advice, tax compliance and consulting. Includes, among others, review and advice with respect to transfer pricing.

Audit Committee’s Pre-Approval Policies and Procedures

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accountants. In recognition of this responsibility, the Audit Committee has established a policy to review and pre-approve all audit and permissible non-audit services provided by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other services.

Prior to engagement of the independent auditor for next year’s audit, the Audit Committee will pre-approve all auditing services and all permitted non-audit services (including the fees and terms thereof), except those excluded from requiring pre-approval based upon the de minimus exception set forth in Section 10A(i)(1)(B) of the Exchange Act and Rule 2-01(c)(7)(i)(C) of Regulation S-X.

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The Audit Committee’s pre-approval policies and procedures are as follows: (a) prior to each fiscal year, the Audit Committee pre-approves a schedule of estimated fees for proposed non-prohibited audit and non-audit services; and (b) actual amounts paid are monitored by our financial management and reported to the Audit Committee.

All work performed by EY as described above under the captions Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees has been approved or pre-approved by the Audit Committee pursuant to the provisions of the Audit Committee’s charter. The Audit Committee did not approve any of the Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees described above pursuant to a de minimis exception set forth in Rule 2-01(c)(7)(i)(C) of Regulation S-X. The Audit Committee has considered and concluded that the provision of non-audit services is compatible with maintaining the independence of EY.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed the Company’s audited financial statements for the 2023 Fiscal Year and met with both management and representatives of EY, our independent registered public accountants for that year, to discuss such audited financial statements. Management and our independent registered public accountants have represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has received from and discussed with EY the written disclosures and the letter regarding EY’s communications with the Audit Committee concerning independence as required by applicable requirements of the Public Company Accounting Oversight Board and discussed with EY the independence of EY. The Audit Committee also discussed with EY any matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC. Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the 2023 Fiscal Year.

Submitted by the Audit Committee of the Board of Directors:

Al Ferrara (Chairman)
Mitchell S. Klipper
Ravi Sachdev

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PROPOSAL THREE:

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, as created by Section 951 of the Dodd-Frank Act, and the rules and regulations promulgated thereunder require a publicly traded company to include a resolution in its proxy statement at least once every three years seeking stockholder approval, on an advisory or non-binding basis, of the compensation of the named executive officers as disclosed in such company’s proxy statement pursuant to the compensation rules of the SEC. At our 2023 Annual Meeting of Stockholders, our stockholders approved, on an advisory basis, the holding of an advisory vote to approve executive compensation (commonly known as a “say-on-pay” proposal) annually. Based on these results, the Board of Directors determined to hold its advisory vote to approve executive compensation annually until the next frequency vote, which is scheduled to occur at our 2026 Annual Meeting. Accordingly, we are providing stockholders with a non-binding advisory vote on the compensation of our Named Executive Officers.

As described in more detail in the Compensation Discussion and Analysis section, which begins on page 39 of this Proxy Statement, the overall objective of our executive compensation program and plans is to support delivery of sustained operating and financial performance results with the ultimate goal being to create and maximize value for our stockholders on a long-term basis. We believe that our executive compensation program and plans serve the interests of our stockholders by enabling the Company to attract and retain an experienced and effective management team whose combined knowledge of our business and the fashion footwear and accessories industries has proved extremely valuable in delivering results for our stockholders. The Compensation Committee and the Board of Directors believe that our compensation program and plans as articulated in the Compensation Discussion and Analysis section of this Proxy Statement effectively implement our philosophy of aligning compensation to stockholder interests and that the compensation received by our Named Executive Officers in the 2023 Fiscal Year reflects and supports such philosophy and goal and is commensurate with our performance and strategic position. We will continue to review and modify our executive compensation program to address evolving best practices and changing regulatory requirements.

We encourage stockholders to read the Compensation Discussion and Analysis section of this Proxy Statement, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure contained in this Proxy Statement, all of which describe and explain in detail the compensation of our Named Executive Officers in the 2023 Fiscal Year.

The following resolution is submitted for stockholder approval:

RESOLVED, that the stockholders of Steven Madden, Ltd. (the “Company”) approve, on a non-binding advisory basis, the compensation paid to the Named Executive Officers of the Company as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the executive compensation as described in the section captioned “Compensation Discussion and Analysis,” the Summary Compensation Table and related tabular disclosure and narrative discussion regarding compensation of Named Executive Officers under the caption “Executive Compensation” contained in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the compensation program and plans described in this Proxy Statement. While this advisory vote on executive compensation, commonly referred to as a “say-on-pay” advisory vote, is required by Section 14A of the Exchange Act, it is not binding on our Board of Directors and may not be construed as overruling any decision by the Board of Directors or the Compensation Committee. However, we value the opinions of our stockholders. To the extent there is a significant vote against the compensation of the Named Executive Officers as disclosed in this Proxy Statement, the Board of Directors and the Compensation Committee will consider the outcome of the vote when considering future compensation arrangements and evaluate whether any actions are necessary to address the stockholders’ concerns.

Required Vote

Approval of this resolution requires the affirmative vote of a majority of the votes cast by the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the resolution approving the overall compensation of the Named Executive Officers for the 2023 Fiscal Year.

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PROPOSAL FOUR:

ADOPTION OF AN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO INCORPORATE NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION AND TO INTEGRATE PRIOR AMENDMENTS

Effective August 1, 2022, the State of Delaware, which is the Company’s state of incorporation, enacted legislation that enables Delaware corporations to limit the liability of certain officers in limited circumstances, as permitted by Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”). In light of this legislation, the Board of Directors recommends the stockholders approve an amendment to the Ninth Article of the Company’s Certificate of Incorporation, as amended (the “Amendment”) to allow for the exculpation of certain of the Company’s officers. Currently, the Ninth Article contains a provision eliminating the personal liability of the Company’s directors for monetary damages or for breach of the fiduciary duty of care, to the fullest extent permitted by DGCL as it now exists or may be amended or supplemented.

The amendment is aligned with the narrow class and type of claim for which certain officers’ liability can be exculpated under Section 102(b)(7) of the DGCL. Accordingly, the proposed Amendment would only permit exculpation for direct claims (as opposed to derivate claims made by stockholders on behalf of the Company) and would not apply to breach of duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The officers who would be covered by the proposed Amendment include any officer who, in the course of conduct alleged to be wrongful: (i) is or was the Company’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer, or chief accounting officer; (ii) is or was identified in the Company’s public filings with the SEC as a named executive officer; or (iii) has, by written agreement with the Company, consented to be identified for purposes of service of process.

The Board believes the Amendment allowing for the exculpation of certain of the Company’s officers is in the Company’s and its stockholders’ best interests for the following reasons:

●	In recent years, officers have increasingly been named as defendants in stockholder litigation for claims of breach of fiduciary duty, resulting in protracted litigation (and associated costs) that would have been quickly dismissed if brought against directors. The Board believes that the Amendment could help mitigate any potential future harm to the Company and stockholders from this trend by preventing prolonged or frivolous litigation that distracts officers from their primary responsibilities and reducing insurance costs associated with lawsuits. Additionally, as public companies increasingly adopt officer exculpation clauses, insurance companies may raise director and officer insurance premiums for corporations that do not adopt officer exculpation provisions in their governing documents.

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●	The Board also believes it is necessary to provide officers with protection from exposure to personal liability to the fullest extent permitted by the DGCL in order to attract and retain skilled officers, especially as more and more public companies adopt officer exculpation provisions. The Company also expects its peers to adopt exculpation clauses that limit the personal liability of officers in their certificates of incorporation, and failing to provide for officer exculpation could result in impaired recruitment and retention of qualified officer candidates. Qualified officer candidates might be deterred from serving a company who fails to adopt similar protections due to exposure to personal liability and the risk that substantial expense may be incurred in defending lawsuits, regardless of merit.

●	Finally, the Company’s officers frequently must make time-sensitive business decisions that can create substantial risk of investigations or lawsuits seeking to impose personal liability on the basis of hindsight and regardless of merit. The Board believes that the Amendment, by limiting officers’ exposure to personal monetary liability, will empower officers to exercise their business judgment in furtherance of stockholder interests without the potential distraction of undue personal risk. Officer exculpation will also more generally align the protections available to our directors with those available to our officers.

For these reasons, the Board of Directors determined that the approval of the Amendment to allow for the exculpation of certain of the Company’s officers is advisable and in the best interests of the Company and the stockholders.

Non-Substantive Revisions

The Amendment also includes other minor, non-substantive revisions to the Company’s Certificate of Incorporation, principally the integration of prior amendments into the Certificate of Incorporation and technical and conforming changes and modernizing updates. These revisions will not have a substantive impact on the rights of stockholders of the Company.

Effect of Approval

If the stockholders approve the adoption of the Amendment, it will become effective upon the filing of the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, which the Company anticipates doing immediately following stockholder approval. Other than the replacement of the existing Ninth Article and the non-substantive revisions, the remainder of the Company’s Certificate of Incorporation will remain unchanged after effectiveness of the Amendment. A copy of the proposed Amended and Restated Certificate of Incorporation is attached as Annex B to this proxy statement.

Required Vote

Approval of this resolution requires the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the resolution adopting an Amended and Restated Certificate of Incorporation of the Company to incorporate new Delaware law provisions regarding officer exculpation and to integrate prior amendments.

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PROPOSAL FIVE:

APPROVAL OF AMENDMENTS TO THE STEVEN MADDEN, LTD. 2019 INCENTIVE COMPENSATION PLAN

At our 2019 Annual Meeting, the Company’s stockholders approved the adoption of the Steven Madden, Ltd. 2019 Incentive Compensation Plan (the “2019 Plan”). The Board of Directors has approved an amendment to the 2019 Plan, subject to stockholder approval, to (a) make available for issuance for future awards 8,000,000 additional shares and (b) extend the term of the 2019 Plan by five years, to February 24, 2034 (collectively, the “2019 Plan Proposal”).

Because of the limited number of remaining shares that may be granted under the 2019 Plan, the Board of Directors believes it is appropriate and necessary at this time to authorize additional shares for future awards. Authorization of these additional shares will allow grants to employees, consultants, and directors in the furtherance of the Company’s goal of continuing to achieve significant gains in stockholder value and operating results.

As of March 28, 2024, the 2019 Plan had an aggregate of approximately 2,753,558 shares of common stock available for future equity grants. All awards that are outstanding as of the date that stockholders approve the 2019 Plan Proposal will remain outstanding and will continue to be governed by the 2019 Plan. As of March 28, 2024, options to purchase 1,050,652 shares of the Company’s common stock were outstanding. These options had a weighted average exercise price of $35.88 and a weighted average contractual life of 3.1 years. Further, as of March 28, 2024, there were 1,370,135 shares of common stock subject to restricted stock or restricted stock unit awards and 160,603 shares subject to performance share awards that had not vested or been earned under the 2019 Plan. As of March 28, 2024, there were 73,328,113 shares of our common stock issued and outstanding and the closing price per share was $42.28.

The Company intends to continue awarding options in order to attract and retain the services or advice of such directors, employees, officers, agents, consultants, and independent contractors and to provide additional incentive for such persons to exert maximum efforts for the success of the Company and its affiliates. The following is a summary of the principal features of the 2019 Plan. The summary is qualified in its entirety by reference to the complete text of the 2019 Plan, as proposed and amended. A copy of the 2019 Plan as it is proposed to be amended is set forth as Annex C to this Proxy Statement.

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Description of the 2019 Plan

Eligibility and Types of Awards. As of March 28, 2024, the Company had 4,200 employees, all of whom were eligible to participate under the 2019 Plan. Our non-employee directors, currently eleven directors, as well as individuals providing consulting or advisory services to the Company or its affiliates pursuant to a written agreement, are also eligible to receive awards under the 2019 Plan. The types of awards available under the 2019 Plan consist of nonqualified stock options, stock appreciation rights, performance shares, restricted stock, restricted stock units, other stock-based awards and performance-based cash awards. In addition, the Company’s employees and employees of the Company’s affiliates that qualify as subsidiaries or parent corporations (as defined under Section 424 of the Code) are eligible to be granted incentive stock options under the 2019 Plan.

Authorized Shares and Limits on Awards. Currently, a total of 11,000,000 shares of Common Stock are authorized for issuance under the 2019 Plan. If the 2019 Plan Proposal is approved, then the total number of shares authorized for issuance under the 2019 Plan will increase by 8,000,000 shares to a total of 19,000,000 shares. The maximum number of shares of Common Stock with respect to which any stock option, stock appreciation right or shares of restricted stock that are subject to the attainment of specified performance goals that may be granted under the Plan during any fiscal year to any eligible employee or consultant will be 1,000,000 shares per type of award, subject to a total limit on the number of shares of Common Stock with respect to all awards of 1,200,000 shares during any fiscal year. There is no annual limit on the number of shares of Common Stock with respect to an award to eligible employees or consultants of restricted stock that is not subject to the attainment of specified performance goals. The maximum number of shares of Common Stock with respect to any award of performance shares to an eligible employee or consultant during any fiscal year is 1,000,000 shares. The maximum payment that may be made to an eligible employee or consultant under any performance-based cash award during any fiscal year and subject to the attainment of specified performance goals is $10,000,000.

The maximum number of shares of Common Stock with respect to which any stock option (other than incentive stock options), stock appreciation right, or other share appreciation awards that may be granted under the Plan during any fiscal year to any non-employee director will be 120,000 shares per type of award, subject to a total limit on the number of shares of Common Stock with respect to all awards of 160,000 shares during any fiscal year. Any award of Restricted Stock, Restricted Stock Units and any other awards other than stock options, stock appreciation rights and other share appreciation awards which may be granted under the 2019 Plan during any fiscal year of the Company to each non-employee director shall be 40,000 shares per type of award, provided that the maximum number of shares of Common Stock for all such awards does not exceed 60,000 with respect to any fiscal year of the Company. In no event shall the aggregate grant of awards to non-employee directors (when combined with certain other awards) exceed 5% of the total number of shares of Common Stock reserved for awards under the 2019 Plan.

The 2019 Plan requires the Committee to appropriately adjust the individual maximum share limitations, the aggregate number of shares of Common Stock available for the grant of awards, and the exercise price of an award to reflect any change in the Company’s capital structure or business by reason of certain corporate transactions or events.

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Under the 2019 Plan, the number of shares of Common Stock available for awards is reduced by (i) the total number of options or stock appreciation rights exercised, regardless of whether any of the shares of Common Stock underlying such awards are actually issued to the participant as the result of a net settlement, (ii) any shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any award and (iii) any shares of Common Stock repurchased by the Company on the open market with the proceeds of a stock option exercise price.

Fungible Share Limit. The 2019 Plan includes a “fungible share limit” to manage authorized shares. Under the 2019 Plan’s fungible share design:

●	shares of Common Stock subject to awards that are not appreciation awards count against the 2019 Plan’s share reserve as 3.0 shares for every share of Common Stock granted;

●	each share of Common Stock underlying an appreciation award granted that expires, terminates, is cancelled or is forfeited for any reason, is added back to the 2019 Plan’s aggregate maximum share limit and is again available for grant; and

●	each share of Common Stock underlying an award that is not an appreciation award that expires, terminates, is cancelled or is forfeited for any reason, is added back to the 2019 Plan’s share reserve as 3.0 shares of Common Stock and is again available for grant.

The 2019 Plan’s fungible share limit has the effect of reducing the maximum number of awards under the 2019 Plan because awards that are not appreciation awards (such as awards of restricted stock) count against the 2019 Plan’s share reserve as 3.0 shares for every share of Common Stock granted, rather than one share, as is the case for options and other appreciation awards.

Awards Under the 2019 Plan. The following types of awards are available under the 2019 Plan:

Stock Options. The Committee may grant nonqualified stock options and incentive stock options (only to eligible employees) to purchase shares of Common Stock. The Committee will determine the number of shares of Common Stock subject to each option, the term of each option, which may not exceed seven years (or five years in the case of an incentive stock option granted to a 10% stockholder), the exercise price, the vesting schedule (if any), and the other material terms of each option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of the Common Stock at the time of grant (or, in the case of an incentive stock option granted to a 10% stockholder, 110% of fair market value).

Options will be exercisable at such time and subject to such terms and conditions as determined by the Committee at grant and the exercisability of such options may be accelerated by the Committee in its sole discretion, provided that no option is exercisable more than seven years after the date the option is granted and, in the case of a ten percent stockholder, five years from the date an incentive stock option is granted. Upon the exercise of an option, the participant must make payment of the full exercise price, either (i) in cash, check, bank draft or money order; (ii) solely to the extent permitted by law, through the delivery of irrevocable instructions to a broker reasonably acceptable to the Company to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and condition as may be acceptable to the Committee.

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Stock Appreciation Rights. The Committee may grant stock appreciation rights (“SARs”) either with a stock option which may be exercised only at such times and to the extent the related option is exercisable (“Tandem SAR”) or independent of a stock option (“Non-Tandem SARs”). A SAR is a right to receive a payment in Common Stock or cash (as determined by the Committee) equal in value to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The term of each SAR may not exceed seven years. The base price per share covered by a SAR will be the exercise price per share of the related option in the case of a Tandem SAR and will be the fair market value of the Common Stock on the date of grant in the case of a Non-Tandem SAR. The Committee may also grant “limited SARs,” either as Tandem SARs or Non-Tandem SARs, which may become exercisable only upon the occurrence of a change in control (as defined in the 2019 Plan) or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter.

Restricted Stock. The Committee may award shares of restricted stock. Except as otherwise provided by the Committee upon the award of restricted stock, the recipient generally has the rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. The Committee may determine at the time of award, that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period. Recipients of restricted stock are required to enter into a restricted stock agreement with the Company, which states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.

If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulas or standards. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar events or circumstances. The performance goals for performance-based restricted stock are based on one or more of the objective criteria set forth on Exhibit A to the 2019 Plan and discussed in general below.

Restricted Stock Units. The Committee may award restricted stock units (“RSUs”). An RSU conveys a right to payment of Common Stock or the cash value of Common Stock after the date on which the award is granted and subject to such conditions, including vesting and performance conditions, as the Committee may determine. Except as otherwise provided upon the award of RSUs, the recipient does not have the rights of a stockholder with respect to the underlying shares, including with respect to voting and dividends or the right to tender shares, until the conditions on the award have been satisfied and the shares have been delivered to the recipient. If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulae or standards. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar events or circumstances. The performance goals for performance-based restricted stock are based on one or more of the objective criteria set forth on Exhibit A to the 2019 Plan and discussed in general below.

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Performance Shares. The Committee may award performance shares. A performance share is counted as one share of Common Stock. The performance goals for performance shares are based on one or more of the objective criteria set forth on Exhibit A to the 2019 Plan and discussed in general below. A minimum level of acceptable achievement will also be established by the Committee. If, by the end of the performance period, the recipient has achieved the specified performance goals, he or she will be deemed to have fully earned the performance shares. To the extent earned, the performance shares will be paid to the recipient at the time and in the manner determined by the Committee in cash, shares of Common Stock or any combination thereof.

Other Stock-Based Awards. The Committee may, subject to limitations under applicable law, make a grant of such other stock-based awards (including, without limitation, performance units, dividend equivalent units, stock equivalent units, restricted stock units and deferred stock units) under the 2019 Plan that are payable in cash or denominated or payable in or valued by shares of Common Stock or factors that influence the value of such shares. The Committee will determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals and/or a minimum vesting period. The performance goals for performance-based other stock-based awards are based on one or more of the objective criteria set forth on Exhibit A to the 2019 Plan and discussed in general below.

Performance-Based Cash Awards. The Committee may, subject to limitations under applicable law, make a grant of individual target awards either alone or in tandem with stock options, SARs or restricted stock under the 2019 Plan that are contingent upon the satisfaction of certain pre-established performance goals that are reached within a specified performance period, each of which, together with any other terms and conditions, shall be determined by the Committee in its sole discretion at the time of grant. At the time the performance goals are established, the Committee will prescribe a formula to determine the percentages (which may be greater than 100%) of the individual target award which may be payable based upon the degree of attainment of the performance goals during the calendar year. The Committee may, in its sole discretion, elect to pay a participant an amount that is less than the participant’s individual target award regardless of the degree of attainment of the performance goals; provided that no such discretion to reduce a performance-based cash award earned based on achievement of the applicable performance goals will be permitted for a calendar year in which a change in control occurs. The performance goals for performance-based cash awards are based on one or more of the objective criteria set forth on Exhibit A to the 2019 Plan and discussed in general below.

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Limitation. Notwithstanding any other provisions in the 2019 Plan or in any employment agreement, the restrictions or vesting conditions, as applicable, on restricted stock awards, restricted stock units, other stock-based awards and performance-based awards can be no less than (i) one year, if the lapsing of restrictions or vesting schedule, as applicable, is based (in whole or in part) on the attainment of one or more performance goals, and (ii) three years, if the lapsing of restrictions or the vesting schedule, as applicable, is based solely on the continued performance of services by the Plan participant (with restrictions as to no more than 1/3rd of shares of Common Stock subject thereto lapsing on each of the first three anniversaries of the date of grant); provided that, the Committee is authorized to provide for earlier lapsing of the restrictions or acceleration of vesting, as applicable, in the event of a change in control of the Company or a participant’s retirement, death or disability. The preceding limitation does not apply with respect to up to 5% (when combined with the 5% limitation for non-employee director award grants) of the total number of shares of Common Stock reserved for awards under the Plan.

Performance Goals. The Committee may grant awards of restricted stock, restricted stock units, performance shares, performance-based cash awards and other stock-based awards that may be granted, vest and be paid based on attainment of specified performance goals established by the Committee. These performance goals are based on the attainment of a certain target level of, or a specified increase or decrease in, one or more of the following criteria selected by the Committee:

●	earnings per share, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization;

●	gross profit or gross profit return on investment;

●	gross margin or gross margin return on investment;

●	operating income, net income, cash flow or economic value added;

●	return on assets; return on capital; revenue growth;

●	working capital;

●	specified objectives with regard to limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee;

●	return on equity, assets or capital;

●	total shareholder return;

●	fair market value of the shares of the Common Stock;

●	market share and/or market segment share;

●	the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends;

●	customer satisfaction, customer loyalty, brand recognition and/or brand acceptance;

●	style indexes;

●	employee retention;

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●	number of new patents, new product innovation and/or introduction;

●	product release schedules and/or ship targets; or

●	reduction in expenses and/or product cost reduction through advanced technology.

The Committee may also exclude the impact of an event or occurrence such as restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges, an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or a change in accounting standards required by generally accepted accounting principles, which the Committee determines should be appropriately excluded. Performance goals may also be based on individual participant performance goals, as determined by the Committee in its sole discretion, or they may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations. The Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria.

Change in Control. In the event of a change in control (as defined in the 2019 Plan) of the Company, awards under the 2019 Plan may be assumed and continued or substituted in accordance with applicable law. If and to the extent that a successor to the Company converts, assumes, substitutes or replaces an award, the vesting restrictions and/or forfeiture provisions applicable to such award will not accelerate or lapse by reason of the change in control. However, if the participant’s employment or other service is terminated, other than for cause, within 12 months coincident with or immediately following the change in control, unvested awards will become fully vested and exercisable. If the award is not continued as provided above, the awards generally shall become fully exercisable or payable immediately prior to the change in control, and such awards shall terminate at the effective time of the change in control.

Term, Amendment and Termination. The term of the 2019 Plan extends for a period of ten years from February 25, 2019 and, accordingly, will remain in effect through February 24, 2029, unless sooner terminated. If the 2019 Plan Proposal is approved, then the term of the 2019 Plan would be further extended until February 24, 2034. Notwithstanding any other provision of the 2019 Plan, the Board may at any time amend any or all of the provisions of the 2019 Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided in the 2019 Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant and, provided further that the approval of the Company’s stockholders will be obtained to the extent required by Delaware law, Section 422 of the Code, The Nasdaq Global Select Market or the rules of such other applicable stock exchange, as specified in the 2019 Plan.

Repricing Options and Stock Appreciation Rights. The 2019 Plan includes an additional express prohibition against repricing stock options and stock appreciation rights. The Company may not, without stockholder approval, either (i) reduce the exercise price of an outstanding stock option or stock appreciation right or (ii) simultaneously cancel stock options or stock appreciation rights for which the exercise price exceeds the then current fair market value of the underlying Common Stock and grant a new stock option or stock appreciation right with an exercise price equal to the then current fair market value of the underlying Common Stock.

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Miscellaneous. Awards granted under the 2019 Plan are generally nontransferable (other than by will or the laws of descent and distribution), except that the Committee may provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.

New Plan Benefits

We cannot currently determine the awards that may be granted under the 2019 Plan in the future to the executive officers, non-employee directors or other persons. The Committee will make such determinations from time to time.

Certain U.S. Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to options granted and to be granted pursuant to the 2019 Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences. In addition, the following discussion does not set forth any gift, estate, Social Security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

Incentive Stock Options. In general, an employee will not recognize taxable income upon either the grant or the exercise of an incentive stock option and the Company will not be entitled to an income tax deduction at either such time. In general, however, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of Common Stock acquired upon exercise of an incentive stock option (determined at the time of exercise) over the exercise price of the incentive stock option will be considered income. If the recipient is continuously employed on the date of grant until the date three months prior to the date of exercise and such recipient does not sell Common Stock received pursuant to the exercise of the incentive stock option within either (i) two years after the date of the grant of the incentive stock option or (ii) one year after the date of exercise, a subsequent sale of Common Stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to the Company.

If the recipient is not continuously employed on the date of grant until the date three months prior to the date of exercise or such recipient disposes of Common Stock acquired upon exercise of the incentive stock option within either of the above-mentioned time periods, the recipient will generally recognize as ordinary income an amount equal to the lesser of (i) the fair market value of Common Stock on the date of exercise over the exercise price, or (ii) the amount realized upon disposition over the exercise price. In such event, subject to the limitations of Section 280G of the Code (as described below), the Company generally will be allowed an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount recognized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).

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To the extent that the aggregate fair market value (determined as of the time of grant) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year under the 2019 Plan and/or any other stock option plan of the Company or affiliate exceeds $100,000, such options are treated as non-qualified stock options.

Nonqualified Stock Options. A recipient will not recognize any taxable income upon the grant of a nonqualified stock option and the Company will not be entitled to a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a nonqualified stock option, the recipient generally will recognize ordinary income in an amount equal to the excess of the fair market value of Common Stock on the date of exercise over the exercise price. Upon a subsequent sale of Common Stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period for Common Stock. Subject to the limitations of Section 280G of the Code (as described below), the Company will generally be allowed an income tax deduction equal to the amount recognized by the recipient as ordinary income.

All Options. With regard to both incentive stock options and nonqualified stock options, the following also apply: (i) any of the Company’s officers and directors subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their stock options, (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable tax rules, and (iii) in the event that the exercisability or vesting of any award is accelerated because of a change in control, payments relating to the awards (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes and may be nondeductible by the Company.

Section 409A of the Code provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a participant’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. While most awards under the 2019 Plan are anticipated to be exempt from the requirements of Section 409A of the Code, awards not exempt from Section 409A of the Code will be subject to Section 409A of the Code.

Section 162(m) of the Code generally limits the deduction the Company can take for compensation we pay to any “covered employee” to $1,000,000 per year per individual, and awards granted under the 2019 Plan may be subject to such limit.

The 2019 Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The 2019 Plan is not, nor is it intended to be, a “tax-qualified” plan under Section 401(a) of the Code.

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Required Vote

Approval of this resolution requires the affirmative vote of a majority of the votes cast by the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the approval of amendments to the Steven Madden, Ltd. 2019 Incentive Compensation Plan.

OTHER MATTERS

At the date of this Proxy Statement, we have no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should properly come before the Annual Meeting in connection therewith, it is intended that the persons named in the accompanying proxy will have discretionary authority to vote the shares that they represent.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY. ALTERNATIVELY, YOU MAY VOTE YOUR SHARES BY TELEPHONE OR OVER THE INTERNET AS DESCRIBED ON THE ACCOMPANYING PROXY CARD. YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.

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ANNEX A - RECONCILIATION OF ADJUSTED RESULTS (NON-GAAP)

The Proxy Statement provides our financial results both in accordance with generally accepted accounting principles in the United States (“GAAP”) and using certain non-GAAP financial measures. In particular, the Proxy Statement provides our historic net income and income per diluted share adjusted to exclude certain charges and recoveries, which are non-GAAP financial measures. We use non-GAAP financial information to evaluate its operating performance and to represent the manner in which we conduct and view our business. Additionally, we believe the information assists investors in comparing our performance across reporting periods on a consistent basis by excluding items that are not indicative of its core business. The non-GAAP financial information is provided in addition to, and not as an alternative to, our reported results prepared in accordance with GAAP.

Reconciliation of Net Income and Diluted Income Per Share (GAAP Basis) to Adjusted Net Income and Adjusted Diluted Income Per Share (Non-GAAP Basis)

	Year Ended December 31,
	2023	2022
GAAP net income attributable to Steven Madden, Ltd.	$171,554	$216,061
After-tax impact of expense in connection with impairment of certain trademarks	4,984	-
After-tax impact of expense in connection with certain severances, termination benefits and a corporate office relocation	2,878	-
After-tax impact of expense in connection with the write-off of an investment	2,273	-
After-tax impact of expense in connection with acquisition and formation of joint ventures	1,867	-
After-tax impact of expense in connection with the purchase accounting fair value adjustment of inventory acquired in connection with an acquisition	1,546	-
After-tax impact of benefit in connection with the dissolution of a joint venture	(1,630)	-
After-tax impact of benefit in connection with a deferred tax adjustment	(291)	1,525
After-tax impact of expense in connection with the accelerated amortization of a trademark	-	5,393
After-tax impact of benefit expense in connection with the change in valuation of contingent consideration	-	(4,441)
After-tax impact of benefit in connection with the exit of a lease	-	(245)
Adjustments attributable to noncontrolling interest in connection with a trademark impairment	(498)	-
Adjusted net income attributable to Steven Madden, Ltd.	$182,683	$218,293
GAAP diluted income per share	$2.30	$2.77
Adjusted diluted income per share	$2.45	$2.80

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ANNEX B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

STEVEN MADDEN, LTD.

Steven Madden, Ltd., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.	The name of the corporation is Steven Madden, Ltd., which was the name under which the corporation was originally incorporated. The corporation was originally incorporated under the laws of the State of New York on July 9, 1990, and reincorporated under the same name in Delaware on November 10, 1998.

2.	This Amended and Restated Certificate of Incorporation, which restates, integrates, and further amends the certificate of incorporation of the corporation, has been duly adopted by the corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and has been adopted by the requisite vote of the stockholders of the corporation.

3.	The certificate of incorporation of the corporation is hereby amended and restated in its entirety to read as follows:

FIRST: The name of the corporation (hereinafter called the “corporation”) is Steven Madden, Ltd.

SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 850 New Burton Road, Suite 201, Dover, Delaware 19904; and the name of the registered agent of the corporation in the State of Delaware at such address is Cogency Global Inc., in the County of Kent.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is two hundred fifty million (250,000,000) shares, consisting of two hundred forty-five million (245,000,000) shares of common stock, $0.0001 par value per share, and five million (5,000,000) shares of preferred stock, $0.0001 par value per share.

The shares of Preferred Stock may be issued from time to time in one or more series, in any manner permitted by law, as determined from time to time by the Board of Directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. Without limiting the generality of the foregoing, shares in such series shall have such voting powers, full or limited, or no voting powers, and shall have such designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, permitted by law, as shall be stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. The number of shares of any such series so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the Board of Directors pursuant to authority hereby vested in it.

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No holder of any of the shares of the stock of the corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for any unissued stock of any class, or any additional shares of any class to be issued by reason of any increase of the authorized capital stock of any class of the corporation, or bonds, certificates of indebtedness, debentures, or other securities convertible into stock of any class of the corporation, or carrying any right to purchase stock of any class of the corporation, but any such unissued stock or any such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations, or associations, and upon such terms, as may be deemed advisable by the Board of Directors in the exercise of its discretion.

FIFTH: The corporation is to have perpetual existence.

SIXTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under § 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under § 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directors. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

SEVENTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

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2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of § 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of § 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of § 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

EIGHTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same presently exists or may hereafter be amended, no director or officer shall be personally liable to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director or officer, except for any matter in respect of which (a) such director shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, (b) such officer shall be liable in any action by or in the right of the corporation, or (c) such director or officer shall be liable by reason that, in addition to any and all other requirements for liability, that person (A) shall have breached their duty of loyalty to the Corporation or its stockholders, (B) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (C) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or (D) shall have derived an improper personal benefit.

Any repeal or modification of this Article EIGHTH shall not adversely affect any right or protection of a director or officer with respect to any act or omission occurring prior to such repeal or modification. If the General Corporation Law of the State of Delaware is amended after the date of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

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NINTH: The corporation shall, to the fullest extent permitted by the provisions of § 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

4.	That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with the General Corporation Law of the State of Delaware.

5.	That this Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

[Signature page follows]

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IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this ___ day of ___________, 2024.

/s/
By:

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ANNEX C

STEVEN MADDEN, LTD.

2019 INCENTIVE COMPENSATION PLAN

ARTICLE I

ESTABLISHMENT OF PLAN

1.1 Establishment of the Plan. Steven Madden, Ltd (“the Company”) established this incentive compensation plan to permit the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units, Other Stock-Based Awards and Performance-Based Cash Awards to the persons and for the purposes described herein.

1.2 Purposes of the Plan. The purposes of the Plan are to induce certain individuals to remain in the employ, or to continue to serve as directors of, or consultants or advisors to, the Company and its present and future Subsidiaries, to attract new individuals to enter into such employment or service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board believes that the granting of Awards under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success.

1.3 Duration of the Plan. No Award may be granted under the Plan after February 24, 2034, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

ARTICLE II

DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1 “Acquisition Event” means a merger or consolidation in which the Company is not the surviving entity, any transaction that results in the acquisition of all or substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or the sale or transfer of all or substantially all of the Company’s assets.

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2.2 “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company; (d) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.

2.3 “Appreciation Award” means any Award under this Plan of any Stock Option, Stock Appreciation Right or Other Stock-Based Award, provided that such Other Stock-Based Award is based on the appreciation in value of a share of Common Stock in excess of an amount equal to at least the Fair Market Value of the Common Stock on the date such Other Stock-Based Award is granted.

2.4 “Award” means any award under this Plan of any Stock Option, Stock Appreciation Right, Restricted Stock, Performance Share, Other Stock-Based Award or Performance-Based Cash Awards. All Awards shall be granted by, confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cause” means with respect to a Participant’s Termination of Employment or Termination of Consultancy from and after the date hereof, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to: (i) a Participant’s conviction of, or plea of guilty or nolo contendere to, a felony; (ii) perpetration by a Participant of an illegal act, or fraud which could cause significant economic injury to the Company; (iii) continuing willful and deliberate failure by the Participant to perform the Participant’s duties in any material respect, provided that the Participant is given notice and an opportunity to effectuate a cure as determined by the Committee; or (iv) a Participant’s willful misconduct with regard to the Company that could have a material adverse effect on the Company; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

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2.7 “Change in Control” has the meaning set forth in Section 14.3.

2.8 “Change in Control Price” has the meaning set forth in Section 14.1.

2.9 “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

2.10 “Committee” means a committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall consist of two or more non-employee directors, each of whom shall be (i) a “non-employee director” as defined in Rule 16b-3; and (ii) an “independent director” as defined under Nasdaq Rule 5605(a)(2) or such other applicable stock exchange rule. To the extent that no Committee exists that has the authority to administer this Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

2.11 “Common Stock” means the Common Stock, $0.0001 par value per share, of the Company.

2.12 “Company” means Steven Madden, Ltd., a Delaware corporation, and its successors by operation of law.

2.13 “Consultant” means any natural person who provides bona fide consulting or advisory services to the Company or its Affiliates pursuant to a written agreement, which are not in connection with the offer and sale of securities in a capital-raising transaction.

2.14 “Disability” means with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

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2.15 “Effective Date” means the effective date of this Plan as defined in Article XVIII.

2.16 “Eligible Employees” means each employee of the Company or an Affiliate.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any references to any section of the Exchange Act shall also be a reference to any successor provision.

2.18 “Fair Market Value” means, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the closing price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded, or (b) if not traded on any such national securities exchange, the last sale price quoted in the principal over-the-counter market on which the Common Stock is quoted, as determined by the Committee. If the Common Stock is not traded, listed or otherwise reported or quoted, then Fair Market Value means the fair market value of the Common Stock as determined by the Committee in good faith in whatever manner it considers appropriate taking into account the requirements of Section 422 of the Code and/or Section 409A of the Code, as applicable. For purposes of the grant of any Award, the applicable date shall be the trading day immediately prior to the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.

2.19 “Family Member” means “family member” as defined in Section A.1.(5) of the general instructions of Form S-8, as may be amended from time to time.

2.20 “GAAP” has the meaning set forth in Section 12.2(c)(ii).

2.21 “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries and its Parent (if any) under this Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.22 “Limited Stock Appreciation Right” means a Tandem Stock Appreciation Right or Non-Tandem Stock Appreciation Right exercisable only upon the occurrence of a Change in Control or other event as determined by the Committee as provided in Section 7.5.

2.23 “Non-Employee Director” means a director of the Company who is not an active employee of the Company or an Affiliate.

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2.24 “Non-Qualified Stock Option” means any Stock Option awarded under this Plan that is not an Incentive Stock Option.

2.25 “Non-Tandem Stock Appreciation Right” means the right to receive cash or a number of shares of Common Stock (as determined by the Committee, in its sole discretion, on the date of grant) equal to the difference between (i) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (ii) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.

2.26 “Other Stock-Based Award” means an Award under Article XI of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, a restricted stock unit or other Award valued by reference to an Affiliate.

2.27 “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.28 “Participant” means an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been granted pursuant to this Plan.

2.29 “Performance Goals” means the performance goals set forth on Exhibit A hereto.

2.30 “Performance-Based Cash Award” means a cash Award under Article XII of this Plan that is payable or otherwise based on the attainment of certain pre-established performance goals during a Performance Period.

2.31 “Performance Period” means the duration of the period during which receipt of an Award is subject to the satisfaction of performance criteria, such period as determined by the Committee in its sole discretion.

2.32 “Performance Share” means an Award made pursuant to Article X of this Plan of the right to receive Common Stock or cash of an equivalent value at the end of a specified Performance Period.

2.33 “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.

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2.34 “Plan” means this Steven Madden, Ltd. 2019 Incentive Compensation Plan, as it may be amended from time to time.

2.35 “Prior Plan” means the Steven Madden, Ltd. 2006 Stock Incentive Plan, as in effect immediately prior to the Effective Date.

2.36 “Reference Stock Option” has the meaning set forth in Section 7.1.

2.37 “Restricted Stock” means an Award of shares of Common Stock under this Plan that is subject to restrictions under Article VIII.

2.38 “Restricted Stock Unit” means an Award described in Article IX.

2.39 “Restriction Period” has the meaning set forth in Subsection 8.3(a).

2.40 “Retirement” means a voluntary Termination of Employment at or after age 65 or such earlier date after age 50 as may be approved by the Committee, in its sole discretion at the time of grant or thereafter provided that the exercise of such discretion does not make the applicable Award subject to Section 409A of the Code, except that Retirement shall not include any Termination by the Company with or without Cause. With respect to a Participant’s Termination of Directorship, Retirement means the failure to stand for reelection or the failure to be reelected on or after a Participant has attained age 65 or, with the consent of the Board, before age 65 but after age 50, provided that the exercise of such discretion does not make the applicable Award subject to Section 409A of the Code.

2.41 “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.42 “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury regulations thereunder.

2.43 “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

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2.44 “Stock Appreciation Right” means a Non-Tandem Stock Appreciation Right or a Tandem Stock Appreciation Right.

2.45 “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants granted pursuant to Article VI.

2.46 “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.47 “Tandem Stock Appreciation Right” means the right to surrender to the Company all (or a portion) of a Stock Option in exchange for cash or a number of shares of Common Stock (as determined by the Committee, in its sole discretion, on the date of grant) equal to the difference between (a) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), and (b) the aggregate exercise price of such Stock Option (or such portion thereof).

2.48 “Ten Percent Stockholder” means an Eligible Employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.49 “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.50 “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

2.51 “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

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2.52 “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

2.53 “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferrable” shall have a correlative meaning.

ARTICLE III

ADMINISTRATION

3.1 The Committee. This Plan shall be administered and interpreted by the Committee.

3.2 Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of this Plan, to Eligible Employees, Consultants and Non-Employee Directors: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Restricted Stock Units, (v) Performance Shares; (vi) Other Stock-Based Awards, and (vii) Performance-Based Cash Awards. In particular, the Committee shall have the authority:

(a)	to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted hereunder;

(b)	to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Employees, Consultants or Non-Employee Directors;

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(c)	to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d)	to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e)	to determine whether, to what extent and under what circumstances grants of Options and other Awards under this Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of this Plan;

(f)	to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Section 6.3(d);

(g)	to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant in any case, in a manner intended to comply with, Section 409A of the Code;

(h)	to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(i)	to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award; and

(j)	to set the performance criteria and the Performance Period with respect to any Award for which the grant, vesting or payment of such Award is conditioned upon the attainment of specified performance criteria and to certify the attainment of any such performance criteria.

3.3 Guidelines. Subject to Article XV hereof, the Committee shall, in its sole discretion, have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may, in its sole discretion, correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of this Plan. The Committee may, in its sole discretion, adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. This Plan is intended to comply with the applicable requirements of Rule 16b-3, and this Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

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3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with this Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5 Procedures. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6 Delegation of Authority and Employment of Consultants.

(a)	The Committee may, in its sole discretion, designate employees of the Company and professional advisors to assist the Committee in the administration of this Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee.

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(b)	The Committee may, in its sole discretion, employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to sub-section (a) above shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it.

3.7 Indemnification. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of this Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s fraud. Such indemnification shall be in addition to any rights of indemnification the officers, employees, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

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ARTICLE IV

SHARE LIMITATION

4.1 Shares.

(a)	General Limitations. The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under this Plan shall not exceed 19,000,000 shares (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. Any shares of Common Stock that are subject to Awards that are not Appreciation Awards shall be counted against this limit as 3.0 shares for every share granted. If any Appreciation Award granted under this Plan expires, terminates, is cancelled or is forfeited for any reason, the number of shares of Common Stock underlying any such Award shall again be available for the purpose of Awards under this Plan and added back to the aggregate maximum limit. If any Awards that are not Appreciation Awards granted under this Plan to a Participant expire, terminate, are cancelled or are forfeited for any reason, 3.0 shares of Common Stock shall again be available for the purposes of Awards under this Plan and added back to the aggregate maximum limit. If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under this Plan. The number of shares of Common Stock available for the purpose of Awards under this Plan shall be reduced by (i) the total number of Stock Options or Stock Appreciation Rights exercised, regardless of whether any of the shares of Common Stock underlying such Awards are not actually issued to the Participant as the result of a net settlement, (ii) any shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any Award and (iii) any shares of Common Stock repurchased by the Company on the open market with the proceeds of an Stock Option exercise price.

(b)	Individual Participant Limitations.

(i) The maximum number of shares of Common Stock subject to any Award of Stock Options, Stock Appreciation Rights, shares of Restricted Stock or Awards parts of Restricted Stock Units for which the grant of such Award or the lapse of the relevant Restriction Period is subject to the attainment of Performance Goals which may be granted under this Plan during any fiscal year of the Company to each Eligible Employee or Consultant shall be 1,000,000 shares per type of Award (which shall be subject to any further increase or decrease pursuant to Section 4.2), provided that the maximum number of shares of Common Stock for all types of Awards does not exceed 1,200,000 (which shall be subject to any further increase or decrease pursuant to Section 4.2) with respect to any fiscal year of the Company. If a Tandem Stock Appreciation Right is granted or a Limited Stock Appreciation Right is granted in tandem with a Stock Option, it shall apply against the Eligible Employee’s or Consultant’s individual share limitations for both Stock Appreciation Rights and Stock Options.

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(ii) The maximum number of shares of Common Stock subject to (A) any Award of Stock Options (other than Incentive Stock Options), Stock Appreciation Rights and any other share appreciation awards which may be granted under this Plan during any fiscal year of the Company to each Non-Employee Director shall be 120,000 shares per type of Award (which shall be subject to any further increase or decrease pursuant to Section 4.2), provided that the maximum number of shares of Common Stock for all such Awards does not exceed 160,000 (which shall be subject to any further increase or decrease pursuant to Section 4.2) with respect to any fiscal year of the Company, and (B) any Award of Restricted Stock, Restricted Stock Units and any other Awards other than Awards described in Section 4.1(b)(ii)(A) which may be granted under this Plan during any fiscal year of the Company to each Non-Employee Director shall be 40,000 shares per type of Award (which shall be subject to any further increase or decrease pursuant to Section 4.2), provided that the maximum number of shares of Common Stock for all such Awards does not exceed 60,000 (which shall be subject to any further increase or decrease pursuant to Section 4.2) with respect to any fiscal year of the Company; provided further, that in no event shall the aggregate grant of Awards to Non-Employee Directors exceed 5% (when combined with the 5% limitation set forth in Sections 6.3(c), 8.3(a)(iv), 9.3(c), 10.2(f) and 11.2(c) of this Plan) of the total number of shares of Common Stock reserved for Awards under this Plan. If a Tandem Stock Appreciation Right is granted or a Limited Stock Appreciation Right is granted in tandem with a Stock Option, it shall apply against the Non-Employee Director’s individual share limitations for both Stock Appreciation Rights and Stock Options.

(iii) There are no annual individual Eligible Employee or Consultant share limitations on Restricted Stock for which the grant of such Award or the lapse of the relevant Restriction Period is not subject to attainment of Performance Goals in accordance with Section 8.3(a)(ii) hereof.

(iv) The maximum number of shares of Common Stock subject to any Award of Performance Shares which may be granted under this Plan during any fiscal year of the Company to each Eligible Employee or Consultant shall be 1,000,000 (which shall be subject to any further increase or decrease pursuant to Section 4.2) with respect to any fiscal year of the Company. Each Performance Share shall be referenced to one share of Common Stock and shall be charged against the available shares under this Plan at the time the unit value measurement is converted to a referenced number of shares of Common Stock in accordance with Section 10.1.

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(v) The maximum payment under any Performance-Based Cash Award payable with respect to any fiscal year of the Company and for which the grant of such Award is subject to the attainment of Performance Goals in accordance with Section 12.2(c) herein which may be granted under this Plan with respect to any fiscal year of the Company to each Eligible Employee or Consultant shall be $10,000,000.

(vi) The individual Participant limitations set forth in this Section 4.1(b) shall be cumulative; that is, to the extent that shares of Common Stock for which Awards are permitted to be granted to an Eligible Employee or a Consultant during a fiscal year are not covered by an Award to such Eligible Employee or Consultant in a fiscal year, the number of shares of Common Stock available for Awards to such Eligible Employee or Consultant shall automatically increase in the subsequent fiscal years during the term of the Plan until used.

4.2 Changes.

(a)	The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

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(b)	Subject to the provisions of Section 4.2(d), if there shall occur any such change in the capital structure of the Company by reason of any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares that may be issued under the Plan, any recapitalization, any merger, any consolidation, any spin off, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing (a “Section 4.2 Event”), then (i) the aggregate number and/or kind of shares that thereafter may be issued under the Plan, (ii) the number and/or kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award or under other Awards granted under the Plan, (iii) the purchase price thereof, and/or (iv) the individual Participant limitations set forth in Section 4.1(b) (other than those based on cash limitations) shall be appropriately adjusted. In addition, subject to Section 4.2(d), if there shall occur any change in the capital structure or the business of the Company that is not a Section 4.2 Event (an “Other Extraordinary Event”), including by reason of any extraordinary dividend (whether cash or stock), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of stock, or any sale or transfer of all or substantially all the Company’s assets or business, then the Committee, in its sole discretion, may adjust any Award and make such other adjustments to the Plan. Any adjustment pursuant to this Section 4.2 shall be consistent with the applicable Section 4.2 Event or the applicable Other Extraordinary Event, as the case may be, and in such manner as the Committee may, in its sole discretion, deem appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. Any such adjustment determined by the Committee shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Except as expressly provided in this Section 4.2 or in the applicable Award agreement, a Participant shall have no rights by reason of any Section 4.2 Event or any Other Extraordinary Event.

(c)	Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan.

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(d)	In the event of an Acquisition Event, the Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options or Stock Appreciation Rights or any Other Stock Based Award that provides for a Participant-elected exercise effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her vested Stock Options or Stock Appreciation Rights that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award agreements), but any such exercise shall be contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this Section 4.2(d), the provisions of Section 4.2(b) and Article XIV shall apply.

4.3 Minimum Purchase Price. Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under this Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V

ELIGIBILITY - GENERAL REQUIREMENTS FOR AWARDS

5.1 General Eligibility. All Eligible Employees, Consultants, Non-Employee Directors and prospective employees and consultants are eligible to be granted Awards, subject to the terms and conditions of this Plan. Eligibility for the grant of Awards and actual participation in this Plan shall be determined by the Committee in its sole discretion.

5.2 Incentive Stock Options. Notwithstanding anything herein to the contrary, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under this Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in this Plan shall be determined by the Committee in its sole discretion.

5.3 General Requirement. The vesting and exercise of Awards granted to a prospective employee or consultant are conditioned upon such individual actually becoming an Eligible Employee or Consultant.

5.4 Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such shares shall comply with all applicable laws, and shall be further subject to the approval of the Company with respect to such compliance. As a condition of the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, as determined by the Company, such a representation is required by any applicable law.

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ARTICLE VI

STOCK OPTIONS

6.1 Options. Stock Options may be granted alone or in addition to other Awards granted under this Plan. Each Stock Option granted under this Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.

6.2 Grants. The Committee shall, in its sole discretion, have the authority to grant to any Eligible Employee (subject to Section 5.2) Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options, and shall designate the type or types of option in the Award. The Committee shall, in its sole discretion, have the authority to grant Non-Qualified Stock Options to any Consultant or Non-Employee Director. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify shall constitute a separate Non-Qualified Stock Option. If the Stock Option does not specify whether it is an Incentive Stock Option in whole or part, the Stock Option shall be a Non-Qualified Stock Option.

6.3 Terms of Options. Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee, in its sole discretion, shall deem desirable:

(a)	Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant.

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(b)	Stock Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than seven (7) years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five (5) years.

(c)	Exercisability. (i) Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant.

(ii) Notwithstanding any other provision of this Plan to the contrary, the vesting period with respect to any Option Award shall be no less than (A) one year, if the vesting is based (in whole or in part) on the attainment of one or more Performance Goals, and (B) three years, if the vesting is based solely on the continued performance of services by the Participant (with vesting as to no more than one-third of the shares of Common Stock subject thereto on each of the first three anniversaries of the date of grant).

(iii) Subject to the limitations set forth in Section 4.1(b), the Committee shall be authorized (at the time of grant or thereafter) to provide for earlier vesting in the event of a Participant’s Retirement, death or Disability.

Option Awards may be granted without the foregoing limitations with respect to up to 5% (when combined with the 5% limitation set forth in Sections 4.1(b)(ii), 8.3(a)(iv), 9.3(c), 10.2(f) and 11.2(c) of this Plan) of the total number of shares of Common Stock reserved for Awards under this Plan.

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(d)	Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be in a form acceptable to the Company and shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on The Nasdaq Stock Market or another national securities exchange or quoted in the over-the-counter market, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; (iii) by cashless exercise; or (iv) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, payment in full or in part in the form of delivery of Common Stock owned by the Participant based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee, in its sole discretion). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e)	Non-Transferability of Options. No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as determined by the Committee, in its sole discretion. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of this Plan and the applicable Award agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of this Plan and the applicable Award agreement.

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(f)	Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under this Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. Should any provision of this Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may, in its sole discretion, amend this Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(g)	Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of this Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may, in its sole discretion (i) modify or extend outstanding Stock Options granted under this Plan (provided that the rights of a Participant are not reduced without his or her consent and provided further that such action does not subject the Stock Options to tax under Section 409A of the Code), and (ii) accept the surrender of outstanding Stock Options (up to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.

(h)	Early Exercise. The Committee may provide that a Stock Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Stock Option as to any part or all of the shares of Common Stock subject to the Stock Option prior to the full vesting of the Stock Option, and such shares shall be subject to the provisions of Article VIII and treated as Restricted Stock. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

(i)	Other Terms and Conditions. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of this Plan, as the Committee shall, in its sole discretion, deem appropriate.

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ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 Tandem Stock Appreciation Rights. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”) granted under this Plan (“Tandem Stock Appreciation Rights”). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

7.2 Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee in its sole discretion, and the following:

(a)	Base Price. The exercise price per share of Common Stock subject to a Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share base price of a Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.
(b)	Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to equal or exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(c)	Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.3(c).

(d)	Method of Exercise. A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.

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(e)	Payment. Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash or a number of shares of Common Stock (as determined by the Committee, in its sole discretion, on the date of grant) equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement, multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised.

(f)	Deemed Exercise of Reference Stock Option. Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of the Plan on the number of shares of Common Stock to be issued under the Plan.

(g)	Non-Transferability. Tandem Stock Appreciation Rights shall be Transferable only when and to the extent that the underlying Stock Option would be Transferable under Section 6.3(e) of the Plan.

7.3 Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under this Plan.

7.4 Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee in its sole discretion, and the following:

(a)	Exercise Price. The base price per share of Common Stock subject to a Non-Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share base price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b)	Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 7 years after the date the right is granted.

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(c)	Exercisability. Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. Notwithstanding any other provision of this Plan to the contrary, the vesting period with respect to any such right shall be no less than (A) one year, if the vesting is based (in whole or in part) on the attainment of one or more Performance Goals, and (B) three years, if the vesting is based solely on the continued performance of services by the Participant (with vesting as to no more than one-third of the shares of Common Stock subject thereto on each of the first three anniversaries of the date of grant).

(d)	Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

(e)	Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right, a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash or a number of shares of Common Stock (as determined by the Committee, in its sole discretion, on the date of grant) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Fair Market Value of one share of Common Stock on the date the right was awarded to the Participant.

(f)	Non-Transferability. No Non-Tandem Stock Appreciation Rights shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

7.5 Limited Stock Appreciation Rights. The Committee may, in its sole discretion, grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a Limited Stock Appreciation Right. Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award agreement, the Participant shall receive in cash or Common Stock, as determined by the Committee, an amount equal to the amount (a) set forth in Section 7.2(e) with respect to Tandem Stock Appreciation Rights, or (b) set forth in Section 7.4(e) with respect to Non-Tandem Stock Appreciation Rights, as applicable.

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ARTICLE VIII

RESTRICTED STOCK

8.1 Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall, in its sole discretion, determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A attached hereto) or such other factors as the Committee may determine, in its sole discretion.

8.2 Awards and Certificates. Eligible Employees, Consultants and Non-Employee Directors selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a)	Purchase Price. The purchase price of Restricted Stock, if any, shall be fixed by the Committee. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

(b)	Acceptance. Awards of Restricted Stock must be accepted within a period of 60 days (or such other period as the Committee may specify) after the grant date, by execution of a Restricted Stock agreement and by payment of the purchase price (if any) the Committee has designated thereunder.

(c)	Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Steven Madden, Ltd. 2019 Stock Incentive Plan and an agreement entered into between the registered owner and the Company dated __________. Copies of such Plan and agreement are on file at the principal office of the Company.”

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(d)	Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

8.3 Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Plan shall be subject to the following restrictions and conditions:

(a)	Restriction Period. (b) General. The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under this Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in a Restricted Stock Award agreement, and such agreement shall set forth a vesting schedule and any events which would accelerate vesting of the shares of Restricted Stock. Within those limits, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of Restricted Stock.

(i) Objective Performance Goals, Formulae or Standards. If the grant of shares of Restricted Stock or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the Performance Goals and the applicable vesting percentage of the Restricted Stock Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as otherwise determined by the Committee. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. The applicable Performance Goals shall be based on one or more of the performance criteria set forth in Exhibit A hereto or such other criteria as the Committee may determine from time to time.

(ii) Limitations. Notwithstanding any other provision of this Plan to the contrary, the Restriction Period with respect to any Restricted Stock Award shall be no less than (A) one year, if the lapsing of restrictions is based (in whole or in part) on the attainment of one or more Performance Goals, and (B) three years, if the lapsing of restrictions is based solely on the continued performance of services by the Participant (with restrictions as to no more than one-third of the shares of Common Stock subject thereto lapsing on each of the first three anniversaries of the date of grant).

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(iii) Acceleration. Subject to the terms of this Plan, the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier lapsing of restrictions in the event of a Participant’s Retirement, death or Disability.

Subject to the limitations set forth in Section 4.1(b), Restricted Stock Awards may be granted without the foregoing limitations with respect to up to 5% (when combined with the 5% limitation set forth in Sections 4.1(b)(ii), 6.3(c), 9.3(c), 10.2(f) and 11.2(c) of this Plan) of the total number of shares of Common Stock reserved for Awards under this Plan.

(c)	Rights as a Stockholder. Except as provided in this subsection (b) and subsection (a) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. The Committee may, in its sole discretion, determine at the time of grant that dividends shall be accumulated and payment deferred until, and conditioned upon, the expiration of the applicable Restriction Period.

(d)	Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

ARTICLE IX

RESTRICTED STOCK UNITS

9.1 Award of Restricted Stock Units. Restricted Stock Units may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall, in its sole discretion, determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, Restricted Stock Units shall be awarded, the number of Restricted Stock Units to be awarded, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock Units upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A attached hereto) or such other factors as the Committee may determine, in its sole discretion.

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9.2 Nature of Award. An award of a Restricted Stock Unit conveys a right to payment of Common Stock or the cash value of Common Stock after the date on which the Award is granted and subject to such conditions, including vesting and performance conditions, as the Committee may determine.

9.3 Vesting and Performance Conditions.

(a)	General. Restricted Stock Units shall be subject to such limits and conditions as are set forth in an Award Agreement, which shall set forth a vesting schedule and any events which would accelerate vesting of the Restricted Stock Units. Notwithstanding any other provision of this Plan to the contrary, the vesting period with respect to any Restricted Stock Unit shall be no less than (A) one year, if the vesting is based (in whole or in part) on the attainment of one or more Performance Goals, and (B) three years, if the vesting is based solely on the continued performance of services by the Participant (with vesting as to no more than one-third of the shares of Common Stock subject thereto on each of the first three anniversaries of the date of grant.

(b)	Objective Performance Goals, Formulae or Standards. If the grant or vesting of Restricted Stock Units is based on the attainment of Performance Goals, the Committee shall establish the Performance Goals and the applicable vesting percentage of the Restricted Stock Unit Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as otherwise determined by the Committee. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. The applicable Performance Goals shall be based on one or more of the performance criteria set forth in Exhibit A hereto or such other criteria as the Committee may determine from time to time.

(c)	Acceleration. Subject to the terms of this Plan, the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier lapsing of restrictions in the event of a Participant’s Retirement, death or Disability.

Subject to the limitations set forth in Section 4.1(b), Restricted Stock Unit Awards may be granted without the foregoing limitations with respect to up to 5% (when combined with the 5% limitation set forth in Sections 4.1(b)(ii), 6.3(c), 8.3(a)(iv), 10.2(f) and 11.2(c) of this Plan) of the total number of shares of Common Stock reserved for Awards under this Plan.

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9.4 Form and Timing of Payment. Except as otherwise provided under the terms of the Plan or a Participant’s Award agreement, payment of Restricted Stock Units shall be made at a specified settlement date that shall not be earlier than the last day of the vesting or restriction period. The Committee, in its sole discretion, may pay Restricted Stock Units by delivery of a number of shares of Common Stock or by payment in cash in an amount equal to the Fair Market Value of such Common Stock, or a combination thereof. The Committee may provide that settlement of Restricted Stock Units shall be deferred further, on a mandatory basis or at the election of the Participant.

9.5 Rights as a Shareholder. A Participant shall not have the rights of a shareholder until and unless the Award of a Restricted Stock Unit has been settled by the issuance of shares of Common Stock to the Participant. At the discretion of the Committee, Restricted Stock Units granted pursuant to the Plan may provide Participants with the right to receive dividend equivalents, which may be paid currently or credited to an account for the Participant, and which may be settled in Common Stock or cash, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee may establish, which may differ from the terms and conditions applicable to shares of Common Stock payable under the Restricted Stock Unit. The Committee shall not be under any obligation to pay dividend equivalents.

ARTICLE X

PERFORMANCE SHARES

10.1 Award of Performance Shares. Performance Shares may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall, in its sole discretion, determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the Performance Period during which, and the conditions under which, receipt of the Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 10.2.

Except as otherwise provided herein, the Committee shall condition the right to payment of any Performance Share upon the attainment of specified objective performance goals (including, the Performance Goals specified in Exhibit A attached hereto) established pursuant to Section 10.2(c) below and such other factors as the Committee may determine, in its sole discretion.

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10.2 Terms and Conditions. Performance Shares awarded pursuant to this Article X shall be subject to the following terms and conditions:

(a)	Earning of Performance Share Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the Performance Goals established pursuant to Section 10.2(c) are achieved and the percentage of each Performance Share Award that has been earned.

(b)	Non-Transferability. Subject to the applicable provisions of the Award agreement and this Plan, Performance Shares may not be Transferred during the Performance Period.
(c)	Objective Performance Goals, Formulae or Standards. The Committee shall establish the objective Performance Goals for the earning of Performance Shares based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as the Committee shall determine. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. The applicable Performance Goals shall be based on one or more of the performance criteria set forth in Exhibit A hereto or such other performance criteria as the Committee shall establish.

(d)	Dividends. Unless otherwise determined by the Committee at the time of grant, amounts equal to any dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Share will not be paid to the Participant.

(e)	Payment. Following the Committee’s determination in accordance with subsection (a) above, shares of Common Stock or, as determined by the Committee in its sole discretion, the cash equivalent of such shares shall be delivered to the Eligible Employee, Consultant or Non-Employee Director, or his legal representative, in an amount equal to such individual’s earned Performance Shares. Notwithstanding the foregoing, the Committee may, in its sole discretion, award an amount less than the earned Performance Shares and/or subject the payment of all or part of any Performance Shares to additional vesting, forfeiture and deferral conditions as it deems appropriate.

(f)	Vesting.

(i) General. The Award agreement shall set forth a vesting schedule and any events which would accelerate vesting of the Performance Share Award. The vesting schedule with respect to any Performance Share Award shall be no less than one year and shall be based in whole or in part on the attainment of one or more Performance Goals.

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(ii) Acceleration. Subject to the terms of this Plan, the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier lapsing of restrictions in the event of a Participant’s Retirement, death or Disability.

Subject to the limitations set forth in Section 4.1(b), Performance Share Awards may be granted without the foregoing limitations with respect to up to 5% (when combined with the 5% limitation set forth in Sections 4.1(b)(ii), 6.3(c), 8.3(a)(iv), 9.3(c), and 11.2(c) of this Plan) of the total number of shares of Common Stock reserved for Awards under this Plan.

ARTICLE XI

OTHER STOCK-BASED AWARDS

11.1 Other Awards. The Committee, in its sole discretion, is authorized to grant to Eligible Employees, Consultants and Non-Employee Directors Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including, but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, performance units, dividend equivalent units, stock equivalent units, restricted stock units and deferred stock units. To the extent permitted by law, the Committee may, in its sole discretion, permit Eligible Employees and/or Non-Employee Directors to defer all or a portion of their cash compensation in the form of Other Stock-Based Awards granted under this Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company, which shall be intended to comply with Section 409A of the Code. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

Subject to the provisions of this Plan, the Committee shall, in its sole discretion, have authority to determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Period.

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The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals set forth on Exhibit A as the Committee may determine, in its sole discretion.

11.2 Terms and Conditions. Other Stock-Based Awards made pursuant to this Article XII shall be subject to the following terms and conditions:

(a)	Non-Transferability. Subject to the applicable provisions of the Award agreement and this Plan, shares of Common Stock subject to Awards made under this Article XI may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b)	Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award agreement and this Plan, the recipient of an Award under this Article XI shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award.

(c)	Vesting.

(i) General. The vesting schedule with respect to any Award shall be no less than (A) one year, if the vesting period is based (in whole or in part) on the attainment of one or more Performance Goals, and (B) three years, if the vesting period is based solely on the continued performance of services by the Participant (with restrictions as to no more than one-third of the shares of Common Stock subject thereto lapsing on each of the first three anniversaries of the date of grant).

(ii) Acceleration. Subject to the terms of this Plan, the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier lapsing of restrictions in the event of a Change in Control or a Participant’s Retirement, death or Disability.

Subject to the limitations set forth in Section 4.1(b), Other Stock-Based Awards may be granted without the foregoing limitations with respect to up to 5% (when combined with the 5% limitation set forth in Sections 4.1(b)(ii), 6.3(c), 8.3(a)(iv), 9.3(c), and 10.2(f) of this Plan) of the total number of shares of Common Stock reserved for Awards under this Plan.

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(d)	Price. Common Stock issued on a bonus basis under this Article XI may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article XI shall be priced, as determined by the Committee in its sole discretion.

(e)	Payment. The form of payment for the Other Stock-Based Award shall be specified in the Award agreement.

ARTICLE XII

PERFORMANCE-BASED CASH AWARDS

12.1 Performance-Based Cash Awards. Performance-Based Cash Awards may be granted either alone or in addition to or in tandem with Stock Options, Stock Appreciation Rights, or Restricted Stock. Subject to the provisions of this Plan, the Committee shall, in its sole discretion, have authority to determine the Eligible Employees, Consultants and Non-Employee Directors to whom, and the time or times at which, such Awards shall be made, the dollar amount to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the payment of dollar amount under such Awards upon the completion of a specified Performance Period.

For each Participant, the Committee may specify a targeted performance award. The individual target award may be expressed, at the Committee’s discretion, as a fixed dollar amount, a percentage of base pay or total pay (excluding payments made under the Plan), or an amount determined pursuant to an objective formula or standard. Establishment of an individual target award for a Participant for a calendar year shall not imply or require that the same level individual target award (if any such award is established by the Committee for the relevant Participant) be set for any subsequent calendar year. At the time the Performance Goals are established, the Committee shall prescribe a formula to determine the percentages (which may be greater than 100%) of the individual target award which may be payable based upon the degree of attainment of the Performance Goals during the calendar year. Notwithstanding anything else herein, the Committee may, in its sole discretion, elect to pay a Participant an amount that is less than the Participant’s individual target award (or attained percentage thereof) regardless of the degree of attainment of the Performance Goals; provided that no such discretion to reduce an Award earned based on achievement of the applicable Performance Goals shall be permitted for the calendar year in which a Change in Control of the Company occurs, or during such calendar year with regard to the prior calendar year if the Awards for the prior calendar year have not been made by the time of the Change in Control of the Company, with regard to individuals who were Participants at the time of the Change in Control of the Company.

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12.2 Terms and Conditions. Performance-Based Cash Awards made pursuant to this Article XII shall be subject to the following terms and conditions:

(a)	Vesting of Performance-Based Cash Award. (i) General. The vesting schedule with respect to any Performance Share Award shall be no less than one year, and shall be based in whole or in part on the attainment of one or more Performance Goals.

(ii) Waiver of Limitation. The Committee shall be authorized (at the time of grant or thereafter) to provide for earlier vesting in the event of a Participant’s Retirement, death or Disability.

(b)	Objective Performance Goals, Formulae or Standards.

(i) The Committee shall establish the objective Performance Goals and the individual target award (if any) applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as the Committee may determine. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. The applicable Performance Goals shall be based on one or more of the performance criteria set forth in Exhibit A hereto or such other performance criteria as the Committee shall establish.

(ii) The measurements used in Performance Goals set under the Plan shall be determined in accordance with Accounting Principles Generally Accepted in the United States of America (“GAAP”) except, to the extent that any objective Performance Goals are used, if any measurements require deviation from GAAP, such deviation shall be at the discretion of the Committee at the time the Performance Goals are set or at such later time to the extent determined by the Committee.

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(c)	Payment. Following the Committee’s determination and certification in accordance with subsection (a) above, the Performance-Based Cash Award amount shall be delivered to the Eligible Employee, Consultant or Non-Employee Director, or his legal representative, in accordance with the terms and conditions of the Award agreement. If the Award agreement does not provide when such amount will be paid, except as provided in the next sentence, such amount shall be paid by no later than the later of: (i) March 15 of the year following the year in which the applicable Performance Period ends; or (ii) two and one-half (2½) months after the expiration of the fiscal year of the Company in which the applicable Performance Period ends. Notwithstanding the foregoing, the Committee may place such conditions on the payment of the payment of all or any portion of any Performance-Based Cash Award as the Committee may determine and the Committee may (x) provide that the payment of all or any portion of any Performance-Based Cash Award shall be deferred and (y) permit a Participant to elect to defer receipt of all or a portion of any Performance-Based Cash Award. To the extent applicable, any deferral under this Section 12.2(d) shall be made in a manner intended to comply with the applicable requirements of Section 409A of the Code.

ARTICLE XIII

TERMINATION

13.1 Termination. The following rules apply with regard to the Termination of the Participant’s service.

(a)	Rules Applicable to Stock Options and Stock Appreciation Rights. Unless otherwise determined by the Committee at grant (or, if no rights of the Participant are reduced, thereafter):

(i) Termination by Reason of Retirement, Death, or Disability. If a Participant’s Termination is by reason of the Participant’s Retirement, death or Disability, all Stock Options or Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a one-year period from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights; provided, however, if the Participant dies within such exercise period, all unexercised Stock Options or Stock Appreciation Rights held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights.

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(ii) Involuntary Termination Without Cause. If a Participant’s Termination is by involuntary termination without Cause, all Stock Options or Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights.

(iii) Voluntary Termination. If a Participant’s Termination is voluntary (other than a voluntary termination described in Section 13.2(a)(iv)(2) below), all Stock Options or Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 30 days from the date of such Termination, but in no event beyond the expiration of the stated terms of such Stock Options or Stock Appreciation Rights.

(iv) Termination for Cause. If a Participant’s Termination: (1) is for Cause or (2) is a voluntary Termination (as provided in sub-section (iii) above) after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options or Stock Appreciation Rights, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

(v) Unvested Stock Options and Stock Appreciation Rights. Stock Options or Stock Appreciation Rights that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(b)	Rules Applicable to Restricted Stock, Restricted Stock Units, Performance Shares, Other Stock-Based Awards and Performance-Based Cash Awards. Unless otherwise determined by the Committee at grant or thereafter, and except as otherwise provided in Article XIV, upon a Participant’s Termination for any reason: (i) during the relevant Restriction Period, all Restricted Stock still subject to restriction shall be forfeited; and (ii) any unvested Restricted Stock Units, Performance Shares, Other Stock-Based Awards or Performance-Based Cash Awards shall be forfeited.

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ARTICLE XIV

CHANGE IN CONTROL

14.1 Treatment of Awards. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

(a) If and to the extent that a successor to the Company converts, assumes, substitutes or replaces an Award, the vesting restrictions and/or forfeiture provisions applicable to such Award shall not be accelerated or lapse, and all such vesting restrictions and/or forfeiture provisions shall continue with respect to any shares of the successor or other consideration that may be received with respect to such Award; provided, however, that if the Participant’s employment or other service is terminated, other than for Cause, within 12 months coincident with or immediately following such Change in Control, any unvested Awards shall become fully vested and exercisable upon such termination of employment or other service.

(b) If and to the extent that such Awards are not converted, assumed, substituted for or replaced by a successor to the Company, Participants will receive an amount equal to the consideration per share of Common Stock in such Change in Control (or, in the case of an Appreciation Award, the consideration per share of Common Stock minus the exercise price or base price of such Award).

14.2 Assumption. For the purposes of this Article XIV, an Award shall be considered converted, assumed, substituted for or replaced by a successor if following the Change in Control the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor, the Committee may, with the consent of the successor, provide for the consideration to be received pursuant to the Award, for each share of Common Stock subject thereto, to be solely common stock of the successor substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.

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14.3 Change in Control. Unless otherwise determined by the Committee in the applicable Award agreement (or other written agreement approved by the Committee including, without limitation, an employment agreement), a “Change in Control” shall be deemed to occur following any transaction if: (a) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of the then outstanding securities of the Company (or its successor corporation); provided, however, that a merger or consolidation effected solely to implement a recapitalization of the Company shall not constitute a Change in Control of the Company; or (b) the stockholders of the Company approve a plan of complete liquidation of the Company; provided, that this subsection (b) shall not constitute a Change in Control with respect to the amount of any payment pursuant to an Award under this Plan, or any portion thereof, that is triggered upon a Change in Control and that is intended to constitute “non-qualified deferred compensation” pursuant to Section 409A of the Code; or (c) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets other than (i) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (ii) pursuant to a spinoff-type transaction, directly or indirectly, of such assets to the stockholders of the Company (as further addressed by Section 4.2(b)).

ARTICLE XV

TERMINATION OR AMENDMENT OF PLAN

15.1 Termination or Amendment. Notwithstanding any other provision of this Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, that without the approval of the stockholders of the Company in accordance with the laws of the State of Delaware, to the extent required by the applicable provisions of Rule 16b-3, pursuant to the requirements of Nasdaq Rule 5635(c) or such other applicable stock exchange rule, or, to the extent applicable to Incentive Stock Options under Section 422 of the Code, no amendment may be made which would:

(a)	increase the aggregate number of shares of Common Stock that may be issued under this Plan pursuant to Section 4.1 (except by operation of Section 4.2);

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(b)	increase the maximum individual Participant limitations for a fiscal year under Section 4.1(b) (except by operation of Section 4.2);

(c)	change the classification of Eligible Employees or Consultants eligible to receive Awards under this Plan;

(d)	decrease the minimum option price of any Stock Option or Stock Appreciation Right;

(e)	extend the maximum option period under Section 6.3;

(f)	other than adjustments or substitutions in accordance with Section 4.2, amend the terms of outstanding Awards to reduce the exercise price or base amount of outstanding Stock Options or Stock Appreciation Rights or to cancel outstanding Stock Options or Stock Appreciation Rights in exchange for cash, other Awards or Stock Options or Stock Appreciation Rights with an exercise price or base amount that is less than the exercise price or base amount of the original Stock Options or Stock Appreciation Rights;

(g)	award any Stock Option or Stock Appreciation Right in replacement of a canceled Stock Option or Stock Appreciation Right with a higher exercise price, except in accordance with Section 6.3(g); or

(h)	require stockholder approval in order for this Plan to continue to comply with the applicable provisions of Section 422 of the Code.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.

ARTICLE XVI

UNFUNDED PLAN

16.1 Unfunded Status of Plan. This Plan is an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XVII

GENERAL PROVISIONS

17.1 Legend. The Committee may require each person receiving shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend that the Committee, in its sole discretion, deems appropriate to reflect any restrictions on Transfer.

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All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may, in its sole discretion, deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, The Nasdaq Stock Market or any other national securities exchange system upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

17.2 Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

17.3 No Right to Employment/Directorship/Consultancy. Neither this Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.

17.4 Tax Withholding. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the advance consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

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17.5 No Assignment of Benefits. No Award or other benefit payable under this Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

17.6 Listing and Other Conditions.

(a)	Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or quoted in the over-the-counter market, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or quoted in such market. The Company shall have no obligation to issue such shares unless and until such shares are so listed or quoted, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b)	If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.
(c)	Upon termination of any period of suspension under this Section 17.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d)	A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

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17.7 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

17.8 Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

17.9 Other Benefits. No Award granted or paid out under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

17.10 Costs. The Company shall bear all expenses associated with administering this Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

17.11 No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

17.12 Death/Disability. The Committee may in its sole discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may, in its discretion, also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

17.13 Section 16(b) of the Exchange Act. All elections and transactions under this Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may, in its sole discretion, establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of this Plan and the transaction of business thereunder.

17.14 Section 409A of the Code. The Company does not guarantee the particular tax treatment of an Award granted under this Plan. Awards made under this Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and this Plan, and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

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17.15 Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

17.16 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

17.17 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

17.18 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

17.19 Effect of Prior Plan. All awards under the Prior Plan shall remain subject to the terms of the Prior Plan and any agreement under which such Award was granted; provided, however, that no award under the Prior Plan that was limited by the application of Section 162(m) shall be subject to the application of negative discretion after December 31, 2018.

ARTICLE XVIII

EFFECTIVE DATE OF PLAN

The Plan is was adopted by the Board on February 25, 2019, and approved by the stockholders of the Company on May 24, 2019. The Effective Date is the date on which the Board adopted the Plan, subject to stockholder approval within 12 months following the date on which the Board approved the Plan.

ARTICLE XIX

TERM OF PLAN

No Award shall be granted pursuant to this Plan on or after the tenth anniversary of initial Board approval, as further set forth in Article XVIII, but Awards granted before that date may extend beyond that date.

ARTICLE XX

NAME OF PLAN

This Plan shall be known as “The Steven Madden, Ltd. 2019 Incentive Compensation Plan.”

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EXHIBIT A

PERFORMANCE GOALS

1.	Performance goals established for purposes of the grant or vesting of Awards shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following performance goals (“Performance Goals”):

(a)	earnings per share;

(b)	operating income;

(c)	net income;

(d)	cash flow;

(e)	gross profit;

(f)	gross profit return on investment;

(g)	gross margin return on investment;

(h)	gross margin;

(i)	working capital;

(j)	earnings before interest and taxes;

(k)	earnings before interest, tax, depreciation and amortization;

(l)	return on equity;

(m)	return on assets;

(n)	return on capital;

(o)	revenue growth;

(p)	total shareholder return;

(q)	economic value added;

(r)	specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion;
(s)	the Fair Market Value of the shares of the Company’s Common Stock;

(t)	the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends;

(u)	reduction in expenses;

(v)	customer satisfaction;

(w)	customer loyalty;

(x)	style indexes;

(y)	number of new patents;

(z)	employee retention;

(aa)	market share;

(bb)	market segment share;

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(cc)	product release schedules;

(dd)	new product innovation;

(ee)	new product introduction;

(ff)	product cost reduction through advanced technology;

(gg)	brand recognition and/or acceptance;

(hh)	ship targets; or

(ii) such other goals as the Committee may determine.

2.	The Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence which the Committee determines should be appropriately excluded or adjusted, including:

(a)	restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Standards Codification (ASC) 225 and/or ASC 360 and/or management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year;

(b)	an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or
(c)	a change in tax law or accounting standards required by GAAP.

3.	Performance goals may also be based upon individual Participant performance goals, as determined by the Committee, in its sole discretion.

4.	In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. The Committee may:

(a)	designate additional business criteria on which the performance goals may be based; or

(b)	adjust, modify or amend the aforementioned business criteria.

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STEVE MADDEN

STEVEN MADDEN, LTD.
ATTN: LISA KEITH
52-16 BARNETT AVENUE
LONG ISLAND CITY, NY 11104

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 21, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SHOO2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 21, 2024. Have your proxy card in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V40989-P06607 — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STEVEN MADDEN, LTD.

The Board of Directors recommends you vote FOR all the nominees listed below.

	For All	Withhold All	For All Except
1. To elect eleven directors to the Board of Directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Edward R. Rosenfeld
02) Peter A. Davis
03) Al Ferrara
04) Mitchell S. Klipper
05) Maria Teresa Kumar
06) Rose Peabody Lynch
07) Peter Migliorini
08) Arian Simone Reed
09) Ravi Sachdev
10) Robert Smith
11) Amelia Newton Varela

The Board of Directors recommends you vote FOR proposals 2, 3, 4, and 5.

	For	Against	Abstain
2. TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.	☐	☐	☐
3. TO APPROVE, BY NON-BINDING ADVISORY VOTE, THE EXECUTIVE COMPENSATION DESCRIBED IN THE STEVEN MADDEN, LTD. PROXY STATEMENT.	☐	☐	☐
4. TO APPROVE AN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF STEVEN MADDEN, LTD. TO INCORPORATE NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION AND TO INTEGRATE PRIOR AMENDMENTS.	☐	☐	☐
5. TO APPROVE AMENDMENTS TO THE STEVEN MADDEN, LTD. 2019 INCENTIVE COMPENSATION PLAN.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly be presented at the meeting or any adjournments or postponements thereof.

Authorized Signatures - This section must be completed for your vote to be counted. Date and Sign Below.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date   Signature (Joint Owners)   Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2023 Annual Report on Form 10-K are available at www.proxyvote.com.

V40990-P06607

STEVEN MADDEN, LTD.
THIS PROXY IS BEING SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

PLEASE CLEARLY INDICATE A RESPONSE BY CHECKING ONE OF THE BOXES NEXT TO EACH OF THE PROPOSALS

The undersigned stockholder(s) of Steven Madden, Ltd. (the "Company") hereby appoint(s) Edward R. Rosenfeld and Lisa Keith, and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held in a virtual-only format at 10:00 a.m., Eastern Time, on May 22, 2024, at www.virtualshareholdermeeting.com/SHOO2024, and at any adjournments or postponements thereof, with authority to vote all shares of Common Stock of the Company held or owned by the undersigned on March 28, 2024, in accordance with the directions indicated herein.

Without limiting the generality of this Proxy, Mr. Rosenfeld and Ms. Keith are each authorized to vote: (a) as specified upon the proposals listed hereon and described in the Proxy Statement for the Meeting; and (b) in their discretion upon any matter that may properly come before the Meeting to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.

THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN; UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED (i) FOR THE ELECTION OF THE ELEVEN (11) NOMINEES NAMED (PROPOSAL 1), (ii) FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2024 (PROPOSAL 2), (iii) FOR THE APPROVAL OF THE EXECUTIVE COMPENSATION DESCRIBED IN THE COMPANY'S PROXY STATEMENT (PROPOSAL 3), (iv) FOR THE APPROVAL OF AN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF STEVEN MADDEN, LTD. TO INCORPORATE NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION AND TO INTEGRATE PRIOR AMENDMENTS (PROPOSAL 4), AND (v) FOR THE APPROVAL OF AMENDMENTS TO THE STEVEN MADDEN, LTD. 2019 INCENTIVE COMPENSATION PLAN (PROPOSAL 5). THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.